                                                                   EXHIBIT 10.27

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT ("LEASE") is made and entered into as of the date on which the last one of Landlord and Tenant has executed this Lease, by and between WALT DISNEY WORLD CO., a Florida corporation authorized to transact business in the State of California (hereinafter referred to as "LANDLORD"), and BUILD-A-BEAR WORKSHOP, INC., a Delaware corporation authorized to transact business in the State of California (hereinafter referred to as "TENANT").

                              W I T N E S S E T H :

         WHEREAS, Landlord owns or leases that certain parcel of land lying and being in the City of Anaheim, Orange County, California, commonly known as the "THE DISNEYLAND RESORT(R) PROJECT";

         WHEREAS, Landlord (or its Affiliates) is developing within THE DISNEYLAND RESORT(R) PROJECT a certain retail, dining and entertainment complex, which is currently known as "DOWNTOWN DISNEY(R)";

         WHEREAS, among other things, Landlord intends that the retail, dining and entertainment facilities of DOWNTOWN DISNEY(R) be of a completely first-class nature and operation, consistent with the quality and operating standards of THE WALT DISNEY COMPANY including, without limitation, THE DISNEYLAND RESORT(R) PROJECT;

         WHEREAS, Tenant wishes to lease a portion of a building within THE DISNEYLAND RESORT(R) PROJECT for the operation of a first-class, high end specialty retail store selling make-it-yourself plush teddy bears and other animals and accessories for such teddy bears and animals, all in accordance with the requirements of this Lease; and

         WHEREAS, the parties wish to enter into this Lease for the aforesaid purposes, subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the terms, covenants and conditions herein contained, the sums of money to be paid hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties agree as follows:

1.       DEFINITIONS; PREMISES; TERM.

         1.1.     Definitions.

For purposes of this Lease, the following terms shall have the following meanings, unless the context requires otherwise:

                  1.1.1. "ADA" shall have the meaning set forth in Section 2.10 hereof.





* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.

                  1.1.2. "ADDITIONAL RENT" shall have the meaning set forth in Subsection 3.4.1 hereof.

                  1.1.3. "AESTHETIC ASPECTS" shall mean, collectively, all graphics, signage, partitions and materials (and the location thereof), finish, color, texture, decoration, furnishings, fixtures, equipment, lighting, artwork and landscaping (and the location thereof) affecting public areas, all architectural designs (interior and exterior) for the Premises, site plans, materials, furnishings and artwork (and the location thereof), both interior and exterior, and all other aesthetic considerations for the Site, the interior and exterior of the Improvements and the Furnishings.

                  1.1.4. "AFFILIATE" of a person or entity shall mean: (i) any person or entity that, directly or indirectly, controls or is controlled by or is under common control with such person or entity; (ii) any other person or entity that owns, beneficially, directly or indirectly, ten percent or more of the outstanding capital stock, shares or equity interests of such person or entity; or (iii) any officer, director, employee, partner or trustee of such person or entity, or any person or entity controlling, controlled by or under common control with such person or entity (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person or entity); provided, however, that Euro Disney SA. and Euro Disney S.C.A. shall not be Affiliates of Landlord. For the purposes of this definition, "control" (including the correlative meanings of the terms "controls," "controlled by" and "under common control with"), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise.

                  1.1.5. "ANNUAL BUDGET" shall have the meaning set forth in Subsection 23.1.2 hereof.

                  1.1.6. "APPLICABLE RATE" shall mean a per annum interest rate
which is equal to the lesser of; (i)   *   or (ii) the highest rate of interest
then allowable pursuant to applicable Law.

                  1.1.7. "APPLICABLE RULES" shall have the meaning set forth in
Section 1.7 of the Development Agreement.

                  1.1.8. "ATTRACTION" shall have the meaning set forth in Subsection 4.10.2 hereof.

                  1.1.9. "AUTHORITY" shall have the meaning set forth in Section
22.2 hereof.

                  1.1.10. "BOOKS AND RECORDS" shall have the meaning set forth in Subsection 3.3.1 hereof.

                  1.1.11. "BUSINESS DAY" shall mean any day other than Saturday, Sunday or a day when most U.S. banks are closed.


* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.




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

                  1.1.12. "CAPITAL BUDGET" shall have the meaning set forth in Subsection 23.1.2 hereof

                  1.1.13. "CHANGES" shall have the meaning set forth in Section
4.1.5. hereof.

                  1.1.14. "CHANGE OF CONTROL" shall have the meaning set forth in Section 18.2 hereof.

                  1.1.15. "CLEANUP LAWS" shall have the meaning set forth in
Section 22.2 hereof.

                  1.1.16. "CLAIMS" shall have the meaning as set forth in Subsection 1.4.2 hereof.

                  1.1.17. "COMMENCEMENT DATE" shall mean the earliest to occur of: (i) the date on which any portion of the business to be operated within the Premises opens for business to the public, or (ii) the Outside Opening Date.

                  1.1.18. "COMMON AREAS" shall have the meaning set forth in Subsection 4.12.1 hereof.

                  1.1.19. "COMPETING STORE" shall have the meaning set forth in
Section 23.4 hereof.

                  1.1.20. "COMPLETED" shall have the meaning set forth in
Section 2.12 hereof.

                  1.1.21. "CONDITIONS OF APPROVAL" shall have the meaning set forth in Section 1.17 of the Development Agreement.

                  1.1.22. "CONFIDENTIAL INFORMATION" shall mean all non-public, confidential or proprietary information that Landlord or any of Landlord's Affiliates make available to Tenant or any of Tenant's Affiliates, or that Tenant, or any of Tenant's Affiliates make available to Landlord or any of Landlord's Affiliates, in connection with this Lease. Confidential Information shall include, but not be limited to, the specific terms and conditions of this Lease as well as information related to the past, present and future plans, ideas, business strategies, marketing programs, activities, customers and suppliers of Landlord, Tenant, Landlord's Affiliates and/or Tenant's Affiliates. "Confidential Information" shall not include information that: (i) was, at the time of its disclosure, already in the possession of the receiving party; (ii) is or becomes generally available to the public other than as a result of a breach of this Lease by the receiving party or its Representatives; or (iii) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or its Representatives; provided, however, that such source is not to the knowledge of the receiving party bound by a confidentiality agreement or other legal or fiduciary obligation of secrecy to the disclosing party.

                  1.1.23. "CONTRACT DOCUMENTS" shall mean the final plans and specifications for the Improvements and Furnishings approved by Landlord, in Landlord's sole discretion.

                  1.1.24. "CPI" shall have the meaning set forth in Subsection
3.1.2. hereof.

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

                  1.1.25. "DESIGN AND CONSTRUCTION SCHEDULE REQUIREMENTS AND MILESTONES" shall mean those requirements and milestones attached hereto as Exhibit C and made a part thereof.

                  1.1.26. "DEVELOPMENT AGREEMENT" shall mean Development Agreement No. 96-01 executed by and between Landlord and the City of Anaheim and dated as of October 22, 1996, and all amendments and modifications thereto.

                  1.1.27. "DISNEY DOLLARS" shall mean those certain certificates sold or given by Landlord and its Affiliates which can be redeemed for merchandise and services at certain locations owned or leased by Landlord and its affiliates.

                  1.1.28. "DISNEY PROPERTY" shall have the meaning set forth in
Section 1.25 of the Development Agreement.

                  1.1.29. "DISNEY SALARIED EMPLOYEE" shall have the meaning set forth in Subsection 23.5.2 hereof.

                  1.1.30. "DISNEY STANDARD" shall have the meaning set forth in Subsection 4.4.1 hereof.

                  1.1.31. "DOWNTOWN DISNEY(R)" shall mean the retail, dining and entertainment complex being developed within THE DISNEYLAND RESORT(R)PROJECT. Although such term is used throughout this Lease, Landlord may change the name of such retail, dining and entertainment complex in its sole and absolute discretion, and all references herein to "DOWNTOWN DISNEY(R)" shall be deemed changed to such new name.

                  1.1.32. "EARLY TERMINATION FEE" shall have the meaning set forth in Subsection 23.3 hereof.

                  1.1.33. "EPA" shall have the meaning set forth in Section 22.3 hereof.

                  1.1.34. "EVENT OF DEFAULT" shall have the meaning set forth in
Section 20.1 hereof.

                  1.1.35. "EXECUTION DATE" shall mean the date on which the last of Landlord and Tenant execute this Lease.

                  1.1.36. "EXPENSES" shall have the meaning set forth in Section
24.5 hereof.

                  1.1.37. "EXPIRATION DATE" shall mean the eleventh (11th) anniversary of the Commencement Date unless this Lease is sooner terminated pursuant to its terms, in which event the Expiration Date shall be deemed to be the effective date of such termination.

                  1.1.38. "FEE MORTGAGE" shall have the meaning set forth in Subsection 17.1.1 hereof.

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

                  1.1.39. "FEE MORTGAGEE" shall have the meaning set forth in Subsection 17.1.2 hereof.

                  1.1.40. "FINANCIAL OFFICER'S CERTIFICATE" shall have the meaning set forth in Section 23.2 hereof.

                  1.1.41. "FIVE COUNTY REGION" shall mean the geographic region comprised of Orange County, California; Los Angeles County, California; San Diego County, California; Riverside County, California; and San Bernardino County, California, on the Execution Date.

                  1.1.42. "FORCE MAJEURE" shall have the meaning set forth in
Section 24.25 hereof.

                  1.1.43. "FURNISHINGS" shall mean all: (x) furniture, fixtures, and equipment (including, without limitation, fixtures, display cases and lighting equipment) for sales areas, corridors and other public rooms and places and for all storerooms and offices on the Premises; and (y) all Personalty necessary and/or proper for the complete and comfortable use, enjoyment, occupancy and operation of a first-class, high-end Build-A-Bear Workshop specialty store hereafter procured and installed in the Shell Premises at Tenant's sole cost and expense and in accordance with the Contract Documents. The term "Furnishings" does not include Tenant's Merchandise, Supplies, consumable goods or inventory.

                  1.1.44. "GAAP" shall have the meaning set forth in Subsection
3.3.1 hereof.

                  1.1.45. "GLA" shall mean the gross leaseable area of the Premises, calculated to the exterior faces of exterior walls for each level including any mezzanine. No deductions shall be made for columns, shafts, stairs, ramps, elevators, or loading docks.

                  1.1.46. "GOVERNMENTAL AUTHORITY" shall mean all applicable federal, state, county, city, district, territory and political subdivisions of the United States and any board, bureau, council, commission, department, agency, court, legislative body or other instrumentality of the United States or any state, or any country, city or political subdivision thereof.

                  1.1.47. "GROSS SALES" shall mean all revenues received by, or paid to, Tenant or to any other person, corporation or other entity for the use, account or benefit of Tenant from whatever source (including, without limitation, (x) the actual sales price, whether wholly or partially for cash, on credit, or otherwise, for all food, beverages and goods, wares, merchandise and services of any kind, and (y) all other receipts) arising upon, out of or in connection with all business conducted on, in and from the Premises, whether for wholesale, retail, cash, credit, trade-ins or otherwise (including, but not limited to, sales made by mail, telephone, internet or other method although said sales may be made or filled elsewhere, all revenues derived from telephone (including local, long-distance, public telephone booths, etc.) or other electronic service or interactive media (e.g., the Internet), all deposits not refunded to purchasers, and all orders taken on, in and from the Premises although said orders may be filled elsewhere). Each sale on credit (including, without limitation, sales paid for with Disney Dollars) shall be treated as a sale for the full price in cash during the month in which such sale is initially made, without reserve or deduction for inability or failure to collect, and irrespective of the time when Tenant actually receives payment (whether full or partial) from its customer or any applicable credit or credit card agency. Gross Sales of any sublessee, concessionaire or licensee shall be treated as if made by Tenant (provided, however, nothing contained herein shall be deemed Landlord's consent to any sublessee, concessionaire or licensee). Gross Sales shall exclude: (a) returns to suppliers or vendors; (b) sales of fixtures or equipment after use thereof in the conduct of Tenant's business on the Premises provided that such fixtures or equipment are replaced by now fixtures or equipment to be used for the same use; (c) sales of fixtures or equipment that are no longer reasonably necessary for the ongoing operations of the Premises; (d) any amounts received by Tenant on account of insurance proceeds; (e) cash or credit card refunds made upon transactions included within Gross Sales not exceeding, however, the sales price of the item upon which cash or credit refund is made; (f) the amount of any city, county, state or federal taxes or luxury or excise taxes on sales which are either added to the sales price or absorbed therein and paid to the taxing entity by Tenant; (g) revenues, royalties, fees and/or income received by Tenant in connection with franchise agreements other than with respect to the Premises; (h) proceeds of the sale of inventory outside the ordinary course of Tenant's business in connection with
any winding down of Tenant's operations at the end of the Lease Term;   *

         Gross Sales shall include (a) insurance proceeds received as a result of a loss of Merchandise to the extent that such proceeds exceed Tenant's cost for such items and (b) the proceeds of business interruption insurance or other insurance intended to provide or insure payment to mitigate lost sales.

         Gross Sales shall not be deemed cumulative from one Lease Year to any succeeding Lease Year; rather, they shall be computed separately for each Lease Year on an accrual basis in accordance with generally accepted accounting principles consistently applied. Nothing contained in this definition shall authorize any activities by Tenant which are prohibited by (or which are not expressly permitted by, as the case may be) any other provision of this Lease.

                  1.1.48. "HAZARDOUS MATERIAL" shall have the meaning set forth in Section 22.1 hereof.

                  1.1.49. "HAZARDOUS MATERIALS CONTAMINATION" shall have the meaning set forth in Section 22.5 hereof.

                  1.1.50. "IMPROVEMENTS" shall mean (x) all improvements (other than Landlord's Work) within the Shell Premises required to construct a 5,905 square foot, first-class, high-end Build-A-Bear Workshop specialty store, in accordance with the requirements of this Lease, all subject to the requirements of applicable Laws and Project Requirements, and (y) any and all other improvements (other than Landlord's Work) hereafter located on, or attached or

* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.

affixed to, the Site and constructed, installed or placed on the Site, all pursuant to plans and specifications acceptable to Landlord in Landlord's sole discretion, and any and all modifications, alterations and replacements thereof. The term Improvements does not include the Site.

                  1.1.51. "INDEMNIFIED PARTIES" shall have the meaning set forth in Section 15.1 hereof.

                  1.1.52. "INDEMNIFIED PARTY" shall have the meaning set forth in Section 15.3 hereof.

                  1.1.53. "INDEMNIFYING PARTY" shall have the meaning set forth in Section 15.3 hereof.

                  1.1.54. "INDEX" shall have the meaning set forth in Subsection
3.1.2 hereof.

                  1.1.55. "LANDLORD" shall mean Walt Disney World Co., a Florida corporation, authorized to do business in the State of California, and shall include the legal representatives, successors and assigns of Landlord.

                  1.1.56. "LANDLORD DELAY" shall mean an actual delay in Tenant's opening for business by the Outside Opening Date which was caused by an act or omission of Landlord or any Landlord Affiliate which is not permitted by the terms of this Lease.

                  1.1.57. "LANDLORD SPONSORSHIP AGREEMENTS" shall have the meaning set forth in Subsection 5.1.1 hereof.

                  1.1.58. "LANDLORD'S WORK" shall have the meaning set forth in
Section 2.1 hereof.

                  1.1.59. "LAWS" shall mean all federal, state, county, municipal and other governmental constitutions, statutes, ordinances, codes, regulations, resolutions, rules, requirements and directives, permits, licenses and officially adopted plans and policies, and all decisions, judgments, writs, injunctions, orders, decrees or demands of courts, administrative bodies and other authorities construing any of the foregoing. "Law" shall be the singular reference to Laws.

                  1.1.60. "LEASE" shall mean this Lease Agreement, together with any and all exhibits and attachments which may be part of this Lease Agreement, as the same may be hereafter amended in accordance with this Lease.

                  1.1.61. "LEASE YEAR" shall mean a period of twelve (12) calendar months commencing on October 1 and ending on September 30, and each succeeding twelve (12) month period during the Term. The first Lease Year shall consist only of that period of time from the Commencement Date through and including the following September 30th. To the extent any computation or other provision of this Lease is based upon, or provides for an action to be taken on, an entire Lease Year basis, an appropriate proration or other adjustment shall be made in respect of any Lease Year that consists of periods which are less than the a full twelve (12)

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calendar month (such proration or adjustment being based upon the actual number of days in such partial Lease Year).

                  1.1.62. "LOGO" shall mean, collectively, (x) that certain design and art work designated by Tenant as its logo, a copy of which is attached hereto as Exhibit E and incorporated herein by reference, which design and artwork Tenant has registered with the United States Copyright Office and/or the United States Patent and Trademark Office, (y) Tenant trademarks approved by Landlord in Landlord's sole discretion and (z) Tenant Trade Names (such as Build-A-Bear Workshop, which has been approved by Landlord) approved by Landlord in Landlord's sole discretion.

                  1.1.63. "MANAGEMENT AGREEMENT" shall have the meaning set forth in Subsection 4.15 hereof.

                  1.1.64. "MANAGER" shall have the meaning set forth in Section
4.14 hereof.

                  1.1.65. "MERCHANDISE" shall mean any merchandise or other consumer product.

                  1.1.66. "MINIMUM NET WORTH" shall have the meaning set forth in Section 23.2 hereof.

                  1.1.67. "MINIMUM RENT" shall have the meaning set forth in
Section 3.1 hereof.

                  1.1.68. "MITIGATION MEASURES" shall have the meaning set forth in Section 1.44 of the Development Agreement.

                  1.1.69. "NET WORTH" shall have the meaning set forth in
Section 23.2 hereof.

                  1.1.70. "OPERATING CONDITIONS, RULES AND REGULATIONS" shall mean those conditions, rules and regulations set forth on Exhibit F attached hereto and made a part hereof, and such other rules and regulations which may be promulgated by Landlord from time to time in its sole and absolute discretion.

                  1.1.71. "OPERATING BUDGET" shall have the meaning set forth in Subsection 23.1.2 hereof.

                  1.1.72. "OSHA" shall have the meaning set forth in Section
22.3 hereof.

                  1.1.73. "OUTSIDE CONSTRUCTION COMMENCEMENT DATE" shall have the meaning set forth in Subsection 2.3.1 hereof.

                  1.1.74. "OUTSIDE OPENING DATE" shall mean the later of (i) November 1, 2001 or (ii) one hundred twenty (120) days after delivery by Landlord of the Shell Premises to Tenant.

                  1.1.75. "PERCENTAGE RENT" shall mean the amount calculated as Percentage Rent in accordance with Subsection 3.2.1 of this Lease.

                  1.1.76. "PERSONALTY" shall mean an article which is a chattel, is not physically annexed or affixed to the Premises and is capable of being removed without structural or functional damage to the Premises.

                  1.1.77. "PERMITTED USE" shall have the meaning set forth in Subsection 4.1.1 hereof.

                  1.1.78. "PREMISES" shall mean, collectively, the Shell Premises, the Improvements and Furnishings. As the context may require, references to the "Premises" may refer only to a portion or portions of the Premises. The Premises does not include the Site.

                  1.1.79. "PREVAILING PARTY" shall have the meaning set forth in
Section 24.5 herein.

                  1.1.80. "PRIME RATE" shall mean the rate of interest announced or published by the then largest (as measured by deposits) state chartered bank operating in California as its "Prime Rate", "Reference Rate" or other similar benchmark for commercial borrowers then in effect (or if such Prime Rate, Reference Rate or other similar benchmark is no longer published and announced, an equivalent substitute therefor).

                  1.1.81. "PROJECT" shall have the meaning set forth in Section
1.54 of the Development Agreement.

                  1.1.82. "PROJECT APPROVALS" shall have the meaning set forth in Section 1.55 of the Development Agreement.

                  1.1.83. "PROJECT COMPLETION" shall have the meaning set forth in Section 2.12 hereof.

                  1.1.84. "PROJECT DESIGN FEATURES" shall have the meaning set forth in Mitigation Monitoring Program 0067, as defined in the Development Agreement, as modified.

                  1.1.85. "PROJECT REQUIREMENTS" shall mean (i) The Disneyland Resort Specific Plan, (ii) the Development Agreement, including, without limitation, Applicable Rules, Conditions of Approval, Mitigation Measures, Project Approvals, and Project Design Features, (ii) the Tenant Design and Construction Standards, and (iv) the Design and Construction Schedule Requirements and Milestones and all covenants, terms, conditions, approvals and requirements contained, incorporated or referenced in any of such documents.

                  1.1.86. "RECEIVING PARTY" shall have the meaning set forth in
Section 24.3 hereof.

                  1.1.87. "RELEASE" shall have the meaning set forth in Section
22.1 hereof.

                  1.1.88. "RENT" shall include, collectively, the Minimum Rent, Percentage Rent, and any Additional Rent as specified in this Lease.

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

                  1.1.89. "REPRESENTATIVES" shall have the meaning set forth in Subsection 24.12.1 hereof.

                  1.1.90. "REQUESTING PARTY" shall have the meaning set forth in
Section 24.3 hereof.

                  1.1.91. "SALES THRESHOLD" shall have the meaning set forth in
Section 1.5 hereof.

                  1.1.92. "SHELL PREMISES" shall mean the improvements to be constructed by Landlord as part of Landlord's Work within the area shown on Exhibit A attached hereto as the diagram outlining the Shell Premises.

                  1.1.93. "SIMILAR BUSINESS" shall mean another operation of the same (or similar) name, theme or concept, or any part thereof, as that of Tenant's proposed use of the Premises as set forth in this Lease.

                  1.1.94. "SITE" shall mean that certain site within that tract or parcel of land owned or controlled by Landlord within the City of Anaheim, Orange County, California, within or directly adjacent to the Project intended to be developed by Landlord, on which the Shell Premises is located.

                  1.1.95. "SUBSTANTIALLY ALL OF THE PREMISES" shall have the meaning set forth in Section 14.1 hereof.

                  1.1.96. "SUBSTANTIALLY COMPLETE" shall mean when referring to Landlord's Work, that all of Landlord's Work is complete in accordance with the Project Requirements other than punchlist items and exterior work which does not materially and adversely affect Tenant's ability to commence or complete Tenant's Work.

                  1.1.97. "SUPPLIES" shall have the meaning set forth in Subsection 4.3.1. hereof.

                  1.1.98. "TAKING" shall have the meaning set forth in Section
14.1 hereof.

                  1.1.99. "TAKING DATE" shall have the meaning set forth in
Section 14.1 hereof.

                  1.1.100. "TAXES AND ASSESSMENTS" shall mean any and all of the following which shall or may during the Term be charged, laid, levied, assessed, imposed, become due and payable or liens upon, or arise in connection with the use, occupancy or possession of, or grow due or payable out of or for, the Site, the Premises (or any part thereof), the Improvements, the Furnishings, or the Rent, or otherwise with respect to this Lease, at any time during the Term of this Lease: real property and personal property taxes, ad valorem taxes, assessments (including, without limitation, special assessments), excises, permit and impact fees, charges in respect of mitigation measures or otherwise imposed by Project Requirements, charges made by any public or quasi-public authority; for or relating to Improvements, Furnishings or betterments related directly or indirectly to the Premises, sanitary taxes or charges, sewer or water taxes or charges, rapid transit taxes or charges and any other governmental or quasi-governmental impositions, charges, encumbrances, levies, assessments or taxes of any nature whatsoever, whether general or special, whether ordinary or extraordinary, whether foreseen or unforeseen and whether payable in installments or not, related directly or indirectly to the Premises; together with any tax or other charge levied, assessed or imposed upon this Lease, the Site, the Premises and/or Improvements, (or the use thereof) in lieu of or in addition to the foregoing under or by virtue of any present or future Laws. Taxes and Assessments shall include any tax levied or imposed upon or assessed against, the Rent reserved hereunder or income arising herefrom), to the extent the same are in lieu of, in addition to, or a substitute for any of the Taxes and Assessments hereinabove described. Taxes and Assessments shall not include any profit, income, revenue or similar tax upon the income of Landlord or any franchise, corporate, estate, partnership, inheritance or succession tax on Landlord, except to the extent that any of same are in lieu of or substitution for any of the Taxes or Assessments.

                  1.1.101. "TENANT" shall mean Build-A-Bear Workshop, Inc., a Delaware corporation, and any permitted successors and assigns.

                  1.1.102. "TENANT IMPROVEMENT ALLOWANCE" shall have the meaning set forth in Section 2.1. hereof.

                  1.1.103. "TENANT SPONSOR" shall have the meaning set forth in Subsection 5.2.1. hereof.

                  1.1.104. "TENANT DESIGN AND CONSTRUCTION STANDARDS" shall mean those standards and guidelines for the design and construction of Tenant's Improvements attached hereto as Exhibit B and made a part hereof.

                  1.1.105. "TENANT'S EXISTING ALLIANCES" shall have the meaning set forth in Subsection 5.2.1 hereof.

                  1.1.106. "TENANT'S WORK" shall include, the initial construction and erection of any Improvements by or on behalf of Tenant on the Site and the installation of Furnishings therein in accordance with the approved Contract Documents.

                  1.1.107. "TERM" shall have the meaning set forth in Subsection 1.3.1 hereof.

                  1.1.108. "THE AUTHORITY" shall have the meaning set forth in
Section 15.1 hereof.

                  1.1.109. "THE DISNEYLAND RESORT(R) PROJECT" shall mean the Project.

                  1.1.110. "THE CITY" shall have the meaning set forth in
Section 15.1 hereof.

                  1.1.111. "THE DISNEYLAND RESORT SPECIFIC PLAN" or "SPECIFIC PLAN" shall have the meaning set forth in Section 1.66 of the Development Agreement.

                  1.1.112. "THE DISNEYLAND RESORT SPECIFIC PLAN AREA" shall have the meaning set forth in Section 1.67 of the Development Agreement.

                  1.1.113. "THEME PARK" (x) shall have the meaning set forth in
Section 18.78.060.010.0101 of the Anaheim Municipal Code (AMC) (including, without limitation, Disneyland(R)), and shall include Retail Entertainment Centers as defined in Section 18.78.030.1105 of the AMC; (y) shall mean all facilities, the primary business of which is offering rides or similar amusement devices, including, without limitation, attractions, game arcades, rides, virtual reality, shows and other entertainment elements, regardless of whether an admission fee is charged (collectively, "ATTRACTIONS"); and (z) shall mean any and all areas and facilities (including, without limitation, resorts, shopping areas, golf courses and restaurants) associated, and/or commonly marketed, with such Attractions.

                  1.1.114. "THEME PARK MATERIALS" shall have the meaning set forth in Section 4.7.2 hereof.

                  1.1.115. "THREATENED RELEASE" shall have the meaning set forth in Section 22.1 hereof.

                  1.1.116. "TI ALLOWANCE CONDITIONS" shall have the meaning set forth in Section 2.1 hereof.

                  1.1.117. "TRADE NAME" shall have the meaning set forth in Subsection 4.8.1 hereof.

                  1.1.118. "TRANSFER" shall have the meaning set forth in
Section 18.2 hereof.

                  1.1.119. "TURNOVER DATE" shall have the meaning set forth in Subsection 1.3.1 hereof.

                  1.1.120. "UTILITIES" shall mean potable water, sanitary sewer, natural gas, electrical, telephone, data, telecommunication, cable television, electricity and storm water connections.

         1.2.     Premises.

In consideration of the agreements, terms, covenants, conditions, requirements, provisions and restrictions to be kept, observed, performed, satisfied and complied with by Tenant, and of the Minimum Rent specified and provided for in this Lease, and upon the terms and conditions herein stated, Landlord hereby lets, leases and demises unto Tenant, and Tenant hereby leases, takes and accepts from Landlord, the Premises, without any representation or warranty (expressed or implied) by Landlord except as explicitly set forth in this Lease, subject to the following:

                  (a) Landlord's written approval, in Landlord's sole discretion, of (x) all plans and specifications for the construction of the Improvements and the installation of the Furnishings, and (y) the construction of the Improvements and the installation of the Furnishings, all in accordance with this Lease;

                  (b) All applicable Laws, Project Requirements, the Operating Conditions, Rules and Regulations, and all building and zoning ordinances;

                  (c) All easements, encumbrances and other matters of record;

                  (d) All encroachments, overlaps, lot ties, boundary line disputes or other matters which would be disclosed by an accurate survey or inspection of the Premises or a review of title matters affecting the Site; and

                  (e) All terms and conditions set forth in this Lease.

Tenant acknowledges that prior to or subsequent to the Execution Date, Landlord and/or Landlord's Affiliates may subdivide the Project and/or enter into lot tie agreements, easements or other matters affecting the Site. This Lease shall at all times be subject and subordinate to all such subdivisions, lot ties, easements or other matters affecting the Site. As a condition to entering into this Lease, Tenant agrees and acknowledges that Tenant and any subtenants and/or assignees shall execute any and all documents required by Landlord in connection with such subdivision, lot tie, easement or other matter affecting the Site. If any such party fails to execute any such agreement upon request, Landlord may execute such agreement on behalf of such party. In addition, Tenant agrees to use its best efforts to ensure that Tenant's lenders or creditors, and the lenders or creditors of any subtenant and/or assignee, execute any and all documents reasonably required by Landlord in connection with such subdivision, lot tie, easement or other matter affecting the Site.

         1.3.     Term.

                  1.3.1. The "TERM" of this Lease shall be eleven (11) years commencing on the Commencement Date and continuing for eleven (11) years thereafter. Landlord shall give Tenant possession of the Shell Premises with Landlord's Work substantially complete on a date (the "TURNOVER DATE") that is on or before August 1, 2001, so that Tenant may commence its internal construction. Subsequent to the Turnover Date, Landlord shall complete Landlord's Work concurrently with Tenant completing its construction. Tenant agrees that if Landlord fails for any reason to deliver possession of the Shell Premises to Tenant on or before the Turnover Date, and such failure results in a delay by Tenant in opening the Premises to the public for business by the date designated by Landlord, then Tenant's sole and exclusive remedy in such event and in lieu of all other remedies (including, but not limited to, cancellation of this Lease or specific performance, which are hereby expressly waived), shall be the day for day extension of the Outside Opening Date provided herein; provided, however, that if Landlord fails to deliver possession of the Shell Premises to Tenant by January 9, 2002 (subject to Force Majeure or any other event(s) beyond Landlord's reasonable control), then as Tenant's sole additional remedy (Tenant hereby waiving any claim for direct, indirect or consequential damages or any punitive or exemplary damages), Tenant may terminate this Lease by giving Landlord its written notice of termination. If Tenant elects to terminate this Lease as aforesaid, then notwithstanding anything herein to the contrary, the exercise of such right shall be Tenant's sole and exclusive remedy in such event, in lieu of all other remedies (and other such remedies being hereby waived by Tenant). Pre-opening occupancy (i.e., it being understood and agreed that the term "occupancy" as used in this sentence shall not include any portion of Tenant's business being open to the public for business) of the Premises by Tenant prior to the Commencement Date shall be subject to all of the terms and provisions of this Lease excepting only those requiring the payment of Minimum Rent, Percentage Rent, Taxes and Assessments. Landlord and Tenant each agree that at the request of either party they will, following the Commencement Date, execute and deliver a written acknowledgment or agreement acknowledging that Tenant has accepted possession and reciting the exact Commencement Date of this Lease.

         1.4.     Opening.

                  1.4.1. Tenant acknowledges that DOWNTOWN DISNEY(R) opened to the public on January 1, 2001, and that substantially all of the businesses located at DOWNTOWN DISNEY(R) are open and operating as of the date of this Lease. Tenant understands that it is the desire and intention of Landlord to have all of the respective businesses to be conducted within and from DOWNTOWN DISNEY(R) (including the Premises and the business to be conducted by Tenant at the Premises) open for business as soon as possible. Accordingly, Tenant acknowledges and agrees that it is a material benefit to Landlord for Tenant to complete its construction of the Premises and be in a position to open its business to the public no later than the Outside Opening Date.

                  1.4.2. Landlord shall not be obligated or liable to Tenant for, and Tenant hereby expressly waives any claims against Landlord on account of, any damages, costs or expenses of any nature whatsoever which Tenant or any other person may incur as a result of any delays, interferences, suspensions, rescheduling, congestion, disruptions or the like in connection with Tenant's Work arising from or out of any act or omission of Landlord or any other person or entity (including, without limitation, any of Landlord's Affiliates), unless caused by or arising out of Landlord's or Landlord's Affiliate's gross negligence or willful misconduct. Tenant shall defend, hold harmless and indemnify Landlord and Landlord's Affiliates against any and all claims, liabilities, damages, costs or expenses of any nature whatsoever, (herein "CLAIMS") arising from or out of Tenant's failure to open the Premises to the public for business on or before the Outside Opening Date, unless such failure was caused by Landlord Delay, Force Majeure, a Taking or fire or other casualty. If any claim, action or proceeding is brought against Landlord or a Landlord Affiliate in connection with any indemnified Claim, Tenant upon notice from Landlord, shall defend the same at Tenant's expense with counsel approved in writing by Landlord. Tenant's obligations under this Subsection shall survive the expiration or earlier termination of this Lease.

                  1.4.3. If Tenant does not complete Tenant's Work and open the Premises to the public for business on or before the Outside Opening Date, subject to a day for day extension for any Landlord Delay, Force Majeure, Taking or fire or other casualty, then in addition to any other remedies available to Landlord, Landlord shall have the following non-exclusive options:

                         (i) At any time thereafter, but prior to the Project
Completion (as defined in Section 2.12 below) of the Work, and the actual opening of the entire Premises for business to the public, Landlord may terminate this Lease by providing written notice to Tenant, whereupon the following shall occur:

                             (1) Tenant shall immediately surrender possession
of the Premises to Landlord;

                                 (2) Landlord shall succeed to ownership of all
of the Improvements (provided, however, that this clause shall not be construed to grant Landlord the right to use those portions of the Improvements which bear the Build-A-Bear Workshop Trade Name or the mark of other intellectual property owned by Tenant); and

                                 (3) Tenant shall have no further rights
hereunder;

                           (ii)  Landlord may elect to not terminate this Lease
and Tenant shall pay to Landlord, in addition to the Rent herein reserved to Landlord, liquidated damages to compensate Landlord for the Percentage Rent Tenant would have paid to Landlord had Tenant opened the Premises for business by the Outside Opening Date, in an amount equal to one hundred percent (100%) of the annual Minimum Rent payable by Tenant hereunder, prorated on a daily basis, for each and every day from the Outside Opening Date, until the day on which the Work is Substantially Completed and the Premises are opened for business to the public in accordance with the provisions of this Lease. The parties acknowledge that it will be extremely difficult, if not impossible, to ascertain with certainty the lost Percentage Rent which might be sustained by Landlord due to the failure of the Premises to be open for business by the Outside Opening Date, and, accordingly, the parties have agreed upon the liquidated damages set forth in this Subsection as fair and reasonable compensation. The foregoing liquidated damages provisions shall not be considered a penalty pursuant to California Law.

Payment of the amounts described in the immediately preceding paragraph is not intended as forfeiture or a penalty within the meaning of California Civil Code Sections 3275, 3369, 3389 or similar authorities, but is intended to constitute liquidated damages to Landlord in respect of lost percentage rent pursuant to the requirements of California Civil Code Section 1671. By their respective initials set forth below, Landlord and Tenant agree that the aforesaid amounts are reasonable as liquidated damages from Tenant in respect to lost percentage Rent for Tenant's failure to open the Premises for business by the Outside Opening Date.

/s/ MC                                              /s/ CH
------------------                                  ------------------
Tenant's Initials                                   Landlord's Initials

                           (iii) Landlord may, at its election, reenter the
Premises and, without terminating this Lease, at any time and from time to time relet the Premises or any parts thereof for the account and in the name of Tenant or Landlord or otherwise to cure any default by Tenant or to exercise any other right or remedy of Landlord hereunder (provided, however, that this clause shall not be construed to grant Landlord the right to use those portions of the Improvements which bear the Build-A-Bear Workshop Trade Name or the mark of other intellectual property of Tenant). Landlord may execute any leases made under this provision either in Landlord's name or in Tenant's name and shall be entitled to all Rents from the use, operation or occupancy of the Premises or improvements or both. Tenant shall nevertheless pay to Landlord on the due date specified in this Lease the equivalent of all sums required of Tenant under this Lease, plus Landlord's expenses, less the proceeds of any reletting or attornment.

In addition to all other rights and remedies it may have, Landlord shall have all the rights and remedies of a landlord under Section 1951.4 of the California Civil Code. Landlord may do all things reasonably necessary for such reletting, including completing shell and/or improvement construction, repairing, remodeling and renovating of the Site and/or the Premises and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith If Landlord relets the Premises it shall apply any sums received upon such reletting in the following order of priority: (i) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (ii) to the payment of all costs incurred by Landlord in restoring the Premises to good order and repair, or in completing construction of, remodeling, renovating or otherwise preparing the Premises for reletting; (iii) to the payment of all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the Premises, and in fulfilling Landlord's obligations with respect to such reletting (such as, by way of example, providing services or utilities), (iv) to the payment of Rent (and any interest thereon) due and unpaid hereunder; and (v) the balance, if any, to the payment of future Rent as the same may become due hereunder. No act by or on behalf of Landlord under this provision shall constitute a termination of this Lease unless Landlord gives Tenant notice of termination. Notwithstanding any election by Landlord not to terminate this Lease, Landlord may at any time thereafter elect to terminate this Lease for any previous breach or default hereunder by Tenant which remains uncured or for any subsequent breach or default.

                           (iv) Regardless of whether Landlord exercises (i),
(ii) or (iii) above, if Tenant fails to have Substantially Completed Tenant's Work on or before the Outside Opening Date, Landlord may, at its option, at any time and from time to time, enter upon the Site and the Premises and do whatever is required to complete the same, including, but not limited to, taking possession of all materials, plans, tools, fixtures, machines and other equipment situated therein, and proceeding with all of Tenant's contracts, using Tenant's contractors, and Landlord shall have no liability to Tenant for any loss or damage resulting in any way from such action by Landlord, and Tenant agrees to reimburse to Landlord, promptly upon demand, any expense incurred by Landlord in taking such action, with interest thereon at the Applicable Rate, if not so paid on demand.

         1.5.     Kick-out.

                  1.5.1. Notwithstanding anything contained herein, if Tenant
fails to achieve annual Gross Sales from the Premises of at least   *   (the
"SALES THRESHOLD") during the   *   full Lease Year, Tenant shall have the
one-time right to terminate this Lease upon ninety (90) days prior written notice to Landlord. To be effective, such right must be exercised by Tenant
within ninety (90) days following the end of the   *   full Lease Year. Such
termination right shall lapse and be of no farther force and effect if notice of termination is not served in a timely manner. Such notice of termination shall be accompanied by evidence, satisfactory to Landlord of the amount of Gross
Sales for the   *  full Lease Year. If for any reason Tenant is not open for
business 365 days during such   *   full Lease Year, then the Sales Threshold
shall be prorated for the number of days Tenant is actually open for business during such time. If Tenant elects to terminate the Lease pursuant to this Subsection 1.5.1, Tenant shall remain open and operating in accordance with the terms and provisions of this Lease until the date that is ninety (90) days from the date Landlord receives Tenant's notice. On or before such date of termination, Tenant shall reimburse Landlord for the unamortized portion of the Tenant Improvement Allowance (amortized on a straight-line basis over eleven
(11) years).

* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.

                  1.5.2. Notwithstanding anything contained herein, if Tenant
fails to achieve the Sales Threshold during the   *   full Lease Year, Landlord
shall have the one-time right to terminate this Lease upon at least one hundred twenty (120) days prior written notice to Tenant. To be effective, such right must be exercised by Landlord within one hundred twenty (120) days following the
end of the   *   full Lease Year. Such termination right shall lapse and be of no further force and effect if notice of termination is not served in a timely manner. If for any reason Tenant is not open for business 365 days during such
* full Lease Year, then the Sales Threshold shall be prorated for the number of days Tenant is actually open for business during such time. If Landlord elects to terminate the Lease pursuant to this Subsection 1.5.2, Tenant shall remain open and operating in accordance with the terms and provisions of this Lease until the date that is specified in Landlord's notice to Tenant, which date shall not be earlier than one hundred twenty (120) days from the date Tenant receives Landlord's notice. On or before such date of termination, Landlord shall reimburse Tenant the difference between (i) the unamortized value of Tenant's leasehold Improvements (based on Tenant's actual, out-of-pocket costs verified by bona fide purchase receipts, bills of sale, or other written evidence reasonably satisfactory to Landlord) (amortized using straight-line
amortization over an 11 year term) and (ii)    *   (which represents a portion
of the Tenant Improvement Allowance).

2.       CONSTRUCTION.

         2.1. Scope of Landlord's Work and Tenant's Work.

                  Landlord shall, at its sole cost and expense, design and construct the work described on Exhibit D attached hereto as Landlord's Work ("LANDLORD'S WORK"). In addition, Landlord shall design and install (in accordance with Landlord's standards and design criteria) an HVAC system, together with one (1) shared, common area service elevator and one (1) public guest elevator. The approximate location of the elevators is depicted on Exhibit
A. Tenant acknowledges and agrees that the design, construction and installation of Landlord's Work, as well as the HVAC system and both elevators, shall be in "as is" condition on the Turnover Date. Tenant shall, at its sole cost and expense, design and construct the Improvements within and upon the Shell Premises and install the Furnishings therein in accordance with the terms of this Lease. Tenant acknowledges that the design and construction of the Improvements is intended to be a unique, first class Build-A-Bear Workshop specialty store of an exceptionally high quality which is consistent with a theme park location, and that the Premises will be Tenant's flagship location in the greater Los Angeles and Orange County area. Tenant shall spend approximately
* per square foot toward the Improvements and Furnishings. Tenant shall provide Landlord upon execution of this Lease with a detailed breakdown, in form reasonably acceptable to Landlord, of how it shall expend funds to design and construct the Improvements. Landlord shall also have the right from time to time and at any time, at its expense, to have an independent certified public accountant selected by Landlord perform an audit or other review of all of Tenant's books and records regarding the cost of constructing the Improvements in order to verify the amount spent by Tenant; provided, however, that if such audit or review discloses that Tenant has not complied with its obligations under this Section 2.1 (within a five percent (5%) margin of error), then the cost of such audit or review shall be paid by Tenant to Landlord, upon demand.
Landlord agrees to provide Tenant an allowance in the amount of up to   *
toward the Improvements (the "TENANT IMPROVEMENT ALLOWANCE"). The Tenant Improvement Allowance shall be given to


* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.

Tenant in the form of a credit against Rent in accordance with the terms set forth in the remainder of this Section. Provided that the TI Allowance Conditions (defined below) have been met, Landlord shall grant Tenant a credit
against Rent up to the amount of    *   , which credit shall be calculated and
allocated as follows: (a) a credit against Minimum Rent in the amount of    *
for the first twelve (12) months of the Term only (commencing on the Commencement Date); and (b) a credit against Percentage Rent (in the amount of
up to    *   on Gross Sales which exceed   *   ) but are less than    *  , for
the first twelve (12) months of the Term only (commencing on the Commencement
Date). There shall be no credit against Percentage Rent due on Gross Sales of * or more in any event, and such Percentage Rent shall be due and payable in accordance with the terms of this Lease. In no event shall the Rent credit
described above extend beyond the  *   of the Term. For purposes of this Lease,
the "TI ALLOWANCE CONDITIONS" are as follows: (x) Tenant must provide Landlord with properly executed lien waivers from all of its contractors and subcontractors or, with respect to an existing lien, must bond over any such lien; (y) Tenant must deliver bona-fide receipts or other underlying support documentation reasonably acceptable to Landlord in connection with Tenant's construction of the Improvements; and (z) Tenant must open for business and must attain Project Completion (as defined in Section 2.12 below).

         2.2.     Plans, Specifications and Designs.

All plans, permits, specifications and designs prepared by, for, or on behalf of Tenant for Tenant's Work and submitted to Landlord shall conform and be consistent with the Specific Plan, the City of Anaheim General Plan, all Laws (including ADA) and all other Project Requirements. Tenant's design of its Improvements shall be strictly in accordance with the Tenant's Design and Construction Standards and all other design guidelines promulgated from time to time by Landlord in its sole and absolute discretion, and shall meet the Design and Construction Schedule Requirements and Milestones. Landlord agrees that it will not charge Tenant for Landlord's review of Tenant's design, provided that Tenant does not submit multiple designs to Landlord (except in response to Landlord's comments).

         2.3.     Commencement and Completion of Improvements and Furnishings.

                  2.3.1. Tenant shall commence construction of the Improvements within the time frame set forth in the Design and Construction Schedule Requirements and Milestones (the "OUTSIDE CONSTRUCTION COMMENCEMENT DATE"). All of Tenant's construction shall be completed in accordance with the Tenant Design and Construction Standards and all other construction guidelines promulgated from time to time by Landlord in its sole and absolute discretion (provided that such construction guidelines do not materially delay Tenant's Work and Landlord gives Tenant advance notice thereof, and Landlord will use reasonable efforts to give Tenant written notice thereof), and the Design and Construction Schedule Requirements and Milestones.

                  2.3.2. If Tenant fails to commence construction by the Outside Construction Commencement Date (subject to a day for day extension for any Landlord Delay, Force Majeure, Taking or fire or other casualty), Landlord shall have the right, at Landlord's sole option, at any time thereafter, but prior to the actual commencement of construction, to terminate this Lease upon five (5) Business Days' prior written notice to Tenant, whereupon all documents, plans and


* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.

specifications for the proposed Improvements and Furnishings prepared by Tenant, or any contractor, engineer, architect or agent of Tenant, shall be delivered to (and title thereof shall be vested in) Landlord. In addition, whether or not Landlord has elected to terminate this Lease, if Tenant fails to commence construction by the Outside Construction Commencement Date, then, commencing on and continuing until the earlier to occur of: (i) the date on which a new tenant procured by Landlord has commenced paying rent to Landlord for the Premises (it being understood, however, that nothing contained herein shall require Landlord to find or attempt to find such a new tenant); or (ii) the date on which Tenant commences construction (provided Tenant commences such construction prior to the date on which Landlord has procured a replacement tenant for the Premises), Tenant shall pay liquidated damages to Landlord to reimburse Landlord for the damages that Landlord sustains as a result of Tenant not constructing and
operating the Improvements as aforesaid, in an amount equal to    *   of the
annual Minimum Rent payable by Tenant hereunder, prorated on a daily basis, per day, which amount shall be paid monthly, in advance, on the first day of each month commencing on the Outside Construction Commencement Date. The parties acknowledge that it would be extremely difficult, if not possible, to ascertain with certainty the lost Percentage Rent which might be sustained by Landlord due to the failure to commence construction by the Outside Construction Commencement Date, and, accordingly, the parties have agreed upon the liquidated damages set forth in this Section as fair and reasonable compensation. The foregoing liquidated damages provisions shall not be considered a penalty pursuant to California Law.

Payment of the amounts described in the immediately preceding paragraph is not intended as forfeiture or a penalty within the meaning of California Civil Code Sections 3275, 3369, 3389 or similar authorities, but is intended to constitute liquidated damages to Landlord in respect of lost percentage rent pursuant to the requirements of California Civil Code Section 1671. By their respective initials set forth below, Landlord and Tenant agree that the aforesaid amounts are reasonable as liquidated damages from Tenant in respect to lost percentage Rent for Tenant's failure to commence construction of the Improvements by the Outside Construction Commencement Date.

/s/ MC                                              /s/ CH
------------------                                  --------------------
Tenant's Initials                                   Landlord's Initials

Tenant's obligations under this Section shall survive the termination of this Lease. Tenant acknowledges and agrees that while the liquidated damages per day payment will, in accordance with the provisions of this Section, cease if Tenant commences the work after the Outside Construction Commencement Date (but prior to Landlord having procured a replacement tenant for the Premises), none of the deadlines established in this Lease (including, without limitation, the Outside Opening Date) shall be extended by virtue of such failure of Tenant to commence construction by such Outside Construction Commencement Date.

                  2.3.3. In addition to and not in limitation of the foregoing rights and remedies available to Landlord in the event that Tenant fails to commence construction by the Outside Construction Commencement Date or to open for business by the Outside Opening Date as required under Section 1.4 (subject to a day for day extension for any Landlord Delay, Force Majeure, Taking or fire or other casualty), Tenant agrees that following termination of this Lease by Landlord as a result of the failure to commence construction by the Outside Construction


* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.

Commencement Date or failure to open for business by the Outside Opening Date, neither Tenant nor any of Tenant's Affiliates may, either directly or indirectly (whether through legal or beneficial means or otherwise) for a period of five
(5) years after the date of such termination, own, hold, develop, construct, sponsor, manage, operate, lease, license, franchise or otherwise participate in (whether in conjunction with a third party or otherwise) any Similar Business within a ten (10) mile radius of THE DISNEYLAND RESORT(R) PROJECT. Tenant's obligations under this Section shall survive the termination of this Lease.

                  2.3.4. Notwithstanding anything in Subsection 2.3.2 or 2.3.3 to the contrary, if Tenant did not commence construction on or before the Outside Construction Commencement Date, but opens for business by the Outside Opening Date, Landlord shall waive any penalties due under Subsection 2.3.2 and
2.3.3 above.

                  2.3.5. Once commenced, the construction of the Improvements and installation of the Furnishings shall be prosecuted with due diligence and continuity in strict accordance with the Contract Documents (subject to Landlord Delay, Force Majeure, a Taking, fire or other casualty), so that the Premises will be ready to be opened for business to the public not later than the Outside Opening Date.

                  2.3.6. In the event of any delays or disruptions which would result in a delay in Tenant completing Tenant's Work by such Outside Opening Date (subject to a day for day extension for any Landlord Delay, Force Majeure, Taking or fire or other casualty), Tenant shall take all necessary steps and accelerate Tenant's Work in order to be open by such Outside Opening Date. All costs associated with such acceleration (including, but not limited to, overtime labor costs and extra costs for accelerated delivery of materials or the Furnishings) shall be borne by Tenant.

         2.4. Landlord's Approval of Architect, Contractor, Etc.; Copies of Contracts.

The architects, engineers and consultants selected by Tenant for the design of the Improvements, the general contractor selected by Tenant for the construction of the Improvements and installation of the Furnishings and all subcontractors, shall be licensed in the State of California and shall be subject to the prior approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion. Landlord agrees that if Tenant submits a "short list" of architects and contractors on or before June 25, 2001, Landlord will respond to such "short list" on or before July 1, 2001. Tenant shall furnish to Landlord copies of all contracts for any work in connection with the construction of the Improvements and installation of the Furnishings (including, without limitation, all contracts for the purchase of materials and supplies in connection therewith).

         2.5.     Inspection.

Landlord shall have the right to inspect any of Tenant's Work at all times during normal working hours and to maintain at the Premises for that purpose (at its own expense) such architects, engineers and other technical persons as it may deem necessary; provided, however, that Landlord shall not thereby assume any responsibility for the proper performance of Tenant's Work in accordance with the terms of this Lease, nor any liability arising from the improper performance thereof. In the event that Landlord, during any such inspection, discovers any material or aesthetic deviation or defect in the construction of the Improvements or the installation of the Furnishings, Landlord may promptly notify Tenant and Tenant shall, as promptly as is reasonably possible, correct the same.

         2.6.     Cessation of Work.

Tenant shall promptly notify Landlord of all construction schedules and substantial changes therein. If there should at any time be a stoppage of any work in excess of, or anticipated by Tenant to be in excess of, five (5) consecutive days which is not commercially reasonable, Tenant shall, at Landlord's option, be deemed to be in default hereunder.

         2.7.     Coordination.

                  2.7.1. Tenant recognizes that (a) DOWNTOWN DISNEY(R) is open to the public during hours designated by Landlord in its sole and absolute discretion, and (b) there may be other construction activities in the immediate vicinity of the Site. Tenant shall comply with the Tenant Design and Construction Standards and Landlord's Operating Conditions, Rules and Regulations regarding access and coordination of Tenant's Work, and Tenant shall coordinate Tenant's Work to assure that the performance of any of Tenant's Work (and any other work (including, without limitation, repairs, maintenance and replacements of or to the Improvements) performed by or on behalf of Tenant in accordance with this Lease) does not materially disrupt or materially interfere with activities or traffic at THE DISNEYLAND RESORT(R), and does not materially disrupt or interfere with any other construction in the vicinity of the Site. Prior to and during the performance of Tenant's Work, at Tenant's request, Landlord will provide Tenant with a current schedule of the business hours for DOWNTOWN DISNEY(R) and a schedule of any proposed Landlord construction activities in the vicinity of the Premises so that Tenant can adjust its schedule accordingly. Landlord may change the scope of or schedule of proposed activities in the vicinity of the Premises from time to time without liability to Tenant. Landlord may from time to time promulgate construction rules and regulations concerning, among other things, the coordination, safety and appearance of the Premises during construction activities, to which Tenant shall be bound and with which Tenant shall comply.

                  2.7.2. Tenant agrees that it will not at any time prior to or during the Term, either directly or indirectly employ any contractor, subcontractor, mechanic or laborer, or permit any materials in the Premises or the Project, if the use of such contractor, subcontractor, mechanic or laborer or such materials would, in Landlord's sole and exclusive opinion, create any difficulty, work slowdown, sabotage, strike or jurisdictional dispute with other contractors, subcontractors, mechanics and/or laborers engaged by Tenant or Landlord or others, or would in any way disturb the peaceful and harmonious construction, maintenance, cleaning, repair, management, security or operation of the Project or any part thereof. In the event of any interference or conflict, Tenant, upon written or oral demand of Landlord or its agent, shall cause all contractors, subcontractors, mechanics or laborers, or all materials causing, in Landlord's sole and exclusive opinion, such interference, difficulty or conflict, to leave or be removed from the Premises immediately. Tenant does hereby agree to defend, save and hold Landlord harmless from any and all loss arising thereby, including, without limitation, any reasonable attorneys' fees and disbursements and any claims made by contractors, subcontractors, mechanics and/or laborers so precluded from having access to the Project.

                  2.7.3. Lay-Down Area. In order for Tenant to comply with the Project Requirements, Landlord shall provide (free of charge to Tenant) a lay-down area for Tenant's construction of its Improvements. Tenant acknowledges and agrees that no parking will be provided for Tenant or its construction workers in connection with Tenant's build-out of the Premises.

         2.8.     Quality of Work.

The quality of all materials and workmanship incorporated into the Improvements and Furnishings (including, without limitation, repairs, maintenance and the replacement of or to the Improvements) shall meet the Disney Standard, as hereinafter defined, and shall be of an exceptionally high level consistent with a theme park location.

         2.9.     Prerequisites to Commencement of Tenant's Work.

Before the commencement of any of Tenant's Work, Tenant shall satisfy all of the following requirements:

                  2.9.1. Landlord shall have approved the Contract Documents in writing as herein provided;

                  2.9.2. The Contract Documents are filed by Tenant (at Tenant's sole cost and expense) with and approved by all applicable Governmental Authorities having or claiming jurisdiction, and with any public utility companies having an interest therein, if required by such utility companies, and all necessary approvals and permits have been obtained by Tenant at Tenant's sole cost and expense, and copies thereof delivered to Landlord;

                  2.9.3. If required by Landlord, Tenant shall, at Tenant's sole cost and expense, erect and install a temporary enclosure approved by Landlord in its sole discretion, which shall enclose the Site (or a portion thereof, as determined by Landlord) during the performance of Tenant's Work, which may include graphics including (i) a reference to DOWNTOWN DISNEY(R) satisfactory to Landlord in its sole discretion with respect to size, color, graphics and all other characteristics and (ii) such other graphics as are approved by Landlord in its sole discretion. Such enclosure shall meet all state and local fire codes and any standards required by Landlord's insurers, and shall otherwise comply with the Operating Conditions. Tenant acknowledges that the windows in the Premises currently have a display that prevents any view into the Premises, and that such display shall remain in place until Tenant opens for business;

                  2.9.4. Tenant has obtained all necessary certificates, licenses, permits, authorizations, consents and approvals from all applicable Governmental Authorities;

                  2.9.5. Before entering upon the Site for performance of any of Tenant's Work, Tenant shall furnish to Landlord a payment, performance and completion bond in an amount reasonably satisfactory to Landlord, but not less than the amount of Tenant's general contract for the completion of Tenant's Work, and written by a surety company acceptable to Landlord, guaranteeing the full performance and completion of Tenant's Work, and payment of all amounts in connection therewith, in accordance with this Lease and free of all liens; and

                  2.9.6. Tenant shall provide Landlord with evidence that Tenant has obtained all insurance required by this Lease, including, but not limited to, builder's risk insurance.

         2.10. Compliance with Law.

At Tenant's sole cost and expense, Tenant shall comply with all Project Requirements, Operating Conditions, Rules and Regulations, and all Laws of all Governmental Authority (including any agreements entered into by Tenant or an Affiliate of Tenant with the Department of Justice), with respect to the Premises or any part or aspect thereof or any aspects of Tenant's construction of the Improvements and installation of the Furnishings (including, without limitation, maintenance and the replacement of or to the Improvements and Furnishings) thereon, and with the requirements and regulations, if any, of any public utilities, the insurance underwriter (Factory Mutual) or insurance inspection bureau having or claiming jurisdiction, or any other body exercising similar functions, and of all insurance companies then writing policies maintained by Tenant or Landlord providing coverage to the Premises, or any part thereof, and any provisions of Landlord's insurance coverage of which Landlord has given Tenant written notice.

Tenant represents and guarantees to Landlord that the construction of the Improvements (including, without limitation, repairs, maintenance, and replacement of or to the Improvements) will be performed and completed in a good and workmanlike manner and in accordance with the provisions of this Lease and all applicable Laws (including, but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), and the related implementing regulations, codes, rules and accessibility guidelines, as such acts and related regulations, codes, rules and guidelines may be amended from time to time (collectively, the "ADA").

         2.11. Permits.

Tenant shall obtain any permits (including, but not limited to any applicable permits from any of the agencies listed below having jurisdiction), licenses or similar authorizations to design, develop, construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Premises (including, without limitation, those required by reason of any applicable environmental Laws) other than in connection with Landlord's Work. Notwithstanding the foregoing, Tenant shall not submit any applications to obtain any permits (including, without limitation, demolition, grading and building permits) or approvals from any governmental or quasi-governmental agency, including, without limitation, South Coast Air Quality Management District, Southern California Association of Governments, Regional Water Quality Control Board, Orange County Flood District and the Orange County Health Department without first submitting such applications to Landlord for Landlord's review and approval, which shall be promptly granted or withheld in Landlord's sole discretion. At Landlord's request, Tenant shall make such modifications to any permit applications as Landlord reasonably requests. At Landlord's option, Landlord may elect to obtain any or all permits and approvals from any or all of the foregoing or other entities and agencies on Tenant's behalf and at Tenant's expense. Tenant shall, if needed, acquire from Landlord or its Affiliate at competitive rates any AQMD emission offsets if Landlord or its Affiliate acquires such. Tenant shall bear the cost of complying with any requirements or conditions imposed by any of governmental or quasi-governmental agencies and/or authorities in connection with the issuance of any new permits or the modification of any existing permits in conjunction with the construction and operation of the Premises.

         2.12.    Project Completion.

Tenant shall not be deemed to have "Completed" Tenant's Work until: (a) all exterior and interior signs, furniture, fixtures, equipment, floor and wall coverings, lighting, Merchandise, and all other items necessary to operate the Premises as a first-class Build-A-Bear Workshop specialty retail store have been completed, installed and delivered to the Premises; (b) a certificate of occupancy and all other required licenses and permits have been issued by the appropriate Governmental Authorities for the Premises; and (c) Tenant has provided Landlord with copies of all of the foregoing documents. Tenant shall be deemed to have attained "PROJECT COMPLETION" (herein so called) of Tenant's Work once Tenant's Work has been Completed.

         2.13.    Evidence of Project Completion.

Upon Tenant's Project Completion in accordance with the approved Contract Documents, Tenant shall procure and provide Landlord, to the satisfaction of Landlord in its sole and absolute discretion, with copies of: (i) a temporary certificate of occupancy from the appropriate governmental and quasi-governmental authorities verifying the Project Completion thereof as aforesaid; (ii) a certificate from Tenant's architect in charge of Tenant's Work verifying that Tenant's Work has been so completed, and (iii) a detailed cost breakdown of all funds expended on the design and construction of the Improvements and installation of the Furnishings, in form reasonably acceptable to Landlord. The issuance of the foregoing shall not be deemed to relieve Tenant of its obligation under the terms of this Lease to complete any and all such work in accordance with the Contract Documents. Tenant shall deliver a final certificate of occupancy from the appropriate governmental and quasi-governmental authorities upon it being issued.

         2.14.    Cost of Construction.

As soon as practicable after the Project Completion but no later than sixty (60) days after the opening of the Premises to the public, Tenant shall deliver to Landlord a written certification and affidavit: (i) setting forth the total cost to complete Tenant's Work, including architectural, engineering, legal and other professional fees and costs, and the costs of all Furnishings and supplies purchased and installed by Tenant to initially operate the Premises; and (ii) stating that the Premises are free and clear of all liens and encumbrances.

         2.15.    Removal of Trash.

Tenant shall, at its sole cost and expense, promptly remove from the Premises all trash and other rubbish which may accumulate in connection with any construction work (or any other activities) by or on behalf of Tenant in such manner as prescribed by Landlord.

         2.16.    Project Schedules.

Tenant shall provide project scheduling based upon the Design and Construction Schedule Requirements and Milestones. The Design and Construction Schedule and Milestones will serve as an essential measurement of Tenant's compliance with the terms of the Lease.

Tenant shall, based upon electronic templates provided by Landlord, provide a project schedule which incorporates a schedule of design submittals, a materials procurement schedule and a construction activities schedule. The project schedule shall fully integrate the work of all designers, contractors, subcontractors and major suppliers. Tenant shall submit the initial project schedule to Landlord within 21 calendar days of Lease signing. The schedule shall employ the Critical Path Method in development and maintenance of the schedule in Precedence Diagram Mode. The CPM network shall incorporate activity descriptions, sequence, logic relationships, duration estimates and resource loading. Tenant shall not use any "float suppression" techniques in preparing the schedule, such as preferential sequencing or logic, special lead/lag constraints or over-estimating activity durations. Time units for all schedules shall be in work days, and no construction activity scheduled to commence within 60 days of the data date shall have a duration greater than 5 work days. Construction activities scheduled to start more than 60 days from the data date shall not have a duration exceeding 20 days. Tenant shall provide all data files to Landlord electronically.

Upon first acceptance by Landlord, the project schedule shall become the "Baseline Schedule" against which all subsequent schedule updates shall be made, and against which Tenant shall report progress and variances and by which Landlord will monitor Tenant's compliance with Lease requirements and Design and Construction Schedule Requirements and Milestones. Landlord and Tenant will conduct bi-weekly reviews of the progress of Tenant's Work and compare that progress to the agreed project schedule. This review will include actual activity start and completion dates and related variances, forecast activity start and completion dates and related variances and progress of all activities under way at the time of the review. Landlord and Tenant will conduct monthly schedule reviews to determine planned versus actual progress to date, compliance with Lease submittal requirements, Design and Construction Schedule Requirements and Milestones and any changes to the work plan or implementation required to comply with the project schedule.

Tenant shall prepare professional quality presentations of all scheduling and sequencing information and as may be required to communicate its proposed work plans in restricted areas or to implement its coordination obligations under this Lease.

         2.17.    Aesthetic Aspects and Visual Art.

Tenant shall work with Landlord (at Tenant's sole cost and expense) during all phases of design development to ensure that the Aesthetic Aspects of the Premises are consistent with the overall architectural scheme and designs of DOWNTOWN DISNEY(R). Tenant acknowledges and agrees that Landlord requires that the Premises not contain any works of "Visual art" (as such term is defined or contemplated in 17 U.S.C. Sections 106A, 113 or successor statutes or similar
Law) without Landlord's prior consent in Landlord's sole and absolute discretion. If Landlord does consent to the installation or placement of any such work in or upon the Premises, Tenant shall, prior to any such installation or placement, obtain from all artists and creators of such work, to the fullest extent permitted by Law, a full and complete acknowledgment and assignment (or waiver, in the event assignment is not possible) in favor of Landlord and Tenant (and their respective successors and assigns) of the benefits of any provision of law known as "droit moral," "moral rights" or similar law, to the effect that such artists and creators acknowledge and agree that such installation or placement may subject such work of visual art to destruction, distortion, mutilation or other modification by reason of its removal from the Premises at a later date or otherwise, and such acknowledgment and waiver shall otherwise be in form and substance satisfactory to Landlord in its sole discretion.

         2.18. Landlord Approval.

Landlord acknowledges that the plan approval process set forth in this Article 2 requires the cooperation of Landlord in expediting Landlord's review of and comments on proposed plans. Accordingly, Landlord agrees to exercise reasonable efforts to respond to Tenant's submittals, as soon as reasonably practicable, from receipt. Landlord's approval hereunder of any plans (including, without limitation, the Contract Documents and any future alterations, modifications or additions thereto) shall not be construed as approval of the safety or structural adequacy of the improvements detailed therein or their conformity to sound architectural or engineering standards or practices or to any applicable building codes or other legal requirements, it being understood and agreed that, as between Landlord and Tenant, Tenant shall be solely responsible for such matters and Tenant shall hold Landlord and Landlord's Affiliates harmless from all claims and liabilities arising therefrom. Any of Tenant's Work which does not conform to the Contract Documents approved by Landlord and all applicable Laws shall, if so required by Landlord or by Law, be removed or reconstructed by Tenant at Tenant's cost.

         2.19. Ownership of Plans; Exclusive Rights to Design; Ownership of Improvements.

Landlord shall be furnished with a complete set of "as-built" drawings upon the Project Completion of Tenant's Work. Landlord shall be deemed the owner of the Contract Documents and all designs of the Improvements, as well as any additions or modifications thereto; provided, however, that nothing in this Section shall be construed to grant Landlord the right to use the Build-A-Bear Workshop Trade Name, trade mark or other intellectual property owned by Tenant. Such ownership rights shall not, however, be deemed to subject Landlord to any responsibility for the safety or adequacy of such plans or to any liability in the event such plans, or the design represented thereby, are deficient in any manner. Tenant shall not be entitled to utilize such plans or replicate the design and/or appearance of the Improvements to be constructed on the Site, at any location other than the Site, unless Landlord expressly consents in writing to such use, which consent Landlord may be granted or withheld in Landlord's sole discretion. Tenant shall be deemed the owner of the Improvements during the Term, and upon the expiration or sooner termination of this Lease, all right, title and interest in, to and under the Improvements shall thereupon vest in Landlord pursuant to the terms of this Lease.

         2.20.    Furnishings.

Tenant shall, at its own cost and expense and in accordance with the Contract Documents, procure and install the Furnishings within or upon the Improvements. Tenant shall be deemed the owner of the Furnishings during the Term, and upon the expiration or sooner termination of this Lease, all right, title and interest in, to and under that portion of the Furnishings which constitute non-trade fixtures shall thereupon vest in Landlord pursuant to the provisions of this Lease.

         2.21.    Expansion of Premises.

Subject to the provisions of Section 11.1, nothing in this Lease shall be deemed to authorize Tenant to renovate, alter or expand the Premises, following its completion, it being understood that Tenant may do so only with the prior written approval of Landlord, which approval Landlord may withhold in its sole discretion.

         2.22.    Signage and Logos.

                  2.22.1. Approval. All permitted signage and advertising identifying or otherwise mentioning the Premises, and the use of Landlord's logos, Tenant's Logos and/or of Tenant's name in signage and advertising, shall be subject to Landlord's approval, in Landlord's sole discretion. To the extent that Landlord's guidelines regarding use of logos and/or advertising, which may be distributed by Landlord from time to time, address such usage, and Tenant's proposed use complies with Landlord's guidelines, Landlord's approval shall not be unreasonably withheld. Tenant shall submit to Landlord for Landlord's approval the relative size of the constituent elements of, and the location, design and style of lettering and colors in all signage and in all advertising and promotional materials; the proximity to Tenant's name, and the relative size of any other name, logo, symbol or other thing, which may be desired to be included by Tenant.

                  2.22.2. Additional Signage. Except as approved by Landlord as part of the Contract Documents and except for small, professionally prepared interior signs identifying a product for sales, Tenant may not erect or display any permanent or temporary exterior or interior signage, banners, displays, announcements or logos without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole discretion. Landlord reserves the right to require Tenant to remove any such small interior signs which Landlord determines, in its sole discretion, to be inconsistent with the Disney Standard or other than in good quality or taste.

                  2.22.3. Trademark Registration. All signage and all uses of Tenant's name by Landlord as permitted elsewhere herein, shall incorporate the lettering style of Tenant's federal trademark registration as shown on Exhibit E attached hereto.

3.       RENT.

         3.1.     Minimum Rent.

Commencing on the Commencement Date, and subject to the provisions for the Tenant Improvement Allowance in Section 2.1 hereof, Tenant shall pay to Landlord each Lease Year (as such term is hereinafter defined), and Tenant covenants and agrees that Tenant will pay to Landlord during the Term, at the address specified in this Lease for the giving of notices to Landlord or at such other place as Landlord may specify, without any right of set-off, deduction, counterclaim, suspension of abatement, and without any prior notice or demand,
the amount of   *   ("MINIMUM RENT").

                  3.1.1. The aforesaid Minimum Rent shall be due and payable in monthly installments, each in the amount equal to one-twelfth (1/12) of the Minimum Rent for each Lease Year and shall be prorated for the time period between the Commencement Date and the commencement of the next Lease Year. Each such installment shall be due and payable, in advance, on or before the first
(1st) day of each month of the Term, commencing on the Commencement Date. If the Commencement Date occurs on a day other than on the first (1st) day of the month in which such date falls, such installment of Minimum Rent shall be prorated based upon the actual number of days in such month.

                  3.1.2. Commencing with the second Lease Year and commencing on the first day of each succeeding Lease Year (each, a "Rent Adjustment Date"), the Minimum Rent payable by Tenant shall be adjusted to be that product (which shall in no event be less than the Minimum Rent payable for the preceding Lease
Year), which is derived by multiplying the Minimum Rent payable for the previous Lease Year by a fraction, the numerator of which shall be the Index (as defined below) in effect for the month of August in the previous Lease Year and the denominator of which shall be the Index in effect for (i) the month of August, 2001 in the case of the first Rent Adjustment Date or (ii) the month of August prior to the preceding Rent Adjustment Date in the case of the second Rent Adjustment Date and each succeeding Rent Adjustment Date. Notwithstanding anything to the contrary in the foregoing, in no event shall the Minimum Rent in
any Lease Year exceed   *   of the Minimum Rent for the previous Lease Year. The
term "INDEX", as used herein, shall mean the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics of the U.S. Department of Labor for Los Angeles-Anaheim-Riverside, California, all items (1982-84=100) ("CPI"); provided, however, that if the CPI described above shall be discontinued, the Index shall be the index of consumer prices in the U.S. most closely comparable to the discontinued Index, after making such adjustments in items included or method of computation as may be prescribed by the agency publishing the same, or as otherwise may be required to compensate for changes subsequent to the Commencement Date. In the event a comparable substitute index is not available, then the price index used in making the CPI-based adjustments provided for in this Lease shall be the successor thereto, compiled and published by an agency of the United States government, which determines the purchasing power of the dollar. If Landlord determines that there is no such index compiled and published by an agency of the United States government, then a nationally recognized firm of independent certified public accountants designated by Landlord shall select a successor price index, government or private, which best reflects changes in the purchasing power of the dollar, and the decision of said accountants in selecting such successor price index to be used hereunder shall be final and binding upon the parties. Landlord shall pay the fees of said accountants payable in respect of their selection of such successor price index. In the event the base reference year used in computing the CPI is changed during the Term, the 1982-84 = 100 index published concurrently by the Bureau of Labor Statistics shall continue to be used in the calculation of adjustments hereunder; provided, however, that in the event the Bureau of Labor Statistics ceases to currently publish the 1982-84 index, then the adjustments provided for in this Lease shall be calculated based upon the new base year index, and in such event Landlord shall apply a conversion factor to such new index for the purpose of making such new index as comparable as practicable with the prior base year index. Such conversion factor shall be


* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.

obtained from the Bureau of Labor Statistics if in fact the Bureau publishes such a conversion factor; otherwise a nationally recognized firm of certified public accountants designated by Landlord shall select a conversion factor.

         3.2.     Percentage Rent.

                  3.2.1. In addition to Minimum. Rent Commencing as of the Commencement Date, and subject to the provisions for the Tenant Improvement Allowance in Section 2.1 hereof, Tenant shall pay to Landlord, and Tenant covenants and agrees that Tenant will pay to Landlord during the Term, at the address specified in this Lease for the payment of Minimum rent hereunder or at such other place as Landlord may specify, without any right of set-off, deduction, counter-claim, suspension or abatement (except as otherwise expressly provided in this Lease to the contrary), and without any prior notice or demand
the sum of (i)   *   of its annual Gross Sales which exceed   *   but are less
than    *   , (ii) *  of its annual Gross Sales which exceed    *   but are less
than    *   and (iii)    *   of its annual Gross Sales in excess of    *   . The
foregoing is collectively referred to herein as "PERCENTAGE RENT". If Gross Sales for the then current Lease Year through the end of any month exceeds * , Tenant shall pay to Landlord as Percentage Rent, on or before the fifteenth
(15th) day of the succeeding calendar month, the product of the amount by which
Gross Sales exceeds   *   , multiplied by the applicable Percentage Rent rate
above, less any Percentage Rent payments previously paid by Tenant to Landlord for such Lease Year during the Term and continuing through that month immediately following the date in which the Expiration Date occurs. For the period between the Commencement Date through the next following September 30, Percentage Rent shall be prorated based on the actual number of days in such period. To calculate Percentage Rent for such period, Tenant shall calculate the Percentage Rent that would be due Landlord for the 12-month period following the Commencement Date, and such amount shall be divided by 365, and the resulting number shall be multiplied by the actual number of days in the period beginning on the Commencement Date and ending on September 30 of the same year. Tenant shall pay such Percentage Rent (if any) on or before the fifteenth (15th) day of the month succeeding the month in which such 12-month period terminates.

                  3.2.2. On or before the fifteenth (15th) day of each month during the Term (including that month immediately following the date in which the Expiration Date occurs), Tenant shall prepare and deliver to Landlord at the place designated by Landlord a statement of Gross Sales made during the preceding month, certified to be true and correct by the chief financial officer of Tenant or other duly authorized officer of Tenant, together with a copy of Tenant's monthly sales tax report for such Lease Period submitted to the State of California, Franchise Tax Board or Department of Revenue. In addition, within thirty (30) days after the expiration of each Lease Year (including the period between the Commencement Date and the commencement of the next Lease Year) and within thirty (30) days after the Expiration Date, Tenant shall prepare and deliver to Landlord at the place designated by Landlord a statement of Gross Sales made and sales tax paid during the preceding Lease Year, certified to be true and correct by Tenant's chief financial officer, as well as a copy of the sales tax return submitted by Tenant. All such monthly and annual statements shall be in such form and shall contain such data as Landlord may reasonably require. If the annual certified statement indicates that the Percentage Rent for the subject Lease Year theretofore paid by Tenant is less than the Percentage

* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.

Rent which was due and payable, then Tenant shall pay the amount of such underpayment along with its submission of its annual statement. If the annual statement indicates that the Percentage Rent for the subject Lease Year theretofore paid by Tenant was in excess of the Percentage Rent which was due and payable, then the amount of such excess shall be credited towards the next installment(s) of Rent due, unless the Term shall have expired or been sooner terminated, in which event the amount of such excess shall be refunded to Tenant (after deducting therefrom any amounts owed by Tenant to Landlord); provided, however, that in no event shall Landlord receive and retain less than the annual Minimum Rent herein specified (subject to Tenant's right to receive the Tenant Improvement Allowance pursuant to the provisions of Section 2.1)

                  3.2.3. Tenant's point of sale system shall be reasonably acceptable to Landlord. Such point of sale system shall be compatible with Landlord's computer system so that Landlord may retrieve data regarding Tenant's sales directly through such means on an as desired basis.

                  3.2.4. In addition, Tenant shall submit an unaudited daily report of Gross Sales (including exclusions thereto). Such count shall be telecopied daily in writing to such person or persons as Landlord may designate from time to time.

         3.3.     Required Records.

                  3.3.1. Tenant shall at all times during the Term keep and maintain (in accordance with generally accepted accounting principles as are at the time applicable and otherwise consistently applied ("GAAP") and separately from any of its other books, records and accounts) accurate, complete and up-to-date books and records pertaining to all operations at or with respect to the Premises, including books of account reflecting all Gross Sales and all matters referred to in this Lease (collectively, "BOOKS AND RECORDS").

                  3.3.2. Tenant shall record all sales and other transactions at the time each sale is made, whether for cash, credit or otherwise, in a non-resettable cash register or registers that contain locked-in cumulative tapes or electronically produced records with cumulative capacity and such other features as shall be acceptable to Landlord. The Books and Records shall include, without limitation: (i) daily electronically produced records or daily dated register tapes and serially numbered sales slips; (ii) settlement report sheets of transactions with any permitted subtenants, concessionaires, and licensees; (iii) electronic, mail or telephone orders; (iv) records showing that any goods returned by guests was purchased by such guests at or through the Premises; (v) duplicate bank deposit slips and bank statements; and (vi) such other records as normally would be required to be kept for the purpose of examination or audit of Gross Sales by an independent accountant in accordance with generally accepted auditing standards.

                  3.3.3. Landlord and its employees, agents or representatives shall have, at all times during normal business hours, complete access to all Books and Records. The Books and Records shall be kept at Tenant's principal address (which is set forth in Section 24.7 hereof) or such other place acceptable to Landlord. Upon at least 24 hours' prior written notice, Landlord shall have the right to cause its own or an independent audit of the Books and Records to be made at any time, at Landlord's cost and expense. Such right of inspection and audit may be exercised by Landlord at any time within three (3) years after the end of the Lease Year to which such Books and Records relate, and Tenant shall maintain all Books and Records for at least such

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

period of time and, if any dispute between the parties with respect to this Lease has arisen and remains unresolved at the expiration of such period of time, for such further period of time until the final resolution of such dispute. Further, each lease or concession agreement or other agreement entered into by Tenant with a permitted subtenant, concessionaire, licensee or other person or entity shall contain a provision pursuant to which Landlord is granted the same rights with respect to the books and records to be maintained as aforesaid, which provisions Tenant shall use its best efforts to enforce (at Tenant's sole cost and expense).

                  3.3.4. If, upon any examination by Landlord or its employees, agents or representatives of the Books and Records, an error shall be revealed which results in there being due to Landlord Additional Rent of any nature, all Rent calculations prior to the date such discovery is made shall be reviewed (whether or not such Rent has been audited pursuant to this Section) and the amount of any overpayment or underpayment of Rent which may be disclosed by such review, together with interest accrued thereon from the date on which such underpayment or overpayment was made until the amount thereof is paid or credited at the Applicable Rate, during such period, shall, in the case of an underpayment, be paid by Tenant to Landlord upon demand, or, in the case of an overpayment, be credited to the next installment or installments of Rent falling due (or, if this Lease shall have expired or been sooner terminated other than by reason of Tenant's default, be repaid by Landlord to Tenant after deducting therefrom any amount owed by Tenant to Landlord). If such error results in there being due to Landlord Additional Rent for any Lease Year in an amount equal to or exceeding three percent (3%) of the Rent theretofore paid by Tenant in respect of such Lease Year, then the cost of the examination revealing such error shall also be paid by Tenant to Landlord, upon demand. In addition, if such error is due to fraud or gross negligence on the part of Tenant or its agents, accountants or employees, then the same shall be deemed an incurable event of default and shall permit Landlord, in addition to all its other rights and remedies under this Lease due to an event of default, to terminate this Lease.

         3.4.     Payments of Rent.

                  3.4.1. All sums of money, other than Minimum Rent and Percentage Rent, which may be due or payable by Tenant to Landlord under this Lease (whether contingent or fixed), including any amounts, taxes, fees, charges, insurance obligations, costs, expenses, obligations, assessments, payments, disbursements or reimbursements whatsoever payable by, attributable to or the responsibility of Tenant, are intended and shall be deemed "ADDITIONAL RENT" for all purposes. Tenant shall pay to Landlord, as "RENT" (herein so called) hereunder, a combination of Minimum Base Rent, Percentage Rent, and Additional Rent as specified hereunder (subject to the provisions for the Tenant Improvement Allowance in Section 2.1 hereof). All such payments of Rent shall be made in lawful money of the United States of America, without any prior demand by Landlord and without any deduction or set-off, at the time, in the manner and in the amounts hereinafter specified by check payable to Landlord mailed or delivered to Landlord at the address hereinafter specified. All such amounts, and any and all other amounts which are attributable to, payable by or the responsibility of Tenant under this Lease, shall constitute "rent" within the meaning of California Civil Code Section 1951(a).

                  3.4.2. All payments of Rent due under this Lease shall be made by check (in current legal tender of the United States as the same is by Law constituted at the time of such

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

payment) and drawn upon a United States bank or other financial institution; provided, however, that if an Event of Default shall exist, if any check is returned because of insufficient funds, or if two or more payments of Rent are not paid when due in any Lease Year, then Landlord shall have the right, in its sole and absolute discretion, to require all future installments of Rent payments be by: (i) wire transfer via the Federal Reserve to an account or accounts designated by Landlord; (ii) certified or cashier's check; or (iii) some other method as Landlord may otherwise direct. If any check is returned because of insufficient funds it shall be deemed that Rent was not received when due and such payment shall be subject to all penalties and interest provided in this Lease for a late payment. Any extension, indulgence or change by Landlord in the mode or time of payment of Rent on any occasion shall not be construed as a waiver of any provision of this Lease, or as requiring or granting a similar extension, indulgence or change by Landlord upon any subsequent occasion. No writing, communication or circumstance of any kind which accompanies or which is given or transmitted in connection with any payment made or to be made by Tenant to Landlord shall effect or cause any accord, satisfaction, release or waiver of any kind against Landlord.

                  3.4.3. Tenant shall pay as a late charge an amount equal to five percent (5%) of any installment or amount of Rent not paid when due. In addition, any such late installment or amount shall bear interest at the Applicable Rate from the date due until paid in full.

                  3.4.4. The obligation to pay all Rent reserved herein, which is due but unpaid as of the expiration or sooner termination of this Lease, shall survive the expiration or sooner termination of this Lease.

                  3.4.5. The parties intend that all Minimum Rent and Percentage Rent received by Landlord shall be entirely net of any costs and expenses incurred in connection with the Premises, whether ordinary or extraordinary, whether foreseen or unforeseen, including, without limitation, utilities, operating costs, changes in Laws, labor and overhead, Taxes and Assessments, insurance, repairs and maintenance except as provided otherwise in this Lease.

                  3.4.6. All payments due under this Lease shall be mailed to such mailing address as Landlord may from time to time designate by notice to Tenant. Any extension, indulgence or change by Landlord in the mode or time of payment of Rent, or any sum due to Landlord hereunder on any occasion shall not be construed as a waiver of any provision of this Lease, or as requiring or granting a similar extension, indulgence or change by Landlord upon any subsequent occasion. The subsequent acceptance by Landlord of any payment owed by Tenant to Landlord under the Lease or the payment of Rent by Tenant shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement, condition or provision of the Lease, other than the failure of Tenant to make the specific payment so accepted by Landlord, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of the making or acceptance of such payment.

         3.5.     No Abatement of Rent.

No abatement, diminution or reduction of Rent, charges or other compensation shall be allowed to Tenant or any person claiming under Tenant, and no abatement, diminution or reduction of Tenant's other obligations hereunder shall be allowed to Tenant, under any circumstances

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

whatsoever including, without limitation, inconvenience, discomfort, interruption of business or otherwise by virtue of, or arising out of: (i) any taking of any portion of the Premises; (ii) the making of alterations, changes, additions, improvements or repairs to the Premises; (iii) any present or future Laws; (iv) restoration of the Premises after damage, destruction or partial condemnation; or (v) any other cause or occurrence.

         3.6.     No Representation as to Amount of Gross Sales.

It is understood and agreed that there has been no promise, guaranty, representation or warranty of any kind whatsoever made by Landlord or any of its employees, agents or representatives as to the success or failure of the business to be conducted within the Premises, including, without limitation, the minimum or maximum amount of Gross Sales which may or shall be made in the Premises during any Lease Year during the Term.

         3.7.     Tax on Rent.

In addition to the Minimum Base Rent and Percentage Rent and any other sums or amounts required to be paid by Tenant to Landlord or on Landlord's behalf pursuant to the provisions of this Lease, Tenant shall also be responsible for and shall pay the amount of any applicable sales, use, excise or personal property taxes, charges, rates, duties or license fees with respect to Tenant's payment of Rent under this Lease or assessed against or levied upon any of the Furnishings, plus any tax measured by gross rentals received from the Premises, whether the same be levied, imposed or assessed by the State of California or any other federal, state, county or municipal governmental or quasi-governmental entity or agency. To the extent possible, Tenant shall cause such taxes to be billed separately from any such taxes billed to Landlord. If at any time during the term of the Lease there shall be levied, assessed or imposed on Landlord, the Premises or the Site by any governmental or quasi-governmental entity, any general or special, ad valorem or specific excised capital levy or other taxes, assessments, levies, or charges on the payments received by Landlord under this Lease and/or any license fee, excise or franchise tax measured by or based, in whole or in part, upon such payments, or taxes based directly or indirectly upon the transaction represented by this Lease, and/or any occupancy, use, per capita or other taxes, based directly or indirectly upon the use or occupancy of the Premises, then all such amounts shall be and become the responsibility of Tenant and shall be deemed Rent hereunder. If a separate bill is not issued, any such sales, use or excise taxes shall be paid by Tenant to Landlord, as additional Rent, at the same time that each of the Minimum Base Rent and Percentage Rent, or any other sum or amount with respect to which such taxes are paid by Tenant to Landlord. Tenant shall be liable at its sole cost and expense for, and Landlord shall have no liability in respect of, any sales, use or similar tax (including, without limitation, any and all related or attendant taxes, such as "local option" taxes, etc.) with respect to any and all Rent. Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, expense, liability or obligation which might arise in connection with any such taxes. At Landlord's request, Tenant shall pay any and all of such taxes to Landlord for remittance to the appropriate Governmental Authority.

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

4.       USE; OPERATION.

         4.1.     Use.

                  4.1.1. As a material inducement to Landlord to enter into this Lease, subject to the Project Requirements, Operating Conditions, Rules and Regulations and standards imposed upon Tenant in this Lease, and subject to Landlord's approval in Landlord's sole discretion, Tenant shall continuously use and operate the Premises throughout the Term hereof exclusively as a first-class Build-A-Bear Workshop specialty retail store offering the display, assembly and sale at retail of make-it-yourself plush teddy bears and other plush animals, together with related accessories for such make-it-yourself plush teddy bears and animals. Incidental to the sale of make-it-yourself plush teddy bears and animals, Tenant may offer for sale apparel designed and produced exclusively for Tenant and such other items as are sold in the majority of Tenant's other
stores, all of which incidental uses shall occupy less than   *  of the sales
area of the Premises. The foregoing shall be deemed the "PERMITTED USE". The Premises shall be used for the Permitted Use and for no other purpose, and utilizing no name other than Build-A-Bear Workshop (or such other name as is used for substantially all other locations of Tenant which have the same operation as the Permitted Use), unless otherwise approved in writing by Landlord in Landlord's sole discretion. The Premises shall be used and operated as aforesaid without interruption, except as otherwise expressly permitted herein and except for reasonable interruptions in respect of portions (substantially less than all) of the Premises for reasonable periods for repairs, renovations, replacements and rebuilding that is pre-approved in writing by Landlord as to the proposed work and the date and time when such work will be performed. Except as otherwise provided herein, there will be no discontinuance or change in use without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

                  4.1.2. Tenant shall continuously use and operate the Premises in strict conformity with the terms of this Lease (including, without limitation, the Disney Standard and the Operating Conditions, Rules and Regulations), and for no other use or purpose of any kind or nature whatsoever. Tenant shall immediately remove and withdraw from sale any goods or services which may be found objectionable (as determined in Landlord's sole discretion) to the public welfare and/or Landlord following receipt of written notification thereof from Landlord.

                  4.1.3. Landlord shall have the right to approve, in its sole discretion and on a case-by-case basis, the design and quality of all Merchandise prior to its display and sale in the Premises, including, without limitation, theming, size, packaging, appearance, quality, quantity and appropriateness; provided, however, that nothing contained in this sentence shall relieve Tenant of its obligations to insure that any Merchandise sold or offered for sale in the Premises is in compliance with applicable Laws and the provisions of this Lease. Landlord reserves the right to require Tenant to remove any items displayed or offered for sale in the Premises which Landlord determines, in its sole discretion, to be inconsistent with the Disney Standard or other than in good quality or taste.

                   4.1.4. Tenant shall not use or occupy the Premises (or any portion thereof), or permit the Premises (or any portion thereof) to be used or occupied in violation of any Law, or in any manner which would violate any certificate of occupancy with respect to the Premises, which


* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.

would cause or would be likely to cause damage to the Premises, which would constitute a public or private nuisance, which would increase the premium cost of, or invalidate, any insurance policy in force with respect to the Premises, or which may be deemed by Landlord in its sole judgment as disreputable, immoral or hazardous. Tenant shall continuously use the Premises and keep the Premises occupied at all times during the Term, and Tenant shall not abandon, vacate or cease to use the Premises during the Term. Tenant shall not use or permit the Premises to be used by the public, as such, without restriction or in a manner as might tend to impair Landlord's title to, or its reversionary interest in, the Premises, or in a manner which might make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises or any portion thereof.

                  4.1.5. Updating Facilities. Tenant shall contribute such sums as Landlord may require from time to time * , to update and remodel the decor and Furnishings in the Premises to insure that at all times, the interior appearance, decor, and Furnishings are of a quality, character, topicality, and diversity (i) equal or better to the three (3) newest facilities of Tenant that have the same (or similar) name, theme or content that may hereafter be opened throughout the world from time to time and/or (ii) if Tenant has not opened any new facilities, then equal to the then current standards of DOWNTOWN DISNEY(R) and THE DISNEYLAND RESORT(R) PROJECT. All such changes and alterations shall be subject to Landlord's approval, which Landlord may grant or withhold in Landlord's sole discretion. If and to the extent that any such new facilities opened after Tenant's Work is completed, feature new or different features, exhibits or characteristics (collectively "CHANGES"), at Landlord's request and subject to Landlord's approval, which Landlord may grant or withhold in Landlord's sole discretion, and provided it is not physically impossible to accommodate such Changes within the Improvements, Tenant shall incorporate any or all of such Changes within the Improvements within a reasonable period of time after receiving Landlord's request.

                  4.1.6. Restriction on Sales. In order to prevent any diminution in the anticipated revenue to be realized by Landlord through Percentage Rent payments attributable to revenue derived from the sale of Merchandise identifying or identifiable with the first-class Build-A-Bear Workshop specialty retail store to be constructed on the Site, Tenant shall not sell Tenant's Merchandise identifying "Anaheim", "Disney", "Disneyland(R)", "THE DISNEYLAND RESORT(R) PROJECT", "Disney's California Adventure(R)" (or such other name as Tenant or its Affiliates shall name any theme park in THE DISNEYLAND RESORT(R) PROJECT), "DOWNTOWN DISNEY(R)" (or such other name as the retail, dining and entertainment complex shall be known) or any name, trademark or service mark registered to Landlord or any of Landlord's Affiliates, or any phrase containing the name "Disney", from any location other than the Premises (including, without limitation, catalog sales), without Landlord's prior written consent, which consent Landlord may grant or deny in Landlord's sole discretion. In addition to constituting a default under this Lease, any sales in violation of this provision shall be deemed to constitute sales that are includable in Gross Sales attributable to the Premises, for purpose of calculating Percentage Rent.

                  4.1.7. Nuisance, et. al. Tenant shall not commit or suffer any use, occupancy, act or omission, or condition to exist on, under or adjacent to the Premises which may constitute


* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.

a nuisance, public or private, or which may be deemed by Landlord, in its sole judgment, by Law or by Project Requirement to be disreputable, hazardous or a nuisance.

                  4.1.8. Compliance with Law. All operations on the Premises, and all aspects thereof, shall at all times be in compliance with all Project Requirements and applicable Laws and all other governmental and quasi-governmental authorities having or claiming jurisdiction over the Premises, and of all their respective departments, bureaus and officers, and of the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction, or any other body exercising similar functions, and of all insurance companies from time to time selected by Tenant to write policies covering the Premises or any part thereof.

         4.2.     Continuous Operation; Hours; Reservations.

                  4.2.1. Tenant acknowledges and agrees that the primary purpose of the Premises is to serve, on a non-exclusive basis, the guests of DOWNTOWN DISNEY(R) and THE DISNEYLAND RESORT(R) PROJECT. Accordingly, as a material inducement to Landlord to enter into this Lease, from and after the Commencement Date, Tenant shall continuously use all of the Premises throughout the Term to maximize Gross Sales consistent with the terms and provisions of this Lease and Tenant shall not leave the Premises vacant or suffer or permit any waste or mistreatment thereof.

                  4.2.2. Tenant shall continuously keep the Premises open and available to the public for permitted business activity seven (7) days per week, 365 days per year, during such hours as shall be acceptable to Landlord (provided, however, that if Landlord changes the hours of operation, Landlord shall give Tenant reasonable advance written notice thereof, which notice may be given to the manager on duty). If Landlord determines that the Premises should remain open for additional or different hours of operation, Tenant shall be obligated to comply with such determination. Tenant may not change its operating hours without the prior written consent of Landlord, which Landlord may grant in its sole and absolute discretion.

                  4.2.3. Prohibited Uses. All uses of the Premises not expressly permitted by Subsection 4.1.1 above shall be deemed prohibited. In no event may any portion of the Premises be used for any exhibitions, shows or other forms of entertainment. In no event may the Premises contain any video, arcade, virtual reality or simulator games or attractions. No tickets, vouchers, admission media or advertising, discounts or promotional materials of any kind may be sold, distributed, exhibited or otherwise made available to the public within or from any portion of the Premises without Landlord's express consent, which Landlord may withhold in its sole and absolute discretion.

                  4.2.4. Other Prohibited Uses. The Premises may never be used for the display of any materials, or, subject to applicable Laws, the appearance of any employee, which is, as determined by Landlord, in its sole and absolute discretion, pornographic, lewd, vulgar, obscene or immoral.

         4.3.     Operating Supplies.

                  4.3.1. Tenant shall be responsible, at Tenant's sole cost and expense, for all the necessary and appropriate operating supplies for the Premises (including, without limitation, all paper products, stationery, shopping bags, gift boxes, gift wrap, smallwares, etc.) (all of the foregoing being hereinafter collectively referred to as the "SUPPLIES"). Throughout the Term, Tenant shall keep and maintain an adequate stock and supply of the Supplies, and all Supplies shall be of first-class quality and consistent with the Disney Standard.

                  4.3.2. Tenant shall not depict or incorporate (or authorize others to depict or incorporate) DOWNTOWN DISNEY(R) name, THE DISNEYLAND RESORT(R) PROJECT name or the word "DISNEY" (or any variation thereof, either alone or in conjunction with, or as a part of, any other word, mark, name or title) on any Supplies for the purpose of referring to the location of the Premises, without obtaining Landlord's prior consent in each instance (which consent may be granted or withheld in Landlord's sole discretion).

         4.4.     Disney Standard.

                  4.4.1. As a material inducement to Landlord to enter into this Lease, Tenant acknowledges and agrees that: (i) the Premises is located in DOWNTOWN DISNEY(R) within THE DISNEYLAND RESORT(R) PROJECT; (ii) all guests of the Premises will reasonably expect, because of its name and location, that the services and facilities of the Premises, and the manner of providing or offering of such, will at all times be (1) of the highest quality and standards, (2) suitable for family purposes, and (3) in conformity with the overall theme, concept, atmosphere and quality associated with personal services, recreational activities and family activity associated with THE DISNEYLAND RESORT(R) PROJECT; and (iii) it is in the best interests of all concerned that all guests of the Premises be provided with services and facilities of such standard, suitability and conformity as hereinabove described and that Tenant be held to comply with such standard, suitability and conformity (all of the foregoing as determined by Landlord in its sole and absolute discretion from time to time being herein collectively referred to as the "DISNEY STANDARD").

                  4.4.2. Throughout the Term, the entire Premises shall be maintained and operated by Tenant in strict accordance with the terms of this Lease. Tenant shall satisfy the Disney Standard in all matters relating to the operation of the Premises, including, without limitation, maintenance, repair, safety, sanitation, guest service and employee courtesy, appearance, conduct and discipline, and Landlord shall have the right to inspect the Premises and all areas thereof at all times to assure itself that Tenant is satisfying the Disney Standard (as well as any other term or provision of this Lease).

                  4.4.3. Without limiting the generality of the foregoing, Tenant understands and acknowledges that Landlord may, in its sole discretion, designate one or more "Landlord Representative(s)" to inspect and monitor the Premises for the benefit of Landlord and in order to insure compliance by Tenant with the terms of this Lease. Tenant shall cooperate at all times with any such "Landlord Representative(s)" and shall continually provide access to all aspects of the Premises for such person or persons.

         4.5.     Operational Conditions and Guidelines.

                  4.5.1. Standards. Tenant acknowledges that Landlord has very substantial interests in maintaining the image, reputation, aesthetic appearance and quality of, and harmony among, the properties owned by Landlord and/or any of Landlord's Affiliates which include and surround the area of the Premises, and that, accordingly, Tenant shall comply with and maintain high quality standards for the operation of the Premises. Tenant shall at all times manage the Premises in accordance with such reasonable policies and standards as Landlord shall establish from time to time to assure the continued operation of the Premises as high quality facilities. Landlord and Tenant shall confer with respect to excessive complaints by customers of the Premises which come to the attention of Landlord. If such complaints relate to service, cleanliness or the state of repair or other condition of the Premises and are reasonably found by Landlord to be justified, Tenant shall, at its sole cost and expense, remedy immediately the cause or causes of such complaints. Tenant shall comply with and abide by the Operating Conditions, Rules and Regulations. Landlord shall have the right, from time to time during the Term, to make changes, additions to and deletions from the Operating Conditions, Rules and Regulations promulgated by Landlord. Landlord agrees to uniformly enforce the Operating Conditions, Rules and Regulations against all similar retail operations at DOWNTOWN DISNEY(R); however, Landlord shall not be liable to Tenant for the violation of any rules and regulations by Landlord, any other tenant, any other occupant of THE DISNEYLAND RESORT(R) PROJECT, or other person or entity, and the failure to enforce any Operating Conditions, Rules and Regulations against Landlord, any other tenant, any other occupant of THE DISNEYLAND RESORT(R) PROJECT, or any other person or entity, shall not constitute a waiver thereof by Landlord.

                  4.5.2. Educational Programs. At Landlord's election, Tenant's employees shall attend orientation programs conducted by Landlord prior to or reasonably soon after beginning employment at the Premises and on a periodic refresher basis. Tenant shall pay to Landlord a fee based on Landlord's actual cost for each such employee scheduled to attend the orientation program and shall pay such employee its salary for time spent attending such orientation program. Landlord shall invoice Tenant at the end of each week for employees scheduled to attend during the preceding week, and Tenant shall pay each such invoice within seven (7) days of its receipt thereof.

                  4.5.3. Costumes and Appearance Standards. No costumes or uniforms to be utilized in the Premises may be used unless first expressly approved by Landlord in writing, in its sole discretion. Landlord agrees that the uniform currently used by Tenant at its other locations is approved by Landlord. In addition, if Tenant changes the uniform used at all of its other locations, such new uniform shall not be subject to Landlord's prior written approval, but shall be subject to Landlord's appearance standards and the Disney Standard. All employees of Tenant shall, while working at the Premises, comply with Landlord's appearance standards and rules of conduct as set out in the Operating Conditions, Rules and Regulations or as may be otherwise applicable to employees of entities operating or sponsoring restaurants, attractions or corporate displays in THE DISNEYLAND RESORT(R) PROJECT, or any part thereof.

                  4.5.4. Licenses. Tenant shall maintain throughout the Term, and deliver copies thereof to Landlord, all licenses and/or permits and/or certificates from the appropriate governmental and quasi-governmental authorities required for the operation of the Premises, and shall comply with all Laws and requirements imposed by the appropriate governmental and quasi-governmental authorities.

                  4.5.5. Employee Compensation. Tenant shall be solely responsible for all salaries, employee benefits, social security taxes, Federal or state unemployment insurance, workers' compensation coverage and any and all taxes and other charges of any kind whatsoever relating to such employees. Tenant's employees shall not be entitled to participate in any of Landlord's employee benefit or welfare plans.

         4.6.     Tenant to Obtain Services.

Except as otherwise provided in this Lease, Tenant understands and acknowledges that Landlord shall not be responsible in any manner for providing services to the Premises, including, without limitation, pest control, cable television, landscaping, safety or health inspections, sanitation, transportation, etc., it being understood and agreed that Tenant shall be solely responsible for the provision of such services in a manner consistent with all Laws and with the Disney Standard and the Operating Conditions, Rules and Regulations. Tenant acknowledges, however, that with respect to any services requested by Tenant and provided by Landlord from time to time in connection with the Premises, including, without limitation, emergency services (police, fire, medical, paramedics, ambulance) any costs and expenses to be billed to Tenant in connection with such services shall include: (i) all direct costs of such personnel, including, but not limited to, payroll, payroll taxes and fringe benefit costs (calculated at the appropriate annual composite rate therefor) and
(ii) all overhead costs and expenses directly related to such personnel and the services rendered thereby (including, but not limited to, departmental, divisional and administrative overhead and a reasonable allocation of capital charges for assets used to provide such services, including, but not limited to, equipment, facilities and training); and that all materials used in connection with the services rendered pursuant to this section shall be billed at their net cost to Landlord, plus all overhead costs and expenses related to such materials (i.e., departmental, divisional and administrative overhead and a reasonable allocation of capital charges for assets used to provide such materials, including, but not limited to, equipment, facilities and training).

         4.7.     Theme Park Materials.

                  4.7.1. Tenant acknowledges that Landlord and Landlord's Affiliates have expended substantial time, money and other resources in connection with the development, management, operation and maintenance of THE DISNEYLAND RESORT(R) PROJECT. Tenant further acknowledges and agrees that the unique location of the Premises within THE DISNEYLAND RESORT(R) PROJECT, along with other unique rights and incidents that inure to Tenant under this Lease, confers substantial and material benefit upon Tenant. Accordingly, in recognition of such substantial and material benefit, and as a material inducement to Landlord to enter into this Lease, and without limiting the generality of any of Landlord's rights, Tenant covenants and agrees that neither Tenant nor any of its agents, employees or permitted successors or assigns shall cause, suffer or permit any portion of the Premises to be used, occupied or operated for the sale, distribution, display, advertisement, marketing or promotion of any Theme Park Materials (as hereinafter defined), it being understood and agreed that Landlord shall have the sole and exclusive right to sell, distribute, display, advertise, market, promote or otherwise commercially exploit Theme Park Materials within THE DISNEYLAND RESORT(R) PROJECT.

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

                  4.7.2. "THEME PARK MATERIALS" shall mean any good or service which contains, features, depicts, refers to or is derived from or a manifestation of: (i) any Theme Park or similar attraction or facility (including, without limitation, the Attractions), or (ii) any fanciful or animated themes, stories or characters (whether or not owned or created by Tenant or its Affiliates). The term "Theme Park Materials" shall include, but not be limited to, admission media or tickets, souvenirs of any kind, apparel, artwork, plush, posters or jewelry. The term shall also include, but not be limited to, any brochure, magazine, book, information sheet, flyer, card, letter, video or audio cassette, record, compact or laser disc or any other printed or electronic media or material of any kind whatsoever (whether or not now technologically existent) which promotes, describes or refers to any such good or service.

         4.8.     Name of Premises.

                  4.8.1. The trade name under which Tenant shall operate its business within and upon the Premises shall be "Build-A-Bear Workshop" (the "TRADE NAME"). Tenant may not alter or change such Trade Name without the prior consent of Landlord in its sole discretion; provided, however, that Tenant may use such other trade name as is used for substantially all other locations of Tenant which have the same operation as the Permitted Use.

                  4.8.2. Tenant agrees that it will not permit the Premises to be used in conjunction with, as a sponsor or supporter for or in support of any event, activity, business or other commercial enterprise, charitable or other not for profit venture, physical building, physical improvement, or governmental, civic or social function without the prior written approval of Landlord, which Landlord may grant or withhold in Landlord's sole discretion.

                  4.8.3. Tenant represents and warrants to Landlord that the Trade Name (and any other name, mark, logo, slogan, design, symbol, figure, drawing, idea, or other matter associated therewith) is safely and freely available for use by Tenant and Landlord (as provided in this Lease) and does not: (i) violate or infringe upon the private, civil or property or other rights of any kind or nature whatsoever of any person, firm, corporation or other entity; or (ii) violate any applicable Laws.

         4.9.     Disney Dollars; Credit Cards; Point of Sale.

Unless Landlord otherwise directs, Tenant shall accept DISNEY DOLLARS, THE DISNEYLAND RESORT(R) PROJECT hotel identification resort card and other forms of resort cards, gift certificates and package coupons, distributed by Landlord and/or any of Landlord's Affiliates to guests at THE DISNEYLAND RESORT(R) PROJECT, which allow the holder to utilize the same as a means of payment for the goods and/or services offered for sale within the Premises, and such acceptance shall be strictly in accordance with the procedures established by Landlord or any of Landlord's Affiliates. Landlord shall pay, or cause to be paid, to Tenant, within a reasonable period of time, the total amount of all such DISNEY DOLLARS, resort cards, certificates and/or coupons, up to any limit set forth thereon, to the extent Tenant has substantially complied with all applicable procedures (less any applicable sales tax). The specific terms of said arrangements, as in effect from time to time, shall be provided to Tenant in writing prior to the Commencement Date and from time to time thereafter. In addition, Tenant shall also accept certain credit cards, debit cards, stored value cards (i.e., so-called "smart" cards), travel cards, travelers cheques and similar devices specified and requested by Landlord from time to time during the Term (specifically including, but not limited to, any credit cards, debit cards, stored value cards, travel cards, travelers cheques or similar devices that are the subject of any Sponsorship Agreement as described in Exhibit G attached hereto and made a part hereof, as the same may be amended from time to time pursuant to the terms of this Lease) as a means of payment for the goods and/or services offered for sale by Tenant within the Premises, and Tenant shall be responsible for entering into all necessary agreements with the issuers of such cards and cheques and for paying all fees, discounts, costs and expenses with respect to such cards and cheques. Notwithstanding the foregoing, Tenant agrees that Tenant shall not erect, place or display in any manner within or about the Premises (including, without limitation, all point-of-sale locations) any advertisements or promotional materials (including, but not limited to, "take-one" displays) regarding any credit cards, debit cards, stored value cards, travel cards, travelers cheques or similar devices (including, without limitation, any co-branded cards and cheques), without the prior written consent of Landlord in each instance (which consent may be granted or withheld by Landlord in Landlord's sole discretion) or except as otherwise permitted in any Sponsorship Agreement attached as Exhibit G.

         4.10.    Control of THE DISNEYLAND RESORT(R) PROJECT and Attractions.

                  4.10.1. Nothing in this Lease is intended or shall be deemed or construed to grant to or confer upon Tenant any rights whatsoever in respect of THE DISNEYLAND RESORT(R) PROJECT or any of the Attractions, including, without limitation, rights in connection with the closing, alteration, discontinuance, condemnation or casualty loss thereof. Accordingly, without limiting the generality of the foregoing, Landlord and Landlord's Affiliates shall have full, ultimate and unfettered control over THE DISNEYLAND RESORT(R) PROJECT and the Attractions, including, without limitation, the sale of products or services therefrom and the retention of any profits.

                  4.10.2. "ATTRACTION" shall mean any Theme Park, resort, golf course, structure, facility, arcade, ride, show or other device for entertainment, or any element, collection or combination thereof, including, without limitation, DISNEYLAND(R), DISNEY'S CALIFORNIA ADVENTURE(R), DOWNTOWN DISNEY(R), and which are owned, operated or controlled by one or more Affiliates of The Walt Disney Company.

         4.11.    Admissions.

Throughout the Term hereof, Landlord and Landlord's Affiliates reserve the exclusive right to control admissions and parking to any or all of THE DISNEYLAND RESORT(R) PROJECT or any or all of its components or elements (including, without limitation, DOWNTOWN DISNEY(R)) and, at Landlord's or Landlord's Affiliates option, to charge admission, entrance or parking fees to any or all of such components or elements as Landlord or Landlord's Affiliates may determine from time to time in their sole discretion, all of which shall be for the account of Landlord and Landlord's Affiliates (and Tenant shall have no rights or interest therein or rights or actions against Landlord as a result of any actual or alleged damages resulting therefrom). Except as to the food, beverages and Merchandise sold by Tenant in and from the Premises pursuant to the terms of this Lease, Tenant shall have no rights or interest under this Lease in any revenues realized from the sale of services, food, beverages, merchandise or other items offered

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

for sale (or admission fees) in DOWNTOWN DISNEY(R), the various facilities therein, or elsewhere in THE DISNEYLAND RESORT(R) PROJECT.

         4.12.    Common Areas.

                  4.12.1. Tenant shall have and Landlord hereby grants to Tenant, and its employees, customers, patrons, suppliers, licensees and invitees, during the Term of this Lease, a non-exclusive revocable license to use and enjoy the Common Areas of DOWNTOWN DISNEY(R) in common with Landlord and all other tenants or occupants of any property in the vicinity of the Site, and their respective employees, customers, patrons, suppliers, licensees and invitees; subject, however at all times to the Operating Conditions, Rules and Regulations and to any other reasonable rules and regulations promulgated by Landlord and to the terms and provisions of this Lease. "Common Areas" shall mean, as they may from time to time exist, those portions of DOWNTOWN DISNEY(R) which are exclusive of gross leaseable area and other areas which are set aside as the exclusive use areas of Landlord or its designees and shall include, without limitation, the driveways, entrances and exits, parking areas, roadways, pedestrian passageways, bridges, sidewalks, walkways, roofs, loading docks, delivery areas, landscaped and streetscaped areas, and all other areas or improvements which may be provided by Landlord for the general use of tenants of DOWNTOWN DISNEY(R) and their agents, employees, and customers. Landlord shall be responsible for the operation, management, and maintenance of the Common Areas. The manner in which the Common Areas shall be maintained and expenditures in connection therewith shall be at the sole discretion of Landlord. Tenant may not place anything, including, without limitation, vehicles, within the Common Areas without the prior approval of Landlord which it may withhold in its sole and absolute discretion. Landlord shall at all times have the right to utilize the Common Areas for promotions, exhibits, outdoor shows, displays, other product shows, the leasing of kiosks and food facilities, landscaping, decorative items, and any other use which, in Landlord's sole judgment, tends to attract customers
to, or benefit the customers or tenants of DOWNTOWN DISNEY(R).    *   Tenant
acknowledges that the wine bar (and related furniture, fixtures and equipment) currently located across from the Premises is not a kiosk or cart and is not affected by the foregoing provision. Without the same constituting or being considered an eviction or disturbance of Tenant's quiet enjoyment or possession of the Premises, Landlord may from time to time close any such area for repairs or alterations, to prevent a dedication of or the accrual of prescriptive rights therein, or for any other reason permitted by Law, and such closure shall not entitle Tenant to any abatement of Rent. Landlord shall at all times during the term of this Lease, subject to the provisions hereof, have the sole and exclusive management and control of all Common Areas and may at any time and from time to time during the term hereof, restrain any use or occupancy thereof that Landlord deems necessary or appropriate in Landlord's sole discretion. Tenant shall keep said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations. If in the opinion of Landlord, in its sole and absolute discretion, unauthorized persons are using any of such areas by reason of the presence of Tenant in DOWNTOWN DISNEY(R), Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized person from such areas or to prohibit the use of any such areas by unauthorized persons.


* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.



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

                  4.12.2. Landlord shall have the right to establish, promulgate, change, amend, modify and enforce, from time to time, such rules and regulations affecting and with respect to the use, operation and maintenance of DOWNTOWN DISNEY(R) and the Common Areas as Landlord in its sole and absolute discretion shall deem to be necessary, desirable or appropriate from time to time and Tenant shall and hereby agrees at all times to comply with, abide by and conform to such rules and regulations. The failure of Tenant to comply with, abide by or conform to said rules and regulations shall constitute a default by Tenant under this Lease.

                  4.12.3. Tenant shall not park any car, truck or delivery vehicle in the Common Areas, nor permit delivery of supplies and equipment at any place other than as designated by Landlord.

                  4.12.4. Landlord reserves the right, from time to time, in its sole and absolute discretion, to reduce or expand the size of DOWNTOWN DISNEY(R) and its various component parts, to change the size, number, configuration, location and legal description of any building locations (other than the Premises except as provided herein) and buildings within DOWNTOWN DISNEY(R), and to thereby change the size, configuration, location and legal description of the Common Areas, provided, however, that such reconfiguration of the Common Areas shall not materially impede access to the Premises. Landlord also reserves the right to change the size, configuration, layout and traffic circulation pattern of all facilities and improvements, from time to time, located, developed and constructed on the common areas.

                  4.12.5. Parking Areas-Non-Exclusive Revocable License. Tenant shall have and Landlord hereby grants to Tenant and its employees, customers, patrons, suppliers, licensees and other invitees, during the Term of this Lease, the non-exclusive right, privilege and license, to use and enjoy such parking areas as may be made available for non-valet parking use to Tenant from time to time, with Landlord and all other tenants or occupants of any property in the vicinity of the Site, and their respective employees, customers, patrons, suppliers, licensees and other invitees; subject, however, at all times, to the Operating Conditions, Rules and Regulations, and to any other reasonable rules and regulations promulgated by Landlord, and to the terms and provisions of this Lease. At Landlord's request, Tenant shall participate in such parking programs (e.g. validated parking) as are identified by Landlord to Tenant from time to time. Notwithstanding the foregoing, Landlord agrees that it will not require Tenant to bear the cost of validated self-parking (as opposed to valet parking) for those customers of Tenant who are attending a function in the Build-A-Bear party room on the 2nd floor of the Premises. Tenant agrees to supply supporting documentation reasonably acceptable to Landlord in connection with any such validated self-parking. If Landlord deems it necessary to prevent the acquisition of public rights in any parking areas, or for any other reason in Landlord's sole discretion, Landlord from time to time, closes and/or relocates portions of the parking areas, erects private boundary markers or takes such other steps as it deems appropriate or necessary to accommodate special events or expand Landlord's facilities, no such action shall be deemed to constitute or be considered as an eviction or disturbance of Tenant's quiet enjoyment or possession of the Premises or entitle Tenant to an abatement of Rent. The parking areas shall at all times be subject to the exclusive management and control of Landlord. Tenant shall keep said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations. If in the opinion of Landlord unauthorized persons are using any of such areas by reason of the presence of Tenant in DOWNTOWN DISNEY(R), Tenant, upon demand of Landlord, shall

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

restrain such unauthorized use by appropriate proceedings. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized person from such areas or to prohibit the use of any such areas by unauthorized persons.

         4.13.    Music and Entertainment.

Subject to the terms hereof, Tenant may provide pre-recorded and/or broadcast music to Tenant's customers within the Premises. Tenant shall cause all such music at the Premises to be maintained at a reasonable noise level (the determination of which shall be in Landlord's sole discretion), in good taste and suitable for the entire family, including minors, and shall not permit any profanity, obscenity or objectionable material. Tenant shall obtain Landlord's approval for the types of music Tenant desires to offer at the Premises, which approval shall be Landlord's sole discretion. Landlord hereby approves the 2 compact disc recordings currently distributed under the Build-A-Bear Workshop name for use at the Premises.

         4.14.    Management Agreement.

Tenant shall not enter into any management or agency agreement relating to the management or operation of the Premises or any modifications to such management or agency agreement (collectively, "Management Agreement") without Landlord's prior written approval (which Landlord may grant or deny in its sole discretion) of the terms and conditions thereof and of the identity of any manager of the Premises ("Manager"). If Landlord gives its approval, the Management Agreement shall provide, among other things, that: (i) upon the expiration or sooner termination of this Lease or upon termination of Tenant's right to possession of the Premises for any reason whatsoever, the Management Agreement shall be automatically terminated without liability for any payment due or to become due to the Manager by Landlord; and (ii) all fees and other amounts payable by Tenant to the Manager shall be fully subordinate to the Rent payable by Tenant to Landlord hereunder.

         4.15.    Tenant Meetings.

Tenant covenants and agrees that, if requested by Landlord, Tenant's general manager of the Premises will meet with Landlord, or its representative or representatives, on a periodic basis throughout each Lease Year in order to discuss certain aspects of the management, maintenance and operation of the Premises.

5.       SPECIAL COVENANTS AND CONDITIONS.

         5.1.     Sponsorships of Landlord.

                  5.1.1. Tenant recognizes that: (i) Landlord or any of its Affiliates have entered into agreements granting the same, similar or different rights as those described in this Lease to other individuals, entities or products in the past, which rights have been, are currently being, and will be exercised; (ii) Landlord and its Affiliates, in their sole discretion, may enter into further agreements granting similar or different rights in the future; and
(iii) the approval rights reserved to Landlord in this Lease and the restrictions and/or limitations set forth in this Lease are necessary to enable Landlord and its Affiliates to enjoy the benefits of, protect their interests in, and prevent dilution of, the value of the proprietary rights, licenses and participations which

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

Landlord and its Affiliates have granted and may continue to grant in the various registered marks or other rights or properties owned by them. In particular, and not by way of limitation, Tenant recognizes that, pursuant to agreements of the type referred to above in this Section, Landlord and its Affiliates have made certain commitments and in the future reserve the right to make commitments regarding such proprietary rights and the availability of products or services within THE DISNEYLAND RESORT(R) PROJECT (said agreements being collectively referred to herein as the "Landlord Sponsorship Agreements"). Accordingly, to assure the protection of the reputation, appearance and quality of THE DISNEYLAND RESORT(R) PROJECT, and to preserve the goodwill, image and reputation of Landlord and its Affiliates, as well as the enjoyment by them of their respective proprietary rights, Tenant hereby makes the covenants set forth in this Article, and agrees to cause its employees and agents to comply with the requirements and restrictions herein to the extent the same are, by the terms of said sections, to be complied with by Tenant, the due and timely performance of such covenants and agreements being a condition to and a material consideration for the rights granted to Tenant under this Lease.

                  5.1.2. In order to preserve the value and ensure the non-dilution and the full enjoyment by the beneficiaries of the proprietary rights, licenses and participations granted under, and of the benefits derived by Landlord and its Affiliates under, the Landlord Sponsorship Agreements entered into prior to the Execution Date, Landlord has set forth, in Exhibit G hereto (when read in conjunction with the provisions of this Section), terms and conditions which in its judgment are necessary or appropriate for such purposes, and Tenant hereby covenants and agrees with respect thereto as follows: Tenant hereby agrees that, with respect to the Premises only, it shall perform, observe and comply with the terms and conditions set forth in Exhibit G hereto, provided that with respect to the procurement of said products and services: (i) the respective cost of the products and/or services does not exceed the lowest wholesale price at which said sponsor sells the same products or services to any other similar purchaser, including gratuity and other applicable discounts; and
(ii) said products and/or services meet Landlord's and Tenant's quality standards and that said products and/or services are appropriate in light of the concept of the Premises. Tenant shall be obligated to comply with the terms of this Section and of Exhibit G hereto as and to the extent such terms exist, as amended, by virtue of any renewals, extensions or amendments of existing Landlord Sponsorship Agreements or by virtue of any new Landlord Sponsorship Agreements entered into after the Execution Date with different suppliers; provided that with respect to the procurement of said products and services: (i) the respective cost of said products and/or services does not exceed the lowest wholesale price at which said sponsor sells the same products or services to any other similar purchaser, including gratuity and other applicable discounts; (ii) said products and/or services meet Landlord's and Tenant's quality standards and that said products and/or services are appropriate in light of the concept of the Premises; or (iii) compliance with such Landlord Sponsorship Agreement shall not cause a violation or breach by Tenant under any agreement between Tenant and a Tenant Sponsor approved by Landlord pursuant to the provisions of Section 5.2 hereof. Notwithstanding anything to the contrary in this Section 5.1.2 or Exhibit G, Landlord acknowledges and agrees that Tenant may offer for sale the following (subject to the provisions of the Lease other than those in this Section 5.1), and the same shall not constitute a violation of this Section
5.1.2 or Exhibit G: (a) the items described in Section 4.1.1 above, provided that the same are branded only by Build-A-Bear Workshop; (b) a 35mm disposable camera made especially for Tenant (in the form Tenant has submitted to Landlord), provided that the packaging identifies only the Build-A-Bear Workshop brand and does not identify or reference the camera manufacturer or distributor; and (c) a tea packet as part of tea set, provided that the packaging identifies only the Build-A-Bear Workshop brand and does not identify the tea manufacturer or distributor.

                  5.1.3. Landlord shall have the right from time to time to require Tenant at the Premises: (i) to utilize those services and/or types and brands of products designated by Landlord which are utilized in the operation and/or maintenance of facilities of the type and caliber comparable to the Premises; and (ii) to meet such other requirements as Landlord shall from time to time establish to enjoy the benefits of and to protect and preserve the value of the said proprietary and other rights of Landlord and its Affiliates; provided, however, that Landlord shall not have the right, with respect to the Premises, to so designate any product or service, or to establish requirements in respect of any person, product, service or thing, which is the subject of any Landlord Sponsorship Agreement entered into by Landlord (or any of its Affiliates) after the Execution Date, if and to the extent that doing so would:
(i) have an adverse economic effect on Tenant by preventing Tenant from procuring products or services of similar type and quality which are then available to Tenant at prices significantly lower and/or at terms significantly more favorable to Tenant, than those made available to Tenant for the product or service designated by Landlord; or (ii) would lower the quality of any product or service of Tenant then in existence.

                  5.1.4. Landlord shall notify Tenant of any Landlord Sponsorship Agreement entered into after the Execution Date, as well as any renewal, extension, amendment, expiration or replacement of any such Landlord Sponsorship Agreement that modifies the terms set forth in Exhibit G hereto, and the terms of Exhibit G hereto shall be deemed amended to reflect the contents of said notice; provided, however, that any modifications to the terms set forth in Exhibit G hereto with respect to the procurement of products and services shall become effective only upon the conclusion of Tenant's use of all previously acquired products and services. Such notice shall contain the name of the sponsor, the applicable products and services and Tenant's obligations in content and form reasonably similar to Exhibit G attached hereto. Tenant acknowledges and agrees that the terms and conditions set forth in Exhibit G hereto are in addition to, and shall in no way limit or restrict, the terms and conditions set forth in this Section or any other provision of this Lease.

                  5.1.5. Restrictions on Affiliation. In recognition of existing and future contractual obligations of Landlord to third parties who have or may in the future be granted exclusive rights to have their products, services or name utilized or featured in conjunction with all or portions of properties of Landlord and/or any of Landlord's Affiliates, Tenant acknowledges and agrees that Tenant and Tenant's Affiliates shall not publicize or otherwise allow the Premises (i) to be utilized to sponsor, publicize, endorse or otherwise be used in conjunction with the products, services or identity of any third parties, or (ii) to be used in conjunction with, as a sponsor or supporter for or in support of any event, activity, business or other commercial enterprise, charitable or other not for profit venture, physical building, physical improvement, governmental, civic or social function, it being the intent of the parties hereto that Tenant's presence within THE DISNEYLAND RESORT(R) PROJECT be exclusively associated with Landlord and Landlord's Affiliates' and Theme Parks owned, managed and as operated by Landlord and/or Landlord's Affiliates, and that any identification of the Premises with any third parties not approved by Landlord, in Landlord's sole discretion, could diminish the value derived

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

by Landlord of Tenant's association with Landlord and/or conflict with certain of Landlord's contractual obligations and exclusive rights that Landlord has previously granted to third parties in conjunction with Landlord and Landlord's Affiliates' Theme Parks. Except as set forth below, the foregoing provisions are not intended to bar Tenant's Affiliates from entering into national affiliations or participant relationships with third parties and, in connection therewith, to engage in national advertising campaigns that might otherwise conflict with the foregoing provisions, so long as such activities: (i) do not result in a breach of the obligations of Tenant set forth in this Lease above; and (ii) do not result in sponsorship of or participation in local events or advertisements only run in the Five County Region specifically intended to only impact or focus on the Premises or the Five County Region.

         5.2.     Sponsorships of Tenant.

                  5.2.1. Landlord acknowledges that Tenant has existing corporate alliances with the World Wildlife Federation, ftd.com, Humane Society of the United States, Toys for Tots, the American Cancer Society, Scholastic, Inc., Skechers and the Teddy Bear Foundation ("Tenant's Existing Alliances"). Landlord further recognizes that Tenant may desire to enter into certain sponsorship arrangements after the Execution Date, which sponsorship arrangements may include rights with respect to the Premises. Accordingly, in recognition of the existing and subsequent Landlord Sponsorship Agreements as referred to above, Tenant agrees that all persons or entities having a right of public exposure or other affiliation or association with Tenant with respect to the Premises (whether through an "official status" or other similar designation or association, or otherwise, and including, without limitation, title sponsors, presenting sponsors and/or corporate sponsors) (each, a "Tenant Sponsor"), shall be subject to the prior approval of Landlord, which approval may be granted or withheld in Landlord's sole and absolute discretion. With respect to any product associated with a Tenant Sponsor or any of Tenant's Existing Alliances which Tenant proposes to offer for sale or display at or in connection with the Premises, Tenant shall submit any such proposed product for Landlord's prior approval. In addition, without Landlord's prior written approval, which may be withheld in Landlord's sole and absolute discretion, Tenant shall not enter into any corporate alliance or sponsorship agreement which involves (i) Tenant's sponsorship or endorsement, in connection with Tenant's location at the Premises, of any third party event, product, service or identity or (ii) a third party sponsorship or endorsement of Tenant or Tenant's products which would affect or be evident from the exterior of the Premises (including Tenant's exterior signage and all windows in the Premises) or within any portion of the interior of the Premises which is within five (5) feet of the storefront or windows of the Premises.

                  5.2.2. Tenant shall notify Landlord prior to commencing any discussions for a corporate alliance or sponsorship with a potential Tenant Sponsor. In conjunction with Tenant's request for Landlord's approval of any proposed Tenant Sponsor, Tenant shall submit to Landlord the name and types of products (or types of services, as the case may be) of any proposed Tenant Sponsor, and such other information relating to such proposed Tenant Sponsor as Landlord may request. Landlord shall respond to any such request for its approval within twenty (20) days after receiving such request from Tenant. Landlord's failure to respond within such 20-day time period shall automatically constitute Landlord's disapproval of the request (it being understood and agreed that Landlord's failure to respond within such 20-day period shall

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

only constitute Landlord's disapproval of the request, but shall not constitute a breach by Landlord of its obligation to respond within such 20-day period).

                  5.2.3. With respect to any Tenant Sponsor approved by Landlord pursuant to this Section, the sole affiliation or association of which is with respect to the Premises, Tenant agrees that one hundred percent (100%) of the total fee that Tenant and/or Tenant's Affiliate(s) receives from such Tenant Sponsor shall constitute revenue paid to or received by Tenant with respect to the Premises and, accordingly, shall be included in Tenant's Gross Sales under this Lease.

                  5.2.4. Tenant agrees that it will not grant any rights to any Tenant Sponsor (or any other sponsor of Tenant) with respect to, or approve the use by any Tenant Sponsor (or any other sponsor of Tenant) of, the name "Disney" (either alone or in conjunction with or as a part of any other word, name or mark) or any marks, fanciful characters or designs of The Walt Disney Company or any of its subsidiary or other related or affiliated companies in any advertising, publicity, or promotion; to express or imply any endorsement of its products and/or services; or in any other manner whatsoever (whether or not similar to the uses hereinabove specifically prohibited), on the account of such sponsorship, unless the same is first approved by Landlord in each instance in Landlord's sole and absolute discretion. Further, without the prior approval of Landlord in each instance (which approval may be granted or withheld in Landlord's sole discretion), Tenant agrees that it will not grant any rights to any Tenant Sponsor (or any other sponsor of Tenant) to take photographs of, take motion pictures of, televise, make miniatures of, or otherwise use, reproduce or exploit any part of the Premises in any manner, or through any media. Additionally, Tenant agrees to advise each Tenant Sponsor (or other sponsor of Tenant) that such Tenant Sponsor (or other sponsor of Tenant) shall have no right to use the name "Disney" (either alone or in conjunction with or as a part of any other word, name or mark) or any marks, fanciful characters or designs of The Walt Disney Company or any of its subsidiary or other related or affiliated companies in any advertising, publicity, or promotion; to express or imply any endorsement of its products and/or services; or in any other manner whatsoever (whether or not similar to the uses hereinabove specifically prohibited), on the account of such sponsorship, unless the same is first approved by Landlord in each instance in Landlord's sole and absolute discretion. Further, Tenant agrees to advise each Tenant Sponsor (or other sponsor of Tenant) that, without the prior approval of Landlord in each instance (which approval may be granted or withheld in Landlord's sole discretion), such Tenant Sponsor (or other sponsor of Tenant) shall have no right to take photographs of, take motion pictures of, televise, make miniatures of, or otherwise use, reproduce or exploit any part of the Premises in any manner, or through any media.

                  5.2.5. In no event shall any Tenant Sponsor have the right to place any signs, posters or other materials in or about the Premises or any other location within THE DISNEYLAND RESORT(R) PROJECT, without the prior approval of Landlord in each instance, which approval may be granted or withheld in Landlord's sole and absolute discretion.

         5.3.    Advertising Signage.

                  5.3.1. Tenant shall not promote, advertise or publicize anywhere at DOWNTOWN DISNEY(R) or THE DISNEYLAND RESORT(R) PROJECT, or anywhere outside

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

of THE DISNEYLAND RESORT(R) PROJECT, its store and Merchandise operations conducted at the Premises (as opposed to its merchandise operations generally), except with the prior written approval of Landlord in its sole discretion in each instance.

                  5.3.2. Tenant agrees Tenant will not place any signs, posters or similar materials in or about the Premises without first obtaining the prior written approval of Landlord, in its sole discretion. The form, color, materials, design, lettering, location and dimensions of each approved sign, poster or similar material shall be subject to Landlord's approval, in its sole discretion, in each instance

         5.4.      Marketing of the Premises; Press Releases.

                  5.4.1.   Provided Tenant is not in default in respect of any
of its obligations or responsibilities under this Lease, Landlord shall, at Landlord's sole cost and expense, provide the following services for the benefit of the Premises: (i) Landlord shall provide a reference to the Premises in any directories placed by Landlord at DOWNTOWN DISNEY(R) listing all tenants of DOWNTOWN DISNEY(R) so long as Landlord continues to provide such directories (it being understood and agreed by the parties that in no event shall Landlord be obligated to continue to provide such directories and that Landlord may in its discretion alter or cancel such directories at any time); and (ii) Landlord may mention the Premises in any overall brochure specific to DOWNTOWN DISNEY(R) to the extent Landlord elects in its discretion to publish and distribute any such brochure. Tenant shall pay to Landlord, in connection with Landlord's marketing
of the Project,   *   for the first full Lease Year (and a prorated amount
thereof for the initial partial Lease Year), and for each Lease Year thereafter, Tenant shall pay an amount equal to the amount paid by Tenant for the prior
Lease Year multiplied by the Index (which increase shall not exceed   *   in any
Lease Year). In addition, Tenant shall provide a reasonable marketing program for the Premises, as approved by Landlord in its sole and absolute discretion. Tenant and Landlord shall agree on additional joint promotions to be held from time to time. If requested by Landlord, Tenant will participate in resort-wide
events. The cost to Tenant of such resort-wide events shall not exceed   *   in
the first Lease Year, which maximum amount shall be compounded each Lease Year
by the amount of the Index (which increase shall not exceed   *   in any Lease
Year).

                  5.4.2. The form, style, content, graphics, length, design, lettering and other aspects or characteristics of the services described in Subsection 5.4.1 above shall be chosen by Landlord in its sole discretion; provided, however, that Landlord shall use Tenant's Trade Name in the form in which it is depicted in Exhibit E.

                  5.4.3. Tenant understands that Landlord cannot guarantee or make any representations or warranties of any kind with respect to any of the services described in Subsection 5.4.1 above.

                  5.4.4. Except as required by Law, Tenant shall not issue any press releases or make mention of its association with the Premises, Landlord or any of Landlord's Affiliates, without the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion.

* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.

         5.5.    Promotional Rights of Landlord.

Landlord and its Affiliates shall have the right to photograph, take motion pictures of, broadcast from, televise, make miniatures of or otherwise use, reproduce or exploit in any manner, or through any media, on a royalty-free and worldwide basis, the Premises, or any portion thereof (including any employees of the Premises), either individually or as an integral part of all or portions of THE DISNEYLAND RESORT(R) PROJECT or DOWNTOWN DISNEY(R). Tenant agrees to use its best efforts to obtain from its employees any releases necessary to allow Landlord to exploit the rights in the foregoing sentence. Landlord and any of its Affiliates may use, sell or license any such pictures or other reproductions for any purpose, commercial or otherwise, connected with promoting, advertising or publicizing DOWNTOWN DISNEY(R), any portion of THE DISNEYLAND RESORT(R) PROJECT or any other facilities, products or promotions of Landlord, The Walt Disney Company or their Affiliates, both during the Term hereof and after the expiration or sooner termination of this Lease, and all of the foregoing materials and all benefits and revenues obtained from such materials shall be the sole and exclusive property of Landlord and its Affiliates. Landlord and its Affiliates shall have the right from time to time and for periods of time appropriate for the accomplishment thereof, to use the Premises as the scene or scenes for motion pictures and/or made-for-television films and programs, such right to be exercisable upon at least five (5) days prior notice and at reasonable times and in such manner as will cause the least interference with the operation of the Premises and the provision of services to customers of the Premises. The duration and nature of the access that Landlord and/or its Affiliates wish to have to the Premises for such purposes shall be indicated in Landlord's notice to Tenant (which shall be delivered in accordance with the provisions of Section 24.7 hereof), and shall be subject to Tenant's approval with respect to such duration and nature of access, which shall not be unreasonably withheld or delayed; provided, however, that if Tenant fails to respond to such notice within five (5) days after receipt thereof, Tenant shall be deemed to have granted its approval as to the matters set forth therein. Tenant shall obtain, for the benefit of Landlord and its Affiliates and licensees, such releases, clearances or other instruments from any of Tenant's employees as shall be necessary to permit Landlord and its Affiliates and licensees to make and use or permit to be made and used any photographs, motion pictures, television, miniatures, or other reproductions for any of the purposes herein provided. Additionally, Landlord and its Affiliates shall have the right, without the prior consent of Tenant in each instance, to make use of the Trade Name (either alone or in conjunction with or as a part of any other word, mark or name) or any marks or designs of Tenant in any of its advertising, publicity or promotion of the Premises, DOWNTOWN DISNEY(R) or THE DISNEYLAND RESORT(R) PROJECT. Landlord's and its Affiliates' right to make reasonable use of the Trade Name, marks and designs of Tenant shall exist throughout the Term and shall continue for a reasonable period of time thereafter until Landlord and/or its Affiliates can remove the same from its existing advertising and promotional materials. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord make, use or permit to be made or used, any photographs, motion pictures, videos, compact discs, television programs, miniatures or other reproductions showing the whole or any part of the interior of the Premises or Tenant's Trade Name or logo in any manner which would cause any person(s) viewing such material to associate Tenant with violence, drugs, illegal substances or items, illegal or immoral activities, gambling, pornography, nudity, or lewd or prurient activities.

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

         5.6.     Tenants' Association.

In the event that a tenants' or merchants' association shall be formed by Landlord, in which third-party tenants of Landlord (or Landlord's Affiliates) within DOWNTOWN DISNEY(R), shall be members and substantially all of the other third-party tenants at DOWNTOWN DISNEY(R) participate and become members in such association, Tenant agrees that it shall become a member of, and otherwise participate fully in and pay a proportionate share of the dues and assessments of, such association.

         5.7.     Exclusivity.

                  5.7.1. Tenant understands and acknowledges that Landlord's demise of the Premises to Tenant will involve substantial commitments and expense on Landlord's part and further that the location of the Premises within THE DISNEYLAND RESORT(R) PROJECT will confer unique and important material benefits to Tenant. Accordingly, as a material inducement to Landlord to enter into this Lease, during the Term, neither Tenant nor its Affiliates (and the respective officers, directors, partners, employees, agents or assign of each of them) shall either directly or indirectly (whether through legal or beneficial means or otherwise) own, hold, license, develop, construct, operate, sponsor, manage or otherwise participate in (whether in conjunction with a third-party or otherwise) a Similar Business: (a) within seven (7) miles of THE DISNEYLAND RESORT(R) (other than a Similar Business existing and operating as of January 26, 2001; (b) at The Block at Orange or Irvine Spectrum; or (c) within, adjacent to or in conjunction with a theme park located within 50 miles of THE DISNEYLAND RESORT(R) which is not owned, operated, controlled or licensed by Landlord or any of Landlord's Affiliates.

         5.8.     Special Events.

                  5.8.1. Tenant shall participate in all special events, private parties and cooperative events at DOWNTOWN DISNEY(R), if requested by Landlord. At Landlord's written request (delivered with at least two (2) weeks' prior notice in accordance with the provisions of Section 24.7 of this Lease), such participation shall include, without limitation, closing the Premises (or any part thereof designated by Landlord) to the public and allowing Landlord to
use the Premises for not more than a total of   *   periods of   *   each in any
Lease Year. If Landlord exercises its right to require Tenant to close and allow Landlord to use the Premises (or any part thereof) as aforesaid, Landlord shall reimburse Tenant for Tenant's direct, out-of-pocket costs for wages expended by Tenant in connection therewith within thirty (30) days of invoice by Tenant. Notwithstanding anything herein to contrary, Tenant does not grant Landlord the right to operate its equipment at the Premises.

6.       PROMOTIONAL RIGHTS; ADVERTISING.

         6.1.     Use of Name.

DOWNTOWN DISNEY(R), and any or all of its constituent components, shall have the names as shall be designated by Landlord, from time to time, and Landlord may change the name of DOWNTOWN DISNEY(R) and/or any or all of its constituent components, at any time and from time to time, at Landlord's sole and absolute discretion, without prior notice to or the consent of Tenant. In the event Landlord elects to change the name of DOWNTOWN DISNEY(R) and/or



* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.


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

any or all of its constituent components, Landlord shall not be liable for any costs incurred by Tenant associated with the name change on any of Tenant's advertising or promotional materials, literature, Merchandise, stationery, or other goods or materials which refer to or depict DOWNTOWN DISNEY(R) and/or any or all of its constituent components. The names and logos of DOWNTOWN DISNEY(R) and its constituent components, and the exterior and interior design characteristics unique to or characteristic of DOWNTOWN DISNEY(R) and its constituent components shall be the sole property of Landlord.

         6.2.     Reference to Location of Premises.

Subject to the provisions of this Lease (including without limitation, those set forth below in this Section), Landlord hereby grants to Tenant, for and during the Term, the non-exclusive right to make reasonable use of THE DISNEYLAND RESORT(R) PROJECT name, and DOWNTOWN DISNEY(R) name, solely for the purpose of referring to the location of the Premises (it being understood that such names include references to the respective marks and goodwill of Landlord and Landlord's Affiliates). The right granted to Tenant herein shall be exercised by Tenant in strict compliance with the following guidelines (and any future guidelines established from time to time by Landlord):

                  6.2.1. The DOWNTOWN DISNEY(R) name and THE DISNEYLAND RESORT(R) PROJECT name shall only be used to refer to the location of the Premises in connection with Tenant's advertising, publicity and promotion of the Premises (and not with respect to any person, product, service or thing of any kind), and may not be used in connection with any advertising or promotion related to any other business owned and/or operated by Tenant or in any other respect, without the prior approval of Landlord in its sole and absolute discretion.

                  6.2.2. The DOWNTOWN DISNEY(R) name and THE DISNEYLAND RESORT(R) PROJECT name shall be used only in the exact form, style and combination then prescribed or permitted by Landlord, in accordance with the guidelines practiced by Landlord from time to time, in the utmost good taste and consistent with the image and reputation of Landlord and Landlord's Affiliates.

                  6.2.3. The DOWNTOWN DISNEY(R) name and THE DISNEYLAND RESORT(R) PROJECT name, and all rights associated therewith, shall remain the sole and absolute property of Landlord or Landlord's Affiliates, as the case may be.

                  6.2.4. Tenant shall submit to Landlord for approval in all respects (including subjective aesthetic judgments) all prototype advertising, publicity and promotional material (including, without limitation, publicity copies and press releases, artwork and layout) using the DOWNTOWN DISNEY(R) name, and/or THE DISNEYLAND RESORT(R) PROJECT name, as applicable, together with a brief statement setting forth the use to which the material will be put, and the media through which and the period of time during which it will be distributed or displayed, which shall in no event exceed twelve (12) months unless resubmitted to, and re-approved by, Landlord. Tenant shall also submit such other background and supporting material as Landlord shall require so as to enable it to make an informed judgment and appraisal. All such material shall be transmitted to Landlord in the same manner required under this Lease for the giving of notices, addressed to the attention of Landlord's Vice President - Marketing or its

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

designee, at least thirty (30) days prior to the date of intended use. Tenant shall not utilize any materials requiring Landlord's approval without first obtaining the specific approval of such Vice President or its authorized representative.

                  6.2.5. Landlord shall notify Tenant of its approval or disapproval of Tenant's proposed material within ten (10) Business Days of Landlord's actual receipt of all documentation and information required to be submitted to Landlord. Landlord will give due consideration to any request made by Tenant for renewal of any such approval. In the event Landlord fails to respond within the aforesaid ten (10) Business Day period, Tenant may give Landlord an additional notice specifying the proposed materials with respect to which it has failed to respond. If Landlord shall fail to respond to such additional notice within five (5) Business Days after Landlord's actual receipt of same, Landlord shall be deemed to have disapproved such use.

                  6.2.6. Tenant shall furnish to Landlord, at or before the time.they are forwarded or made available to the appropriate media or the public, the final proofs of all such material, which shall not differ significantly from the proposed material approved by Landlord and which shall indicate the specific use to which they will be put. If Landlord finds any of such proofs significantly different from the proposed material approved, or inappropriately or untimely used, then Tenant shall, as soon as practicable after being notified to that effect by Landlord, cause the withholding or discontinuance of such material and diligently seek to effect, to the extent possible, the recall or cancellation of any material already authorized or begun.

                  6.2.7. To facilitate the coordination by Landlord of advertising and promotional efforts, Tenant shall from time to time, but no less often than quarterly, notify Landlord in writing, so as to afford to it as much advance notice as is reasonably practicable, of all plans for future distribution or display of its advertising or promotional material to be used in connection with the Premises. Such notice shall specify the planned publication dates and media constituents. Tenant shall use reasonable efforts (such as weekly meetings) to advise Landlord of any modifications of, additions to, or cancellations of, any such plans.

                  6.2.8. As a condition to the exercise by Tenant of the right granted to it in this Section, each such exercise shall be accompanied by such copyright notice or registration notice as shall be required by Landlord. Landlord will, from time to time, notify Tenant of the form and content of the copyright or registration notice to be used.

                  6.2.9. Neither anything in this Section nor anything contained in this Lease or in any other document, instrument, correspondence or communication, shall be deemed or construed to grant to Tenant any rights whatsoever (except to the extent and in the manner provided herein), and Tenant hereby covenants that, except as otherwise specifically permissible under this Lease, it shall not:

                           6.2.9.1. Use DOWNTOWN DISNEY(R) name, THE DISNEYLAND
RESORT(R) PROJECT name, THE DISNEYLAND(R) name or DISNEY'S CALIFORNIA ADVENTURE(R) name, either alone or in conjunction with, or as a part of, any other word, mark, name or title, in any trademark or service mark sense, or in any other manner;

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

                           6.2.9.2. Use the names "Walt Disney", "Walter E.
Disney", "Disney" or any variation thereof, either alone or in conjunction with, or as a part of, any other word, mark, name or title;

                           6.2.9.3. Use any characters (such as Mickey Mouse),
designs, names, symbols, representations, figures, drawings, ideas of other matter owned, developed or created by Landlord, The Walt Disney Company, or any of Landlord's Affiliates in any manner whatsoever;

                           6.2.9.4. Sell or distribute any literature,
merchandise, souvenirs or other items which refer to or depict: (i) THE DISNEYLAND RESORT(R)PROJECT, DOWNTOWN DISNEY(R)or (ii) any other property, real or personal, owned, operated or managed by Landlord or any of Landlord's Affiliates; or (iii) DOWNTOWN DISNEY(R) or THE DISNEYLAND RESORT(R) PROJECT name or symbol; provided, however, that subject to the terms of this Lease, Tenant may sell or distribute any duly licensed consumer products acquired from third party vendors which incorporates or is a manifestation of the intellectual property of Landlord or its Affiliates; or

                           6.2.9.5. Use (or authorize others to use), reproduce,
sell, distribute, display or exploit DOWNTOWN DISNEY(R) or THE DISNEYLAND RESORT(R) PROJECT name or symbol or the copyrighted works of The Walt Disney Company, Landlord or any of Landlord's Affiliates.

                  6.2.10 In the event Tenant fails to comply with or violates any of the terms of this Section, then Landlord may, in addition to any and all remedies provided under this Lease or at law or in equity, terminate (in whole or in part) the right of Tenant provided in this Section, whereupon Tenant shall withhold and discontinue all further use of its right granted hereunder and Tenant shall recall and cancel any materials previously distributed or displayed by Tenant.

         6.3.     Copyrights.

Any use or reproduction of any copyrighted works of art or other copyrighted or registered material approved by Landlord shall be accompanied by such copyright or registration notice as may be required by applicable Laws or by Landlord.

7.       PREMISES MANAGEMENT AND EMPLOYEES.

         7.1      Premises Management.

Management and operation of the Premises shall at all times be under the direct supervision and control of Tenant.

         7.2.     Premises Employees.

The following provisions shall apply with respect to all employees of Tenant employed in connection with the Premises:

                  7.2.1. All such employees shall be employees of Tenant and not of Landlord, any of Landlord's Affiliates or any other person or entity.

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

                  7.2.2. All such employees shall, as a condition of their employment or assignment within THE DISNEYLAND RESORT(R) PROJECT, agree to be subject to and comply with all standards, rules and regulations of Landlord which may be in effect from time to time and applicable to employees of entities sponsoring attractions or corporate displays in THE DISNEYLAND RESORT(R) PROJECT or any part thereof, including, but not limited to, the rules of conduct (including working hours) and personal appearance standards established by Landlord for its own employees.

                  7.2.3. All such employees shall be required to successfully complete Landlord-sponsored (or sponsored by an Affiliate of Landlord) orientation and training programs prior to or reasonably soon after beginning employment and on a periodic basis thereafter as deemed appropriate by Landlord (such orientation and training programs shall be provided by Landlord to Tenant's employees at the expense of Tenant).

                  7.2.4. Landlord shall have the right to approve the assignment of any such employees and to direct Tenant to reassign any such employees (and Landlord shall have no liability in connection with any employee transfer or discharge thereby made by Tenant and Tenant shall hold Landlord harmless in connection therewith); provided, however, that so long as Tenant has complied with the requirements of: (i) this Lease (including, without limitation, the Disney Standard in all respects); (ii) Tenant's own employment policies; and (iii) all applicable Laws, then Tenant shall not be required to transfer or discharge any employee of Tenant in accordance with this subsection if to do so would, in Tenant's reasonable opinion, result in a violation of any applicable Law.

                  7.2.5. Tenant shall be solely responsible for all salaries, employee benefits, social security taxes, Federal or state unemployment insurance, workers' compensation coverage and any and all taxes and other charges of any kind whatsoever relating to such employees.

                  7.2.6. Tenant's employees shall not be entitled to participate in any of Landlord's employee benefit or welfare plans.

                  7.2.7. Tenant shall be responsible for such employees' failure to comply with any of the applicable provisions of this Lease.

         7.3.     Policies of Employment and Employment Commitment.

                  7.3.1. Tenant shall maintain policies of employment as follows:

                           (a)      Neither Tenant nor any of its agents,
employees or contractors shall discriminate against any employee or applicant for employment on the basis of race, religion, color, sex, national origin, sexual orientation, disability or on any other basis whatsoever which may violate any applicable Law. Tenant shall take action to insure that qualified applicants for available positions are employed. Tenant shall post in conspicuous places, available to employees and applicants for employment, notices setting forth the policies of non-discrimination.

                           (b)      Tenant shall, in all solicitations or
advertisements for employees placed by it or on its behalf, state that all qualified applicants will receive consideration for

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

employment without regard to race, religion, color, sex, national origin, sexual orientation, or disability and that Tenant is an equal opportunity employer.

                  7.3.2. Tenant shall recruit, train, supervise, direct, discipline, and if necessary, discharge personnel working at the Premises. As a requirement of this Lease, all personnel working at the Premises, management, non-management, and hourly, must abide by Landlord's appearance standards and rules of conduct. Employees will adhere to THE DISNEYLAND RESORT(R) PROJECT practices and policies concerning grooming standards, drug abuse, smoking, alcohol consumption, eating, using offensive language, fighting, etc. Name tags shall be worn by all employees. Tenant shall cause all of its employees to behave in a friendly, respectable, and courteous manner towards all guests and Landlord, its staff and management. If Landlord believes that any of Tenant's employees are acting (or failing to act, as the case may be) other than as required under this Lease, or Landlord or its agents determine that any of such employees are not performing their duties in a competent manner, Landlord shall so advise Tenant and Tenant shall promptly arrange to correct the deficiencies or to replace such employee, as determined by Tenant and approved by Landlord.

         7.4.     Costumes and Appearance Standards.

All employees at the Premises shall wear costumes or uniforms provided by Tenant, at Tenant's sole cost and expense, or employees may wear their own clothing provided such are of a high quality and appearance and are consistent with the Disney Standard. All costumes or uniforms shall be subject to the prior approval of Landlord in writing (in Landlord's sole discretion). All costumes, uniforms or personal clothing shall be maintained, washed and pressed and otherwise be in a condition equivalent or better than that of the costumes or uniforms used at public guest facilities owned or operated by Landlord or its Affiliates within THE DISNEYLAND RESORT(R) PROJECT.

         7.5      Employee Parking.

Landlord shall have the right, from time to time, to designate and charge for certain parking areas for Tenant employee parking, and Tenant agrees that Tenant and its employees shall not thereafter park in any parking areas except those areas so designated by Landlord. In order to facilitate the enforcement of such restriction on Tenant and employee parking, Tenant agrees that it shall, within three (3) days after each employee's hire date, furnish and provide to Landlord the automobile license tag numbers of all Tenant and employee vehicles. Landlord may, in its sole discretion, require that any and all of Tenant's employees at the Premises submit copies of their driver's licenses and register their motor vehicles with the Security or other department of Landlord, and that such employees affix and maintain certain decals to their motor vehicles in order to obtain access to certain facilities within THE DISNEYLAND RESORT(R) PROJECT. Tenant shall advise its employees to properly lock and secure their motor vehicles and to refrain from leaving any valuables in their motor vehicles, since Landlord does not assume and Landlord hereby disclaims any liability or responsibility whatsoever for the safety or security of any such employee motor vehicle or the contents thereof. In the event that Tenant or its employees shall fail, following one (1) written or oral notice, to: (i) park their motor vehicles in areas properly designated by Landlord for such parking; or (ii) otherwise follow the requirements of this

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

Section, then Landlord may, at its sole option, cause any such motor vehicle to be towed, at Tenant's expense, and/or charge Tenant the sum of $25.00 for each offense.

8.       GUEST SURVEYS.

         8.1.     Periodic Guest Surveys.

                  8.1.1. Landlord shall, at its option and expense, have the right to conduct itself, or to cause Tenant to conduct at Tenant's expense, guest evaluation and experience surveys at periodic intervals. Any such evaluation or survey may, at the discretion of Landlord, be conducted in or upon the Premises or through the use of mail or telephone (or other electronic) contact. If Landlord wishes to conduct such evaluation or survey by means of mail or telephonic (or other electronic) contact, upon request therefor by Landlord, Tenant shall provide at no cost to Landlord, by hard copy and magnetic media, the names and addresses (and, if available, telephone numbers) of guests who (i) have voluntarily disclosed such information in Tenant's guest book, which shall be present at all times on the point of sale counter, (ii) have voluntarily disclosed such information to the cashier for data entry into the point of sale system, and/or (iii) have paid for goods or services upon the Premises by means of a credit or direct debit card (or its equivalent), sorted by categories as requested by Landlord. The timing of any such surveys described in the preceding sentence shall be coordinated with Tenant (it being understood and agreed by Tenant that Tenant shall cooperate with Landlord in such regard), and such surveys shall be addressed to obtaining such data as Landlord shall require, and the results thereof shall be shared between Landlord with Tenant, provided, however, that nothing in this Section 8.1 shall require Tenant to disclose customer data which Tenant is required to keep confidential, whether by customer request or by Law.

                  8.1.2. At Landlord's request, Tenant shall at its expense, as a component of its operating standards and in addition to any surveys or evaluations conducted by or at the instance of Landlord as set forth in Subsection 8.1.1 above: (i) periodically (but no fewer than twice per Lease
Year) conduct guest evaluation and experience surveys, and (ii) place comment cards or the like in the public areas of the Premises. Tenant shall compile, analyze and review all data received from such efforts in a form reasonably acceptable to Landlord and Tenant shall share all of such data with Landlord, provided, however, that Tenant shall not be required to disclose customer data which Tenant is required to keep confidential, whether by customer request or by Law.

                  8.1.3. The results of any such guest surveys or comment cards or the like described in the foregoing subsections may be used by Landlord for all purposes as probative evidence of Tenant's compliance or non-compliance with the terms of this Lease, including, without limitation, the Disney Standard.

9.       TAXES AND ASSESSMENTS.

         9.1.     Payment of Taxes and Assessments.

Tenant shall pay as and when they shall become due and payable, as Additional Rent, an amount equal to all Taxes and Assessments during the Term. Landlord shall equitably apportion the total amount of Taxes and Assessments for the tax lot(s) which the Premises is a part among the

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
 various tenants and owners affected thereby, either on a square footage, intensity of use or some other common factor basis, in which event Taxes and Assessments shall be based upon the proportion of the floor area of the Premises to the total floor area of all the land and improvements in the tax lot(s) for which the Premises is a part, or based upon the nature or intensity of use or some other common factor applicable to Tenant and the various other tenants and owners. As of the date of this Lease, Landlord estimates that Tenant's pro rata
share of Taxes and Assessments will be approximately   *   of the Premises.
Tenant shall pay to Landlord, as Additional Rent, Tenant's portion of such Taxes and Assessments within thirty (30) days of Tenant's receipt of a statement from Landlord therefor. Tenant shall not be responsible for the personal property taxes of any person or party other than Tenant (it being acknowledged by the parties, however, that under present Law Tenant is responsible for filing and paying its personal property taxes directly to the appropriate Governmental Authority and that in such event any such equitable allocation would not include personal property taxes with respect to Tenant's personalty).

         9.2.     Proration of Taxes and Assessments.

Taxes and Assessments for the calendar years during which the Commencement Date and the Expiration Date occur shall be prorated so that Tenant pays only that portion of the Taxes and Assessments for such calendar years allocable to periods of time during the Term. Such proration shall be computed and made as soon as practicable after the Commencement Date and the Expiration Date.

         9.3.     Challenge of Taxes and Assessments.

                  9.3.1. Tenant shall not contest, challenge or appeal (directly or indirectly, formally or informally, officially or unofficially) any Taxes and Assessments levied, assessed or imposed by any Governmental Authority without the prior written consent and approval of Landlord, which consent and approval may be granted or withheld by Landlord in its sole and absolute discretion. Without limiting the generality of Section 15.1 (Indemnity of Landlord), Tenant acknowledges and agrees that the indemnity provisions of
Section 15.1 shall be deemed to include, without limitation, any and all increased taxes and/or assessments, penalties or interest, imposed on any property owned or operated by Landlord or any Landlord Affiliate (together with all attorneys fees and costs incurred by Landlord or any Landlord Affiliate in appealing or otherwise attempting to reverse such costs or liabilities) resulting, in whole or in part, from Tenant's breach of this Subsection 9.3.1. Landlord reserves the right, but shall not be obligated to do so, to contest, challenge and/or appeal any and all Taxes and Assessments. If any Taxes and Assessments are contested, challenged or appealed by Landlord, then Tenant's proportionate share of Taxes and Assessments shall also include Tenant's proportionate share of Landlord's cost and expense of contesting such Taxes and Assessments.


* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.


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10.      UTILITIES; REPAIRS; JANITORIAL SERVICE; TRASH COLLECTION AND SECURITY.

         10.1.    Utilities.

                  10.1.1. Except for cable television service and phone service, Landlord shall cause lines, cables, mains and other conduits and connections for the delivery of Utilities to be brought to locations fifteen
(15) feet of the Premises, as shall be determined by Landlord in Landlord's sole discretion. Landlord may, but shall not be required to furnish to Tenant any Utilities of any kind whatsoever during the Term (including, without limitation, water, steam, heat, fuel, gas, hot water, electricity, light and power). This Lease shall be subject and subordinate to any easements that Landlord may elect to grant to providers of any Utilities to provide service to the Premises.

                  10.1.2. If Tenant should construct an Improvement which encroaches upon, or should landscape or otherwise improve on or over, a utility easement reserved by Landlord hereunder, whether with or without the consent of Landlord, Tenant shall remove same to the extent necessary to effect the maintenance, repair or replacement of any Utilities within the easement and shall restore same, all at its cost and expense.

                  10.1.3. Tenant shall pay for the cost of providing temporary utility services to the Premises during construction (including, without limitation, the performance of Tenant's Work). Tenant shall pay to Landlord the actual cost for any such temporary utility services furnished by Landlord.

                  10.1.4. Tenant shall pay all connection fees imposed by any governmental or quasi-governmental entity or utility or by Landlord or any Affiliate of Landlord (if such utility is so provided) for or relating to the Utilities including, but not limited to, connections for telephone, electric, potable water and waste water lines, and construction costs of connecting to such Utilities. Tenant shall pay and be responsible for the Utilities (and any other utilities utilized by Tenant) and shall pay for customary hook-up and service fees.

                  10.1.5. Tenant shall make all arrangements for, and pay or cause to be paid when due all charges for, all Utilities and services furnished to the Premises or used by Tenant, including, but not limited to, electricity, water, telephone and sanitary sewer services. Landlord may provide Tenant with hot and chilled water through Landlord's central plant. Tenant shall pay Landlord for its usage of hot and chilled water plus its share of the amortized capital costs of Landlord's central plant plus Tenant's share of the maintenance and utility costs to run the central plant. Tenant may not audit or review Landlord's books and records regarding its capital and maintenance costs for its central plant. If any utility to the Premises cannot be separately metered, or if Landlord is required by any utility supplier or itself elects to supply the utility service through a master meter, then Landlord shall equitably apportion the cost of such utility among the various tenants or users served thereby on either a square footage basis (based upon the proportion of the leased area of the Premises to the gross area served through the same master meter) or based upon the intensity of use by Tenant. If requested by Landlord, Tenant shall, at Tenant's expense, cause to be installed for the Premises submeters or information meters on any utility served through a master meter. In the event of such apportionment or submetering, Tenant

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shall pay to Landlord monthly, as Additional Rent, Tenant's portion of the cost of such utility, within ten (10) days of receipt of a statement from Landlord therefor.

                  10.1.6. If Tenant desires cable television service, it shall contract through Century Cable; provided, however, in no event shall such cable television exhibit obscene, pornographic or objectionable content or any content which is not of the Disney Standard. All public phone service within the Premises shall be through Vista-United Telecommunications and Tenant shall contract within such entity for such service.

                  10.1.7. For any utility serving the Premises, Tenant shall make all arrangements for, and pay or cause to be paid when due all charges for, installation of connection hook-ups, back flow preventive devices, and submeters and/or other devices for the measurement of utilities supplied to the Premises.

                  10.1.8. In no event shall Landlord be liable or responsible for any interruption or disruption of utility service and Tenant hereby waives any and all claims against Landlord for any loss, damage or expense arising out of or incurred in connection with any of such events.

                  10.1.9. Landlord reserves the right to grant such easements to Vista-United Telecommunications and/or any other supplier of utilities services which are reasonably necessary to enable them to provide utility services to the Premises or other portions of THE DISNEYLAND RESORT(R) PROJECT. Further, Landlord reserves the right, at its own cost and expense, to construct, erect, place, bury, operate, maintain, repair, renew or replace utilities on, over, under or through any portion of the Premises or to alter the alignment of any existing utilities on any portion of the Premises, provided that such use shall not unreasonably interfere with Tenant's use of the Premises.

         10.2.    No Repairs by Landlord.

Except with respect to the structural elements of the Premises that were part of Landlord's Work including, without limitation, the roof and slab of the Building (unless affected by Tenant's actions, normal wear and tear excluded), and any utilities which run through the Premises which do not exclusively serve the Premises, Landlord shall not be obligated to repair, maintain or replace any part of the Premises during the Term.

         10.3.    Repairs by Tenant.

During the Term, except as provided in Section 10.2 above, Tenant shall perform all maintenance, repair and replacement of the Premises (including the exterior thereof and any portion of the Common Area due to the misuse by Tenant). Tenant shall, at Tenant's sole cost and expense, put, keep, replace, maintain and repair the Premises so that at all times the Premises shall be in good order and repair, and in a good, safe and substantial condition, and Tenant shall not cause or permit any waste or deterioration thereof. Tenant's obligations hereunder shall be timely performed by Tenant whenever the same may arise during the Term, whether foreseen or unforeseen, whether interior or exterior, whether ordinary or extraordinary, and regardless of the time remaining in the Term. Subject to Article 13 hereof, upon the expiration or sooner termination of this Lease, Tenant shall leave the Premises in a condition at least as good as the condition the Premises were in on the Commencement Date, excepting only ordinary wear and

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tear, depreciation and obsolescence. Tenant acknowledges that the initial
Furnishings will become worn out, defective, obsolete or otherwise inappropriate under or with respect to the Disney Standard. Accordingly, Tenant shall, at its sole cost and expense, periodically procure, install, maintain, repair, renew and replace in, upon or about the Premises all Furnishings necessary or appropriate for the operation of a first-class Build-A-Bear Workshop store consistent with the standards of THE DISNEYLAND RESORT(R) PROJECT, and otherwise in strict conformity with the Disney Standard.

         10.4.    Standards for Repair and Maintenance.

Notwithstanding the possible existence of any generally accepted industry standards used in the Anaheim area defining the expression "in good order and repair, and in a good, safe and substantial condition," Tenant hereby acknowledges that the overall value, desirability and attractiveness of the Premises will be substantially augmented and enhanced as a result of its location within THE DISNEYLAND RESORT(R) PROJECT and that the Disney Standard materially exceeds any such generally accepted industry standards. Accordingly, Tenant covenants and agrees that, continuously throughout the Term, the Premises will be operated and maintained in strict accordance with the Disney Standard.

         10.5.    Consultation with Landlord.

In order to: (i) fulfill the terms and provisions contained herein; and (ii) operate, manage and maintain the Premises for the best use, enjoyment, welfare and benefit of Tenant and Landlord, their successors, assigns and legal representatives or any other party claiming an interest in the whole or any portion of the Premises by, through or under either of said parties and the guests, invitees, lessees and licensees of any of the foregoing parties, there is hereby imposed upon Tenant the specific duty and obligation to consult with Landlord and seek its advice, guidance, consent and approval as to all matters concerning the proper maintenance, operation, repair and replacement of any and all Improvements, Furnishings, signs, decorative walls, landscaping, and personal property placed or erected upon the Premises in a manner consistent with the Disney Standard. The aforesaid duty to specifically consult with Landlord shall not in any way limit or condition the affirmative obligation of Tenant to repair and maintain the Premises as set forth in this Article.

         10.6.    Ultimate Responsibility for Standards.

Notwithstanding anything contained in this Lease to the contrary, the above provisions and standards shall in no way create, impose or imply that Landlord has any specific duty or responsibility to either Tenant, its successors, assigns and legal representatives, any other party claiming an interest in the Premises by, through or under either Landlord or Tenant or to the guests, invitees, lessees and licensees of any of the foregoing parties with regard to the matters addressed herein. Nothing contained herein is intended to set any acceptable minimum safety or welfare standards and it shall remain the sole responsibility of Tenant to determine its own minimal levels of acceptable order and condition for the Premises and to ensure conformity to the terms of this Lease as well as to all other legal requirements as hereinafter provided, it being agreed that Tenant shall hold Landlord harmless from all claims and liabilities arising therefrom.

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         10.7.    Janitorial, Pest Control and Sitescaping Services.

Tenant shall make arrangements and pay for all janitorial, pest control and landscaping services for the Premises. Tenant shall have the right to contract for such services with third parties; provided, however, that the third parties selected by Tenant shall be subject to Landlord's prior approval in its sole discretion.

         10.8.    Trash and Garbage Collection.

Tenant shall temporarily store all of Tenant's garbage and trash in a ventilated and enclosed area on the Premises, and Tenant shall be responsible for collecting and transporting all of its garbage and trash to the trash storage area designated by Landlord as and when required by Landlord. Tenant shall ensure that all garbage and trash is properly stored in leak-resistant, odor resistant bags or containers prior to disposal and in accordance with all Laws. Tenant shall take all necessary means to ensure that no offensive odors (as determined by Landlord) emanate from the Premises. Tenant shall maintain the cleanliness and sanitation of the trash area relative to Tenant's use thereof. All boxes and cartons shall be torn or broken down by Tenant as necessary so as to be easily accommodated in the bags or containers. Tenant shall not place any material in any trash or garbage container which cannot be disposed of in the ordinary and customary course of trash and garbage disposal. Tenant shall comply with Landlord's recycling plan as set forth by Landlord from time to time. Tenant shall pre-sort recyclable material and deposit such into designated containers/areas. Tenant shall be responsible for paying to Landlord (or such entity as may be designated by Landlord from time to time) (at rates which shall be competitive with private companies in the area providing the same service or services) or the City of Anaheim and/or the County of Orange, all fees for the use of any dumpsters or containers used by Tenant and all charges in connection with removal of Tenant's trash and garbage from the designated trash storage area including, without limitation, Orange County Sanitation fees.

         10.9.    Fire Monitoring.

Tenant shall pay to Landlord the monitoring fees which are established from time to time for monitoring of the emergency fire system installed (or to be installed) in the Premises. Such system shall tie into Landlord's fire monitoring system. Landlord shall not have any liability to Tenant as a result of any damage, loss or claim sustained by Tenant as a result of any failure of such system or negligence in the monitoring thereof.

         10.10.   Sanitation.

Tenant shall be responsible for the normal and customary sanitation and cleaning of the entire Premises. Further, Tenant shall clean the interior and exterior walls, air ducts and vent systems pursuant to all applicable Laws and consistent with the Disney Standard and as otherwise provided in the Operating Conditions, Rules and Regulations. All cleaners and chemicals utilized in the sanitation of the Premises by Tenant must be first approved by Landlord in its sole discretion. Tenant shall promptly forward to Landlord copies of all Orange County Health Department inspections.

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         10.11.   Security.

Tenant shall provide its own security within its Premises. Tenant shall provide security/customer control for Tenant's customer queue lines. All of Tenant's security plans, systems and processes shall be subject to the prior approval of Landlord, in Landlord's sole and absolute discretion. Any outside security companies used by Tenant shall be subject to Landlord's prior approval, in Landlord's sole and absolute discretion. No armed security is permitted. Tenant's security alarm system shall tie into Landlord's system. Any armored car service used by Tenant shall be at Tenant's risk and expense and shall be approved by Landlord, in its sole and absolute discretion. Tenant's employees shall follow all guidelines provided under Landlord's emergency action plan.

11.      IMPROVEMENTS OR ALTERATIONS.

         11.1.    Improvements or Alterations.

Except for the construction and installation of the initial Improvements and Furnishings expressly provided for in this Lease, Tenant shall not make any exterior improvements or alterations of any kind or nature (even if "minor" or "decorative") without the prior consent and approval of Landlord in Landlord's sole discretion in each instance.

   * Notwithstanding the foregoing, with respect to changes or alterations in connection with updating or remodeling the Premises in accordance with Subsection 4.1.5 hereof, and provided such changes or alterations do not affect
the exterior of the Premises and do not exceed the amount of  *    in the
aggregate in any Lease Year, Landlord's approval shall not be required. With respect to any alterations or improvements which require Landlord's consent hereunder, Landlord agrees to respond to a complete proposal for such interior alterations or improvements (including plans, specifications and such other items as Landlord may reasonably request), submitted by Tenant in a form acceptable to Landlord, within thirty (30) days of Landlord's receipt of a complete proposal. Failure by Landlord to respond to such proposal within thirty
(30) days of receipt thereof shall be deemed rejection of such proposal. If Landlord in its discretion permits any improvement or alteration proposed by Tenant, any such permission shall be subject to such conditions or requirements as Landlord may in its discretion require, including, without limitation, the following: (i) any such improvement or alteration shall be at Tenant's expense and shall be in compliance with the Disney Standard and all applicable Laws, including, without limitation, the ADA; (ii) any such improvement or alteration shall not weaken or impair the structural strength or integrity of the building, alter its exterior design or appearance, materially impair the use of any of the service facilities, fundamentally affect the character or suitability of the Premises for the permitted purposes described in this Lease, or materially lessen or impair their value; (iii) any such improvement or alteration shall not be commenced until Tenant shall have obtained all certificates, licenses, permits, authorizations, consents and approvals necessary for such improvement or alteration, from all Governmental Authorities having jurisdiction with respect to the Premises or such improvement or alteration, and Landlord, at Tenant's expense, shall fully cooperate with Tenant in obtaining any such


* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.



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certificate, license, permit, authorization, consent or approval, and shall have complied with all applicable Lease provisions; (iv) Tenant shall cause all improvements or alterations to be made and completed with first class materials and in a good, substantial and workmanlike manner, and in compliance with the Disney Standard and all Laws, and shall cause all such improvements or alterations to be diligently prosecuted to completion; (v) Tenant shall promptly pay all costs and expenses incurred for any such improvements or alterations, and Tenant shall at all times maintain the Premises free and clear of all liens for services or labor performed or rendered, or for materials delivered, supplied or furnished, to or in connection therewith; and (vi) Tenant shall obtain and maintain in full force and effect builder's risk and commercial liability insurance covering all work in connection with all improvements or alterations, in accordance with the provisions of this Lease. Landlord's consent to any improvements or alterations may be conditioned upon such other factors as Landlord shall deem appropriate, including a requirement that Tenant deposit with Landlord a surety bond or other security satisfactory to Landlord to assure completion of or payment for such improvements or alterations. Except for Tenant's Personalty, title to all improvements or alterations shall vest in Tenant immediately upon construction or installation on, or affixation or annexation to, the Site, but shall subsequently transfer to Landlord upon the expiration or sooner termination of this Lease pursuant to the terms hereof. Tenant shall deliver to Landlord within ten (10) days of completion of any improvement or alteration, as-built drawings of such improvement or alteration, in form acceptable to Landlord.

12.      LEGAL REQUIREMENTS AND LIENS.

         12.1.    Compliance with Legal Requirements.

Other than in connection with the construction of Landlord's Work by Landlord, Tenant shall, at Tenant's expense, promptly comply with all legal requirements affecting the Premises. The phrase "legal requirements affecting the Premises," as used in this Section, shall mean and shall include all applicable Laws and other requirements which relate in any manner to the Premises or any part of the Premises, or to the use, construction or occupancy of the Premises or any part of the Premises, including, but not limited to, health and safety codes and similar requirements, building codes and similar requirements, zoning ordinances and requirements, use restrictions, fire requirements, safety requirements, energy-related requirements, environmental requirements and requirements for the physically challenged (including, without limitation, the ADA).

         12.2.    Challenge of Legal Requirements.

Subject to the terms of this Lease including, without limitation, maintaining The Disney Standard, Tenant may, at Tenant's sole cost and expense, upon prior written notice to Landlord, in Tenant's own name and on Tenant's own behalf, in good faith, contest any legal requirement affecting the Premises and, in the event of any such contest, may permit such legal requirement so contested to remain unsatisfied during the period of such contest and any appeal therefrom; provided, however, that, if Landlord shall notify Tenant that, in Landlord's sole and absolute opinion: (i) the Premises or any part thereof will be subject to loss or forfeiture by virtue of or by reason of such non-compliance; or (ii) the name, image, reputation, goodwill or proprietary rights of Landlord or any of Landlord's Affiliates or of any portion of THE DISNEYLAND RESORT(R) PROJECT will be adversely affected, then such legal requirements shall be complied

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with forthwith or Tenant shall deposit with Landlord a sum of money reasonably required by Landlord as security to protect the Premises from any loss or forfeiture and Tenant shall do or cause to be done such other measures as Landlord shall reasonably require to protect the Premises and such name, image, reputation, goodwill or proprietary rights.

         12.3.    No Liens.

Landlord's interest in the Site, the Premises and the Furnishings shall not be subjected to liens of any nature by reason of Tenant's construction, alteration, repair, restoration, replacement or reconstruction of any Improvements and/or Furnishings on the Site, or by reason of any other work performed or allegedly performed, materials furnished or allegedly furnished to or for Tenant, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, mechanics' and materialmen's liens. All persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord's credit or assets (including Landlord's interest in the Site, the underlying real property, any Improvements constructed thereon or any Furnishings contained therein) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, repair, restoration, replacement or reconstruction thereof by or on behalf of Tenant. Landlord reserves the right to enter upon the Premises or Site for the purpose of posting Notices of Non-Responsibility or any other notices which Landlord deems necessary or desirable for the proper protection of Landlord's interest in the Premises or Site or underlying real property as are permitted by Law. Tenant shall give Landlord notice of the intended commencement date of any work on or about the Premises or Site sufficiently in advance thereof to enable Landlord to post Notices of Responsibility or such other notices. Tenant has no power, right or authority to subject Landlord's interest in the Site, the underlying real property, or in such Improvements and/or Furnishings to any mechanic's or materialmen's lien or claim of lien. If a lien, a claim of lien or an order for the payment of money shall be imposed against the Site, the underlying real property, or any Improvements thereon or Furnishings therein on account of Work performed, or alleged to have been performed, by or on behalf of Tenant, Tenant shall, within thirty (30) days after the imposition of such lien, claim or order, cause the Site, the underlying real property, the Improvements and the Furnishings to be released therefrom by the payment of the obligation secured thereby or by furnishing a bond or by any other method prescribed or permitted by Law. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims for mechanic's, materialmen's or other liens in connection with any work performed or allegedly performed, materials furnished or allegedly furnished, or other obligations incurred by or for Tenant, and in connection therewith Tenant shall provide Landlord with immediate notice of any and all liens filed against the Premises, the Site and/or the underlying real property. If Tenant shall fail to discharge such lien within the period herein set forth, then in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, and without releasing Tenant from any of its obligations, cause such liens to be released by any means permitted by law, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, the full sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord. If a lien is released, Tenant shall thereupon furnish Landlord with a written instrument of release in form for recording in the office of the county recorder, Orange County, California, or as otherwise necessary to be sufficient to establish the release as a matter of record.

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         12.4.    Contest of Liens.

Tenant may, at its option, contest the validity of any lien or claim of lien if Tenant shall have first posted an appropriate and sufficient bond in favor of the claimant or paid the appropriate sum into court, if permitted by Law, and thereby obtained the release of the Site, the underlying real property, the Improvements and the Furnishings from such lien. If judgment is obtained by the claimant of any lien, Tenant shall pay the same immediately after such judgment shall have become final and the time for appeal therefrom has expired without appeal having been taken. Tenant shall, at its own expense, defend the interests of Tenant and Landlord in any and all such suits; provided, however, that Landlord may, at its election, at Tenant's expense, engage its own counsel and assert its own defenses, in which event Tenant shall cooperate with Landlord and make available to Landlord all information and data which Landlord deems necessary or desirable for such defense. Tenant shall do or cause to be done such other measures as Landlord shall reasonably require to protect the Premises and Landlord's name, image, reputation, good will or proprietary rights.

         12.5.    Notice of Nonresponsibility.

Prior to commencement of any of the Work (and any other construction, alterations, repairs, restorations, replacements or reconstruction on the Site), Tenant shall take any and all steps necessary and appropriate to protect Landlord and Landlord's interest in the Site, the underlying real property or the Premises from becoming subject to any liens or claims of lien.

13.      DAMAGE OR DESTRUCTION.

         13.1.    Damage or Destruction of Premises.

If the Premises is damaged or destroyed by fire or other casualty, Tenant shall notify Landlord immediately and the following provisions shall determine the effect of the damage or destruction on this Lease.

                  13.1.1. Subject to the termination rights of Landlord and Tenant under this Lease and Landlord's completion of the restoration of Landlord's Work, Tenant shall repair, reconstruct or replace, Tenant's Work (including the Furnishings), or the portion thereof so destroyed or damaged (whichever is reasonably required) at least to the extent of the value and as nearly as practicable to the character thereof existing immediately prior to such occurrence. All work shall be subject to Landlord's prior approval in its sole discretion, shall be started as soon as practicable after the occurrence of the casualty and, if applicable, the restoration of Landlord's Work, and shall be diligently completed at Tenant's expense (to which the insurance proceeds will be applied as hereinafter provided) in accordance with the construction schedule acceptable to Landlord, and paid for as promptly as Tenant's exercise of due diligence makes practicable. Tenant shall, however, immediately take such action as is necessary to assure that the Premises does not constitute a nuisance, otherwise present a health or safety hazard or detract from the aesthetics of the neighborhood, such work to be accomplished at Tenant's sole cost and expense (but Tenant shall be reimbursed out of the insurance proceeds, which right of reimbursement shall survive the termination of this Lease). All repairs and reconstruction shall be performed in a manner acceptable to Landlord which shall in no way interfere with the ongoing operation of

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THE DISNEYLAND RESORT(R) PROJECT. Such repairs and reconstruction shall be performed after operating hours, if required by Landlord. Tenant shall deliver to Landlord within ten (10) days of completion of any repair, replacement or reconstruction, as-built drawings, in form acceptable to Landlord.

                  13.1.2. In the event of a casualty resulting in a loss payment for Tenant's Work in an amount greater than ten percent (10%) of the total coverage of all insurance applicable to a loss of such nature, the proceeds of all insurance policies maintained by Tenant exclusive of amounts for Tenant's inventory, supplies, Merchandise and other items of Personalty that Tenant may otherwise remove from the Premises, shall be deposited in an interest-bearing escrow account in a commercial bank with trust powers and authorized to transact business in California acceptable to both Landlord and Tenant, and shall be used by Tenant for the repair, reconstruction or restoration of the Premises. The form and content of such escrow agreement shall also be acceptable to Landlord in its sole discretion. Such proceeds shall be disbursed periodically pursuant to the terms of the escrow agreement by the escrow agent upon certification of the architect or engineer having supervision of the work that such amounts are the amounts paid or payable for the repair, reconstruction or restoration. As a condition to such disbursement, Tenant shall, at the time of such deposit with such escrow agent, and from time to time thereafter until said work shall have been completed and paid for, furnish Landlord with adequate evidence that at all times the undisbursed portion of the funds, together with any funds made available by Tenant, is sufficient to pay for the repair, reconstruction or restoration in its entirety. Tenant shall be responsible for depositing any and all additional funds necessary or appropriate to prosecute all repair, reconstruction or replacement to full and final completion. Tenant shall obtain, and make available to Landlord, receipted bills and, upon completion of said work, full, final and unconditional waivers and releases of lien with respect to all labor and materials furnished. If Landlord elects to do any of the work due to Tenant's failure to do so in a satisfactory manner within twenty (20) days of Landlord's notice thereof, Landlord may use the proceeds to pay for such work. If any funds remain after said work is fully paid for and approved by Landlord, the remaining funds will be paid over to Tenant (subject, however, to off-set for any amounts of any kind owed by Tenant (or any of its Affiliates) to Landlord (or any of its Affiliates). In the event of a casualty resulting in a loss payment for the Premises in an amount equal to, or less than, ten percent (10%) of the total coverage of all insurance applicable to a loss of such nature, the proceeds shall be paid directly to Tenant, and shall be held in trust by Tenant for repair, reconstruction or restoration of the Premises as herein provided, and shall be applied by Tenant towards repair, reconstruction and restoration (and if any funds remain after said work is fully paid for and approved by Landlord, the remaining funds will be kept by Tenant; subject, however, to off-set for any amounts of any kind owed by Tenant (or any of its Affiliates) to Landlord (or any of its Affiliates)).

                  13.1.3. If, during the last two (2) Lease Years of the Term, the Premises shall be totally destroyed or so damaged as to render them unusable, either Landlord or Tenant may elect to terminate this Lease by written notice to that effect given to the other party not later than thirty (30) days after the occurrence of the casualty, whereupon this Lease shall cease and terminate as of the date of the occurrence; provided, however, that such election shall not be effective unless and until: (i) any entity having any claim to the insurance proceeds has released and assigned to Landlord all rights to the insurance proceeds; (ii) Tenant shall pay or assign to Landlord all proceeds received or receivable under all policies of insurance covering the Premises, and

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Landlord must have in fact received, pursuant to this clause (ii) or the immediately preceding clause (i), all proceeds of insurance required under this Lease (except for any amount thereof paid with respect to Tenant's inventory, Supplies, Merchandise and other items of personalty, which Tenant otherwise had the right to remove from the Premises pursuant to the provisions of this Lease);
(iii) Tenant shall pay to Landlord all Rent due from Tenant with respect to the period up to and including the effective date of termination; (iv) Tenant shall cure all defaults of Tenant hereunder other than any in respect of the failure to make repairs or effect restoration of any damage giving rise to exercise of Tenant's termination right under this Section; and (v) if such damage or destruction shall not have been covered by collectible insurance as a result of the failure of Tenant to maintain insurance in the limits required under this Lease for any reason, Tenant shall pay to Landlord an amount equal to the excess of the amount of insurance proceeds that would have been collectible in connection with such damage if Tenant had not self-insured or maintained third-party insurance (without any deductible) in accordance with the requirements of this Lease over the amount of insurance proceeds, if any, actually collectible (and collected) in connection with such damage. If Tenant does not elect to terminate this Lease as aforesaid, Tenant shall promptly comply with the provisions of subsections 13.1.1 and 13.1.2 hereof. All insurance proceeds payable by reason of any loss of or damage to any of Tenant's inventory, Supplies, Merchandise and other items of personalty which Tenant otherwise had the right to remove from the Premises pursuant to the provisions of this Lease, and the business interruption insurance maintained by Tenant for the benefit of Tenant, shall be paid to Tenant; provided, however, that no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Landlord hereunder (it being understood and agreed by the parties hereto that Tenant's right to receive any such proceeds shall be subject to and subordinate in all respects to Landlord's right to receive Tenant's insurance proceeds with respect to the Premises and that Tenant shall not receive or accept any portion of such proceeds unless and until Landlord has been fully paid for its portion of Tenant's insurance proceeds).

                  13.1.4. Any damage or destruction due to casualty notwithstanding, Tenant's obligation to pay Minimum Rent and Additional Rent required by this Lease shall remain unabated by reason of any damage or destruction to the Premises, and Tenant's obligation to pay Percentage Rent required by this Lease shall also remain unabated by reason of any damage or destruction to the Premises which does not result in a reduction of Gross Sales. If and to the extent that any damage or destruction results in a reduction of Gross Sales which would otherwise be realizable from the operation of the Premises, then Landlord shall receive all loss of income insurance proceeds equal to the Rent (including Percentage Rent based upon the Percentage Rent paid for the previous Lease Year) Tenant would otherwise have been required to pay, and Tenant shall have no obligation to pay Percentage Rent which would have otherwise been realizable from Gross Sales generated by the operation of the Premises; provided, however, that if such damage or destruction was caused by Tenant's gross negligence or willful misconduct, Tenant shall remain liable for the amount of Percentage Rent which otherwise would have been realizable from the operation of the Premises, and the basis for the payment of such Percentage Rent shall be the average Percentage Rent paid by Tenant during the last three preceding Lease Years (or if three Lease Years have not elapsed, the average during the preceding Lease Years or if one Lease Year has not elapsed, the amount derived by annualizing the Percentage Rent from the Commencement Date) as if such damage or destruction had not occurred.

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         13.2.    Effect of No-Insurance.

Nothing contained herein shall relieve Tenant of its obligations under this
Article if the destruction or damage is not covered, either in whole or in part, by insurance, or if the net insurance proceeds shall be insufficient to pay the entire cost of the repair, restoration or replacement; and Tenant's liability under this Article shall survive any termination of this Lease (other than a termination pursuant to Subsection 13.1.3 hereof).

         13.3.    Event of Default.

Any provision of this Lease to the contrary notwithstanding, if an Event of Default has occurred and is continuing, or if this Lease is terminated by reason of the occurrence of an Event of Default, all insurance proceeds and/or condemnation awards shall be turned over to Landlord, on demand, for application to restoration of the Premises or as Landlord otherwise directs and Tenant shall assign to Landlord any and all rights which it has to receive any insurance proceeds.

         13.4.    Risk of Loss of Property and Risk of Injury.

Landlord shall not at any time be liable for any loss of or damage to any property of Tenant or others in or upon the Premises or any adjoining sidewalks, streets, roads or ways, and Landlord shall not be liable to anyone for personal damage or injury in or upon the Premises or any adjoining sidewalks, streets, roads or ways.

         13.5. Landlord's Election. Following damage to or destruction of the Premises, Tenant may request in writing whether or not Landlord elects to rebuild the Premises to the extent of Landlord's Work. If Landlord elects not to rebuild, then this Lease shall terminate as of the date Tenant ceases operating from the Premises due to such damage or destruction. Nothing contained in this Lease shall require Landlord to repair or rebuild the Premises following damage or destruction thereto.

14.      CONDEMNATION.

         14.1.    Applicable Definitions and Standards.

For the purposes of this Article: (i) a "TAKING" (and its derivations) shall mean any condemnation or exercise of the power of eminent domain by any public authority vested with such power, or any taking in any other manner for public use, including a private purchase, in lieu of condemnation, by a public authority vested with the power of eminent domain or a sale by Landlord under threat of condemnation; (ii) the "TAKING DATE" of any Taking shall mean the earlier of the date upon which title to the Premises or portion thereof taken is vested in the condemning authority, or the date upon which possession of the Premises or portion thereof is taken by the condemning authority; and (iii) "SUBSTANTIALLY ALL OF THE PREMISES" shall mean all or so much of the Premises as, when taken, in Landlord's reasonable judgment, leaves the untaken portion unsuitable for the continued feasible and economic operation of the Premises by Tenant for substantially the same purposes as immediately prior to such Taking.

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         14.2.    Total Taking.

If Substantially All of the Premises shall be Taken, then this Lease and the Term hereby granted shall automatically terminate as of the Taking Date and Rent shall be prorated to such date. Landlord shall notify Tenant of such determination made in its reasonable judgment within thirty (30) days after the date on which title vests in the condemnor.

         14.3.    Partial Taking.

If this Lease continues in force upon such partial taking, the Rent shall be equitably and proportionately reduced by Landlord based upon remaining capacity of the Premises as determined by Landlord.

         14.4.    Condemnation Award.

Any condemnation award for the Premises, or the portion thereof so taken, shall be apportioned between Landlord and Tenant as follows:

                           (a)      If this Lease terminates due to a taking or
condemnation, Tenant shall be entitled to the net book value of Tenant's interest in the Improvements (to the extent paid for by Tenant) (taking into account the number of years remaining in the Lease Term and Landlord's right to receive ownership of such Improvements upon termination of the Lease) and Landlord shall be entitled to the balance of the award. Notwithstanding the foregoing, if the balance of the award remaining after such allocation to Tenant is less than the fair market value of the Site as determined by Landlord, Landlord shall be entitled to the portion of the award in an amount equal to the fair market value of the Site, and Tenant shall be entitled to the balance of the award.

                           (b)      If this Lease does not terminate due to such
taking or condemnation, Landlord shall first be entitled to that portion of the entire award required to restore Landlord's Work. Tenant shall then be entitled to that portion of the entire award required, pursuant to the terms of this Lease, for restoration of the Improvements and the Furnishings, and out of the portion of the award not applied to restoration, Landlord shall next be entitled to the fair market value of the Premises and/or Furnishings which is so taken. Then, that portion of the balance of the award, if any, equal to the amount by which the value of the Improvements and Furnishings and the value of Tenant's leasehold estate was diminished by the taking or condemnation shall be paid to Tenant and Landlord shall be entitled to the balance of the award.

                           (c)      If this Lease does not terminate due to a
taking or condemnation, Tenant shall, following restoration of Landlord's Work by Landlord (to the extent feasible and practicable), with due diligence, restore the remaining portion of the Premises to a complete, independent and self-contained architectural unit in accordance with the provisions of the Lease relating to Tenant's Work. In such event, the proceeds of the award to be paid to Tenant as set forth in subsection (b) above shall be deposited with a bank approved by Landlord as if such award were insurance proceeds hereunder, and the amount so deposited will thereafter be treated in the same manner as insurance proceeds are to be treated under this Lease until the restoration has been completed and Tenant has been reimbursed for all of the costs and expenses thereof;

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and, if the award is insufficient to pay for the restoration, Tenant shall be responsible for the remaining cost and expense thereof. Minimum Rent shall be proportionately abated from the date of such taking or condemnation until such restoration is substantially completed.

                  (d) Notwithstanding anything contained herein to the contrary, Landlord has the right to terminate this Lease in the event any portion of the Premises or any portion of DOWNTOWN DISNEY(R) is taken or condemned for any public or quasi-public use or purpose.

      14.5. Temporary Taking.

If the temporary use (but not title) of the Premises, or any part thereof, is taken, this Lease shall remain in full force and effect and Tenant shall continue to pay all Rent hereunder. Tenant shall receive the award for such temporary taking pertaining to the Improvements and Furnishings, to the extent it applies to the period prior to the end of the Term; provided, however, Tenant shall pay to Landlord the portion of the award for such temporary taking pertaining to the Site and Tenant shall pay to Landlord any remaining balance of the award.

      14.6. Disputes.

If Landlord and Tenant cannot agree in respect of any matters to be determined under this Section, a determination may be requested of the court having jurisdiction over the taking and if said court will not accept such matters for determination, either party may have the matters determined by a board or body having jurisdiction over the parties or the parties may submit to arbitration.

      14.7. Separate Award.

Notwithstanding any provision to the contrary, Tenant shall be entitled to pursue a separate condemnation award or payment for moving and/or relocation; provided, however, that same shall not diminish the amounts Landlord is entitled to receive out of the award pursuant to the provisions of the foregoing subsections.

      14.8. Exclusive Remedy.

This Section shall be Tenant's sole and exclusive remedy in the event of a taking or condemnation. Tenant hereby waives the benefit of California Code of Civil Procedure Section 1265.130.

15.   INDEMNITY.

      15.1. Indemnity of Landlord.

Tenant shall pay and discharge, and shall defend, indemnify and hold Landlord (and Landlord's Affiliates and the respective officers, directors, agents, employees, representatives, successors and assigns of each), and the City of Anaheim, and the Anaheim Public Financing Authority, and their respective elected and appointed representatives, boards, commissions, officers, agents and employees (collectively herein, "THE CITY" and "THE AUTHORITY", respectively) (collectively the

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"INDEMNIFIED PARTIES") forever harmless from, against and in respect of all obligations, settlements, liabilities, losses, damages, injunctions, suits, actions, proceedings, fines, penalties, claims, liens, demands, costs, charges and expenses of every kind or nature, including, without limitation, reasonable fees of attorneys and other professionals through all appeals, and disbursements which may be imposed on, incurred by or asserted against the persons hereby required to be indemnified (but not against any of the same to the extent that a negligent, willful or intentional act or omission of any of Landlord, its Affiliates, and their respective officers, directors, agents, employees, representatives, successors and assigns, or any of such parties required to be indemnified, gave rise thereto or was the cause of same), arising directly or indirectly from or out of; (i) any failure by Tenant to perform any of the agreements, terms, covenants or conditions on Tenant's part to be performed under this Lease; (ii) any wrongful act, negligence or willful misconduct on the part of Tenant or its Affiliates, or their respective, officers, directors, agents, representatives, employees, contractors or invitees, or any failure of Tenant or its officers, directors, employees, agents or representatives to comply with any Laws, Project Requirements or Operating Conditions, Rules and Regulations, or with the directive of any Governmental Authority; (iii) any misrepresentation, act or omission of or by Tenant, its employees, licensees, invitees, contractors, subcontractors or materialmen, or the employees, agents, officers or directors of any of them or anyone for whose acts any of them may be liable; (iv) any accident, injury or damage which shall happen in or on the Premises, however occurring, and any matter or thing growing out of the condition, occupation, construction, maintenance, alteration, repair, use or operation by any person of or in the Premises, whether such damage, destruction or injury is caused by or is the fault of Tenant or any contractor, subcontractor, laborer, supplier, materialman or any other third party retained by Tenant; (v) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use, management or operation of the Premises;
(vi) any construction, demolition or other thing done by Tenant in, on or about the Premises, or any part thereof, or any street, alley, sidewalk, garden, curb, passageway or space adjacent thereto (including, without limitation, the Work); or (vii) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises or any part thereof or any street, alley, sidewalk, garden, curb, passageway or space adjacent thereto; or
(viii) any violation by Tenant, whether based on tort, breach of contract, patent, copyright, trademark or service mark infringement or violations or otherwise arising directly or indirectly from or out of any use by Tenant or its Affiliates of the Trade Name (or any other name, mark, logo, slogan, design, symbol, figure, drawing, idea, or other matter associated therewith); (ix) any breach or violation of Tenant's representations and warranties expressly set forth in this Lease; or (x) any other provision of this Lease which provides that Tenant shall indemnify and/or hold harmless Landlord in respect of the matters contained in such provision.

      15.2. Indemnity of Tenant.

Landlord shall pay and discharge, and shall defend, indemnify and hold Tenant (and Tenant's Affiliates and the respective officers, directors, agents, employees, representatives, successors and assigns of each) forever harmless from, against and in respect of all obligations, settlements, liabilities, losses, damages, injunctions, suits, actions, proceedings, fines, penalties, claims, liens, demands, costs, charges and expenses of every kind or nature, including, without limitation, reasonable fees of attorneys and other professionals through all appeals, and disbursements which may be imposed on, incurred by or asserted against the persons hereby required to be indemnified (but not against any of the same to the extent that a negligent, willful or intentional

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act or omission of Tenant, its Affiliates, and their respective officers, directors, agents, employees, representatives, successors and assigns, or any such parties required to be indemnified, gave rise thereto or was the cause of same), arising directly or indirectly from or out of: (i) any failure by Landlord to perform any of the agreements, terms, covenants or conditions on Landlord's part to be performed under this Lease; (ii) any wrongful act, negligence or willful misconduct on the part of Landlord or its Affiliates, or their respective agents, representatives or employees; or (iii) any other provision of this Lease which provides that Landlord shall indemnify and/or hold harmless Tenant in respect of the matters contained in such provision.

      15.3. Defense Provisions.

            15.3.1. Any party seeking indemnification under this Lease (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification hereunder (the "INDEMNIFYING PARTY") promptly after the Indemnified Party has actual knowledge of any claim as to which indemnity may be sought hereunder, and the Indemnified Party shall permit the Indemnifying Party (at the expense of the Indemnifying Party) to assume the defense of any claim or litigation resulting therefrom; provided, however, that: (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party; (ii) the Indemnified Party may participate in such defense, but only at the Indemnified Party's own cost and expense; and (iii) the omission by the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and the Indemnifying Party is actually and materially damaged as a result of such failure to give notice.

            15.3.2. The Indemnifying Party shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or administrative order or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such claim or litigation.

            15.3.3. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion. Any such defense, settlement or payment by the Indemnified Party shall not constitute a waiver, release or discharge of the Indemnifying Party's obligations under this Article, it being understood and agreed that any such defense, settlement, or payment shall be without prejudice to the right of the Indemnified Party to pursue remedies against the Indemnifying Party arising out of or related to the Indemnifying Party's failure or refusal to defend the Indemnified Party as required herein. Notwithstanding the foregoing, any Indemnified Party shall have the right to settle any such action or proceeding at any time, provided that it releases the Indemnifying Party from any further indemnification obligation hereunder with respect to such settlement.

            15.3.4. Neither Landlord, Landlord's Affiliates, the City, nor the Authority shall have any liability to Tenant for any damage or injury to person or property, or both, directly or indirectly caused by or arising from, in whole or in part, any act or failure to act of any of the

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City or the Authority. Tenant shall not sue or otherwise seek recourse against
Landlord, Landlord's Affiliates, the City or the Authority on any claim, demand, action or cause of action for any such damage or injury to person or property or both.

            15.3.5. The provisions of this Article 15 shall survive the expiration or sooner termination of this Lease.

16.   INSURANCE.

      16.1. Coverage.

Commencing at least ten (10) days prior to Tenant taking possession of the Shell Premises, and thereafter throughout the Term of this Lease, Tenant shall:

                  (i) Keep the Premises including, without limitation, the Improvements and Furnishings, (including, without limitation, all alterations, changes, additions and replacements thereto and thereof) insured against loss or damage. Tenant shall procure (or cause to be procured), and shall maintain (or cause to be maintained) in full force and effect at all times during the Term, such insurance against such risks as is customarily carried with respect to properties similar to the Premises, paying as the same become due all premiums therefor, including, without limitation, property insurance on the "special causes of loss" form (including vandalism, theft, malicious mischief, wind damage, and sprinkler leakage) in an amount not less than one hundred percent (100%) of the then full replacement cost thereof, and personal property insurance on the "All Risk" form in an amount not less than one hundred percent (100%) of the then full replacement cost thereof. All insurance required hereunder, and all other insurance maintained by Tenant on the Improvements and the Furnishings in excess of or in addition to that required hereunder, shall name as loss payee insureds Landlord, Landlord's Affiliates, the City, the Authority, any Fee Mortgagee and Tenant, as their respective interests may appear. At least once every three (3) years, Tenant shall obtain, within ninety
(90) days after the request of Landlord, an insurance appraisal of the Improvements and the Furnishings and adjust the amount of the foregoing insurance, if necessary, to limits which will then reasonably assure sufficient proceeds to replace the Improvements and the Furnishings in the event of a casualty loss;

                  (ii) Provide and keep in force commercial general liability insurance including, without limitation, blanket contractual, broad form property damage and products/completed operations premises/project site operations coverage against liability for bodily injury, death or property damage having a combined single limit of not less than One Million Dollars ($1,000,000) with respect to injuries or damages in any one (1) occurrence with a Five Million Dollar ($5,000,000) umbrella and automobile liability insurance covering owned, non-owned or rented automotive equipment having a combined single limit of not less than One Million Dollars ($1,000,000) with respect to injuries or damages in any one (1) occurrence with a Five Million Dollar ($5,000,000) umbrella. Said insurance, and any and all other liability insurance maintained by Tenant in excess of or in addition to that required hereunder, shall include protection for, and shall name as additional insureds, Landlord and Landlord's Affiliates, the City and the Authority, and Fee Mortgagee, the effect of which will insure it (and them) in respect of any and all loss or liability resulting from personal injury, death or property damage arising or occurring upon, or in connection with, the Premises, the Improvements or the

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Furnishings (including, without limitation, equipment including, but not limited to, boilers and elevators) or by reason of the operation of the Premises or occupancy of the Premises by Tenant (and, if insurance covering the acts or omissions of the following is available, by any of Tenant's Affiliates). At the end of each year of the Term, upon Landlord's request, Tenant shall review with Landlord the limits of the said policy or policies and, at that time, shall cause such liability limits to be adjusted in view of reasonable exposure anticipated over the next ensuing year; provided, however, that in no event shall such limits be adjusted lower than the limits stated above;

                  (iii) Provide and keep in force loss of income insurance on the "All Risk" form, in an amount equal to the annual Percentage Rent (based on the first Lease Year of operation or, to the extent the Premises has not been operated for an entire Lease Year, based on the anticipated annual Percentage Rent as determined by Landlord) for the benefit of Landlord, and business interruption insurance on the "All Risk" form in the amount equal to an entire Lease Year of gross profit;

                  (iv) Provide and keep in force workers' compensation insurance, covering all persons employed by Tenant in connection with the performance of work of any nature in or about the Premises, in a form prescribed by the laws of the State of California, and employers' liability insurance;

                  (v) Prior to the commencement of and during the performance of Tenant's Work, and as and when Tenant may construct, replace, reconstruct, restore or make a substantial alteration to, any Improvements and/or Furnishings, provide and keep in force builders' risk insurance in accordance with the requirements of this Section 16.1;

                  (vi) Provide and keep in force such other insurance (with such limits) as may from time to time be commonly be maintained by tenants with similar operations;

                  (vii) All insurance policies required hereunder shall either extend protection to, or contain a waiver of all rights of subrogation against, Landlord, Tenant, Landlord's Affiliates, the City, the Authority, and Fee Mortgagee;

                  (viii) Procure policies for all such insurance for periods of not less than one (1) year and renewals thereof from time to time at least thirty (30) days prior to the expiration thereof; and

                  (ix) Perform and satisfy the requirements of such insurance carriers as Tenant may from time to time select hereunder so that companies of good standing shall at all times be willing to write and continue such insurance.

      16.2. Issues; Coverage.

All insurance policies required hereunder shall be issued by fiscally responsible insurance companies authorized to do business in the State of California having an A.M. Best's (or its successor) rating (i) equal to the lesser of an A+X rating as to property insurance and an A-X rating as to all other insurance or (ii) with the same insurers which are then insuring the Disneyland(R) Theme Park; provided, however, that in no event shall the insurer have a Best's or

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equivalent rating of less than A- VIII and shall name Landlord and Landlord's
Affiliates, the City and the Authority as additional insureds. All such policies shall require thirty (30) days written notice to Landlord and the City and Authority prior to any cancellation thereof or change affecting coverage thereunder. Any insurance coverage required by this Section may be effected by means of a policy or policies of blanket liability (primary and excess) and property insurance covering other premises; provided, however, that any such blanket policy or policies shall specify therein, or Tenant shall furnish Landlord with a written statement from the insurer or its agent specifying, the amount of the total insurance allocated to the Premises and the Furnishings, which amounts shall be no less than the amounts required to be maintained under this Section. Landlord shall be named as certificate holder and loss payee under all policies maintained in accordance with Subsections 16.1(i) and (iii). All insurance policies required hereunder shall state that the coverage provided are primary to and noncontributory with any insurance program administered or coverage carried by Landlord, Landlord's Affiliates, the City, the Authority, or Fee Mortgagee. Each insurance policy: (i) shall be issued by an insurer authorized under the applicable Laws (and in particular, licensed by the State of California) to issue the coverage provided by the policy; (ii) shall be issued on such form of policy, authorized in California, as Landlord may approve; (iii) shall state that the notice of any claim against Landlord, the City, the Authority, or Fee Mortgagee shall be deemed to have occurred only when an officer of Landlord, the City, the Authority, or Fee Mortgagee has received actual notice of, and has actual knowledge of, the claim; (iv) shall not be subject to invalidation only as to Landlord, the City, the Authority, or Fee Mortgagee by reason of any breach or violation by Tenant of any policy warranties, declarations or conditions or by reason of any act or omission of Tenant or any of Tenant's officers, employees or agents; (v) shall provide that any property losses payable thereunder shall be adjusted with Tenant, Landlord, and Fee Mortgagee; and (vi) shall contain a provision to the effect that the policy shall not be invalidated, and shall remain in full force and effect, if any insured waives in writing prior to a loss any or all rights of recovery against any party for loss occurring to property covered by that policy, and a provision whereby the insurer itself waives any claims by way of subrogation against Landlord, its Affiliates, the City, the Authority, and Fee Mortgagee. Tenant shall not procure or maintain in force any insurance policy which might have the effect of reducing or diminishing the amounts payable under any of the policies required by this Lease.

      16.3. Payment of Premiums.

Tenant shall pay the premiums (on at least an annual, semi-annual or quarterly basis) for all insurance policies which Tenant is obligated to carry under this Section and, deliver to Landlord immediately upon complete execution of this Lease a copy of the policy or policies, or a certificate or certificates thereof, along with evidence that the premiums therefor have been paid for at least the next ensuing quarter-annual period. Tenant shall also deliver to Landlord copies of all policies, or certificates thereof, of insurance on the Premises and the Furnishings and of all policies of liability insurance maintained by Tenant in excess of or in addition to the insurance required by this Section.

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      16.4. Proofs of Loss.

Each party will cooperate with the other party in connection with the collection of any insurance proceeds that may be payable in the event of loss and execute and deliver to the insurers such proofs of loss and other documents required for the recovery of any such insurance proceeds.

      16.5. Indemnity.

If, for any reason, Tenant fails to provide and keep in force any or all of the insurance policies required of Tenant under this Section, then Tenant shall indemnify Landlord, Landlord's Affiliates, the City, the Authority, and Fee Mortgagee, and hold Landlord and Landlord's Affiliates, the City, the Authority, and Fee Mortgagee, harmless from and against any loss which would have been covered by the insurance Tenant fails to so provide or keep in force. Nothing contained in this section shall be construed to limit Tenant's indemnity of Landlord under this Lease. If Tenant defaults on its obligations relative to insurance as aforesaid, without limitation of any other rights of Landlord, Landlord may, at its option, purchase insurance on Tenant's behalf and require Tenant, on demand, to reimburse Landlord for all costs incurred by Landlord in procuring same, plus interest on such amount, retroactive to the date Landlord incurred such expense, calculated at a rate of four percent (4%) above the Prime Rate then in effect.

      16.6. Waivers.

Notwithstanding anything contained herein to the contrary, the parties hereto hereby waive, to the extent covered by applicable insurance maintained by such party hereunder, excluding any applicable insurance deductible thereto, any and all rights of recovery, claim, action or cause of action against each other, their respective agents, officers and employees, for any loss or damage that may occur to the Premises or the Project, and to all property (including, without limitation, the Improvements and the Furnishings), of the waiving party or the property of others under its control whether real, personal or mixed, located in or about the Premises by reason of fire, the elements, or any other cause normally insured against under the terms of standard all-risk fire and extended coverage insurance policies of the type prescribed from time to time for use in respect of the Premises regardless of cause or origin, including negligence of the parties hereto, their respective agents and employees. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that this mutual waiver of subrogation is contained in this Lease.

      16.7. Exclusive Remedy.

This Section 16 and Section 13 of this Lease shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises and/or the Furnishings, and Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant's rights under California Civil Code Section 1932(2) and 1933(4). No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises and/or the Furnishings. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Improvements, Furnishings or other improvement by fire or other casualty, and any present or future law which purports to govern

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the rights of Landlord and Tenant in such circumstances in the absence of express agreement shall have no application.

      16.8. Adjustment to Amount of Commercial Liability Insurance Coverage.

Landlord shall evaluate and review the aforesaid amount of commercial liability insurance on a periodic basis (but not less frequently than every three (3) calendar years), and shall take into account all relevant factors, including, without limitation, the then prevailing practices among first-class restaurants as well as trends in the risk management, current insurance industry and tort litigation and law, inflation, etc. The amount of such insurance shall then be adjusted in accordance with such review and evaluation (but in no event shall such amount be adjusted downward).

      16.9. Reports on Insurance Claims.

Tenant shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, all claims for damage relating to the ownership, operation and maintenance of the Premises, and any damage or destruction to the Premises and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved. If requested by Landlord, a copy of any such reports shall be furnished to Landlord.

17.   FEE MORTGAGES AND FEE MORTGAGEES.

      17.1. Fee Mortgages.

            17.1.1. "FEE MORTGAGE" shall mean any mortgage, deed to secure debt, deed of trust, trust deed or other conveyance of, or lien or encumbrance against, fee simple title to the Site and/or Premises (or any portion thereof) as security for any debt, whether now existing or hereafter arising or created.

            17.1.2. "FEE MORTGAGEE" shall mean the holder of any Fee Mortgage, together with the heirs, legal representatives, successors, transferees and assigns of the holder.

            17.1.3. This Lease shall be subordinate to any and all Fee Mortgages now or hereafter encumbering the Site and/or Premises or any part thereof, and to all renewals, modifications, replacements and extensions of such Fee Mortgages; provided, however, that, as to Fee Mortgages that become liens of record after the date of this Lease, the subordination herein contained shall not be effective unless the Fee Mortgagee thereunder shall, upon request therefor by Tenant, execute and deliver a non-disturbance agreement, in favor of Tenant, providing that, in the event its Fee Mortgage shall be foreclosed, so long as no Event of Default shall have occurred and be subsisting hereunder, and so long as Tenant shall attorn to the purchaser upon such foreclosure, and so long as Tenant continues to pay the Rent and to fully and completely keep, observe, satisfy, perform and comply with all agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Lease, this Lease shall not terminate by reason of such foreclosure and Tenant's possession of the Premises shall not be disturbed. The terms of this Article shall be self-operative, and no further instrument of

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subordination shall be required. Upon request of any party in interest, however,
Tenant shall execute promptly such instruments or certificates as may be reasonably required to further evidence the intent of this Article, whether the requirement is that of Landlord or any other party in interest, including, without limitation, any Fee Mortgagee.

            17.1.4. Notwithstanding the foregoing, if any Fee Mortgagee elects to have this Lease superior to its Fee Mortgage and states its election in its Fee Mortgage or by separate recorded instrument, then this Lease shall be superior to such Fee Mortgage.

18.   TRANSFERS.

      18.1. No Transfers.

Tenant acknowledges that Landlord has agreed to allow Tenant to lease the Premises based upon certain factors which are of material importance and consideration to Landlord, and that one such factor is the particular identity of Tenant. Tenant further acknowledges and understands that any change in such identity would likely result in substantially less value for Landlord in respect of this Lease, thereby substantially impairing the consideration to Landlord to enter into this Lease with Tenant. Accordingly, any Transfer (as hereinafter defined) shall be and hereby is strictly and absolutely prohibited, and any attempted or purported Transfer in violation of this provision shall be null and void at the sole option of Landlord. In addition, if there is a Transfer, Landlord shall have the option, exercisable in its sole and absolute discretion, to terminate this Lease, effective thirty (30) days after any such election by Landlord.

      18.2. Definition of Transfer.

For the purposes of this Article, the term "TRANSFER" shall mean and refer to:
(i) any sale, assignment, sublease, management or operating agreement, franchise or license agreement, transfer, devise, hypothecation, encumbrance, secured financing, conveyance or grant (whether voluntary or otherwise) of any kind or nature by or with respect to Tenant as to any of Tenant's right, title or interest in, to or under this Lease or the Premises; (ii) any grant of license or concession or the like to any person or party in respect of the Premises or any aspect thereof; (iii) Tenant shall (A) in any single transaction or series of related transactions, consolidate with or merge with or into any other person or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets to another person or group of affiliated persons, unless such person is an Affiliate of the affected party on the Execution Date, or (B) experience a Change of Control (as hereinafter defined). For purposes of this Section, a "CHANGE OF CONTROL" shall be deemed to have occurred: (x) if any amount of any class of stock of Tenant shall be issued, granted, bargained, sold, conveyed, transferred, assigned or exchanged after the execution and delivery of this Lease, and, after such transaction, more than fifty percent (50%) of the ownership interests or voting control in Tenant shall be owned or controlled by a party or parties other than the person or persons now owning such stock or control on the Execution Date; or (y) if the present (i.e., as of the Execution Date of this Lease) holders of such stock shall enter into, or otherwise consent to, any shareholder's agreement, voting trust, hypothecation or any other agreement or understanding of any kind or nature whatsoever pursuant to which any such holder transfers, assigns, relinquishes, impairs or restricts his or her right to vote an absolute majority of any of such general partnership interests or stock. The foregoing shall not be deemed to preclude

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the transfer of stock pursuant to a trust or other agreement which is, in form and substance, a customary estate planning agreement providing for the orderly transfer of stock owned by an individual. Notwithstanding anything to the contrary herein, a Change in Control shall not include an initial public offering (that is, a transaction in which Tenant becomes an entity whose shares of stock or other ownership interests sold on a national stock exchange) or, following an initial public offering, any subsequent sale of ownership interests or issuance of new ownership interests in Tenant. The term "TRANSFER" within the meaning of this Article shall apply to (without limitation) any sale, conveyance, transfer, merger, assignment or exchange, whether made with or without consideration, and whether arising voluntarily or involuntarily, by reason of merger, consolidation or reorganization, by operation of law, or otherwise.

      18.3. Permitted Transfers.

            18.3.1. Notwithstanding the terms of Sections 18.1 and 18.2 above, provided that the provisions of Section 18.3.2 below are satisfied, the following Transfers (collectively, the "PERMITTED TRANSFERS") shall not require Landlord's consent: (a) any merger, consolidation, sale of all (or substantially all) of Tenant's stock or sale of all (or substantially all) of Tenant's assets, provided that substantially all Build-A-Bear retail stores and Build-A-Bear operations are also transferred in connection with any one of the foregoing, and provided, further, that the resulting entity has a Net Worth equal to or greater than the Net Worth of Tenant on the date of execution of this Lease;
(b) the issuance or transfer of stock to (i) employees, (ii) stockholders existing on the date of this Lease, (iii) entities controlled by such employees or existing stockholders or (iv) trusts created for their benefit or that of members of their families; (c) the issuance or transfer of stock in connection with a venture capital funding, or (d) an initial public offering (that is, a transaction in which Tenant becomes an entity whose shares of stock or other ownership interests are sold on a national stock exchange, an over-the-counter exchange or an inter-dealer securities exchange) or, following an initial public offering, any subsequent sale of ownership interests or issuance of new ownership interests in Tenant, provided that any of the foregoing must have been registered with the Securities Exchange Commission.

            18.3.2. In connection with any transaction referenced in Subsection
18.3.1 above: (a) Tenant shall deliver at least sixty (60) days prior written notice to Landlord, which notice shall identify any applicable parties, provide facts to demonstrate the transaction is within the scope of Subsection 18.3.1 and, if applicable, provide any new address(es) for notice and billing purposes;
(b) Tenant shall not be in default under this Lease either at the time of the notice referred to in clause (a) above or at the time of the relevant Transfer;
(c) the resulting entity shall have substantial experience with operating and managing the Build-A-Bear Workshop business or a substantially similar business, and shall have a reputation within the business community similar to that of Tenant at the time the Lease is executed; and (d) the use of the Premises by such resulting entity must not violate other agreements affecting the Premises, Landlord or other tenants or occupants.

            18.3.3. Notwithstanding anything to the contrary in this Section 18.3, if at any time during the term of this Lease Tenant is involved in a Permitted Transfer under Subsection 18.3.1 (a). Landlord may elect, in Landlord's sole and absolute discretion, to terminate this Lease, effective upon the date specified in Landlord's notice to Tenant (which shall not be earlier than 30 days from the date Tenant receives such notice). As of such effective date, the parties shall

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have no further obligations to each other hereunder except as expressly set forth herein and further, Tenant shall not be entitled to receive the Early Termination Fee as set forth in Section 23.3 or any other sums.

            18.3.4. Upon assignment of Tenant's leasehold interest pursuant to this Section 18.3, Tenant shall ensure that the assignee executes and delivers a written assumption of all of Tenant's covenants, duties, obligations and liabilities accruing as of the effective date of such assignment, which assignment and assumption agreement shall be in form and substance satisfactory to Landlord.

            18.3.5. There shall, as a result of any Transfer described in this
Section 18.3, be no change in the Trade Name in use at the Premises and no change in the business conducted at the Premises without, in each instance, the prior written consent of Landlord, which Landlord may grant or withhold in its sole and absolute discretion.

            18.3.6. Notwithstanding any Transfer pursuant to the provisions of this Section 18.3, Tenant shall remain liable for the performance of all covenants, duties and obligations of the tenant hereunder, except to the extent that Tenant is not the surviving entity in a merger or consolidation.

      18.4  No Release.

Any provision of this Lease to the contrary notwithstanding, no consent by Landlord to a permitted assignment (nor any transfer of Tenant's interest in this Lease and/or the Premises (or any portion thereof) pursuant to this Section or otherwise, and whether or not such transfer is deemed an assignment) shall operate to release any Tenant-assignor from its obligations hereunder.

      18.5. No Division of Interest.

Notwithstanding anything to the contrary set forth in this Section, all permitted assignments of this Lease must include the entire interest of Tenant in, under and to this Lease, the Premises, and the Furnishings, and no permitted transfer of Tenant's interest in the Premises shall be made unless the entity receiving such transfer also receives assignment of this Lease.

      18.6. Payment Guarantee.

Should Landlord consent to an assignment of this Lease, Tenant does hereby guarantee payment of all Rent, and all other sums herein reserved to Landlord, and all other obligations due hereunder until the expiration of the Term hereof, and no failure of Landlord to promptly collect from any assignee, or any extension of the time for the payment of Rent or any other sum due to Landlord hereunder, shall release or relieve Tenant or any guarantor from its guaranty or obligation of payment of Rent or any other sum due to Landlord hereunder or performance of other obligations hereunder. Should Landlord consent to such assignment, all amounts of Rent or any other sum due to Landlord hereunder received by Tenant as consideration for the same, shall be the property of Landlord and shall be immediately delivered to Landlord by Tenant.

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Any consent by Landlord to an assignment of Tenant's rights hereunder shall be effective for that transaction only.

      18.7. No Waiver.

Consent by Landlord to any Transfer by Tenant hereunder shall not constitute a waiver of the requirement for such consent to any subsequent Transfer.

19.   LANDLORD'S RIGHTS AND LIABILITIES.

      19.1. Transfer, Assignment or Encumbrance of Landlord's Interest.

Landlord's right to sell, convey, transfer, assign or otherwise dispose of Landlord's interest in and to the Premises shall be unrestricted, and, in the event of any such sale, conveyance, transfer or assignment by Landlord, all obligations under this Lease of the party selling, conveying, transferring, assigning or otherwise disposing shall cease and terminate, and Tenant shall look only and solely to the party to whom or which the Premises are sold, conveyed, transferred, assigned or otherwise disposed of for performance of all of Landlord's duties and obligations under this Lease.

      19.2. Risk of Loss of Property and Risk of Injury.

Landlord shall not at any time be responsible or liable to Tenant, or those claiming by, through or under Tenant, for any loss of or damage to any property of Tenant or others in or upon the Premises or any adjoining sidewalks, streets, roads or ways, and Landlord shall not be liable to anyone for personal damage or injury in or upon the Premises.

      19.3. Right of Entry.

Tenant shall permit Landlord and Landlord's representatives, agents and employees to enter the Premises at all reasonable times (provided, however, that Landlord agrees to provide at least twenty-four (24) hours prior notice to the manager on duty (which notice may be oral) of Landlord's intent to enter any non-public area of the Premises) except in case of emergency (in which case no notice shall be required), for any business purpose with out prior notice, including, but not limited to, inspecting the Premises, showing the Premises to prospective purchasers, tenants and Fee Mortgagees, making any repairs or replacements or performing any maintenance, performing any work on the Premises that Landlord may consider necessary to prevent or cure deterioration, waste or unsafe conditions, and to otherwise enforce or carry out any provision of this Lease. Nothing in this Section shall imply or impose any duty or obligation upon Landlord to enter upon the Premises at any time for any purpose, or to inspect the Premises at any time, or to perform, or pay the cost of, any work which Tenant is required to perform under any provision of this Lease, and Landlord has no such duty or obligation. Additionally, Landlord shall have the right to access the Premises to conduct from time to time an ADA inspection or audit of the Premises, and Tenant agrees to cooperate in the conduct of such investigation or audit. If Landlord has received prior notice of such ADA inspection or audit, or of the need for such ADA inspection or audit, Landlord agrees to give Tenant advance notice thereof (which notice may be oral). If the investigation or audit detects a violation of Tenant's obligation to keep the Premises in compliance with the requirements of the ADA after notice by Landlord or citation or other

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action by a Governmental Authority, then Tenant shall bear the cost and take whatever action is necessary to bring the Premises into compliance, and any out-of-pocket fee or cost incurred by Landlord for such investigation or audit shall be borne by Tenant and shall be paid by Tenant as Additional Rent under this Lease on demand by Landlord. Further, if Tenant fails to keep the Premises in compliance with the requirements of the ADA, Landlord may take whatever action is necessary to bring the Premises into compliance, and Tenant agrees to provide Landlord access to the Premises and pay, as Additional Rent, all costs incurred by Landlord in bringing the Premises into ADA compliance. Landlord, however, shall have no affirmative obligation to bring the Premises into ADA compliance and nothing herein shall be construed as creating such an obligation on Landlord.

      19.4. Landlord's Rights to Act for Tenant.

If Tenant fails to pay any Rent or to make any other payment or to take any other action when and as required under this Lease within any applicable cure period, Landlord may, without demand upon Tenant and without waiving or releasing Tenant from any duty, obligation or liability under this Lease, pay any such Rent or take any such other action required of Tenant, The actions which Landlord may take shall include, but are not limited to, compliance with the Disney Standard or the Rules and Regulations, the performance of maintenance or repairs and the making of replacements to the Premises, the payment of insurance premiums which Tenant is required to pay under this Lease and the payment of Taxes and Assessments which Tenant is required to pay under this Lease. Landlord may pay all incidental costs and expenses incurred in exercising its rights hereunder, including, without limitation, reasonable attorneys' fees and expenses, penalties, re-instatement fees, late charges, and interest. All amounts paid by Landlord pursuant to this Section, and all costs and expenses incurred by Landlord in exercising Landlord's rights under this Section (including, without limitation, any applicable sales or use taxes thereon), shall bear interest at the Applicable Rate from the date of payment by Landlord and shall be payable by Tenant to Landlord upon demand.

      19.5. Landlord's Liability.

Landlord shall have no liability for payment of any sums payable by Landlord under this Lease or for the performance by Landlord of any other duties or obligations of Landlord under this Lease beyond the value of the interest of Landlord in the Premises. In no event shall Landlord be liable to Tenant or Tenant's employees, agents, representatives or others for any damages of any kind or nature except actual compensatory damages, it being understood and agreed by Tenant that all other damages or liabilities (including, without limitation, indirect, consequential, speculative, exemplary or punitive damages) are hereby expressly waived.

20.   DEFAULT.

      20.1. Events of Default by Tenant.

Subject to the cure periods set forth in Section 20.6, each of the following events shall be deemed to constitute an "EVENT OF DEFAULT" hereunder by Tenant and shall constitute a breach of this Lease:

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                  (i)   If Tenant shall fail to pay when due any Rent or other
payment of money to be made by Tenant hereunder; or

                  (ii) If Tenant shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provisions of this Lease (other than the payment of Rent or any other payment to be made by Tenant); or

                  (iii) If Tenant becomes insolvent, as defined in the Federal Bankruptcy Code, Chapter 11, Section 101, Paragraph (32)(A), (B) or (C) (as if Paragraph (C) applied to all types of entities), or makes an assignment for the benefit of creditors; or if any action is brought by Tenant seeking its dissolution or the liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if Tenant commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by Tenant for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by Tenant seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against Tenant seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by Tenant or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against Tenant and an order for relief is entered in such proceeding or such proceeding is consented to or acquiesced in by Tenant or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against Tenant for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by Tenant or is not dismissed within ninety
(90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against Tenant seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by Tenant or is not dismissed within ninety (90) days after the date upon which it was brought; or

                  (iv) If any assignment or other Transfer of Tenant's interest in this Lease, or the Premises, the Improvements and/or the Furnishings other than as may be expressly permitted under this Lease shall be made or deemed to be made without Landlord's consent, which consent may be withheld or granted in Landlord's sole discretion; or

                  (v) If the Premises are used or permitted to be used for any purpose, or for the conduct of any activity, not permitted by this Lease, and such use or activity shall not have been discontinued within five (5) days after the receipt of Landlord's written notice thereof to Tenant; or

                  (vi) If Tenant shall vacate, abandon or close the Premises or cease operating during the full operating hours required hereunder; or

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                  (vii)  If Tenant shall fail to comply with any Project
Requirements, or any Operating Conditions, Rules or Regulations attached hereto as Exhibit F, or thereafter promulgated by Landlord with respect to the Premises
and such default is not cured within   *   days after receipt of notice
thereof; provided, however, if such default cannot reasonably be cured within a
   * day period, it shall not be deemed a default hereunder if Tenant immediately and diligently commences and prosecutes such cure to completion, which, in any event, shall be completed within 30 days after receipt of notice thereof; or

                  (viii) If any license, permit, certificate or agreement required for the operation of the Premises shall fail to issue on or before the Commencement Date, or thereafter shall be terminated, revoked or not renewed and
is not reinstated within   *   days thereafter; provided, however, if
such default cannot reasonably be cured within a   *   day period, it
shall not be deemed a default hereunder if Tenant immediately and diligently commences and prosecutes such cure to completion, which, in any event, shall be completed within 30 days after receipt of notice thereof; or

                  (ix) If (a) any final judgment is entered in any litigation against Tenant or any of Tenant's Affiliates, or (b) any settlement of any litigation is entered into by any of the foregoing, which judgment or settlement materially and adversely affects Tenant's ability to perform any of its respective obligations hereunder (or would result in Tenant being in default hereunder); or

                  (x) Any final judgment in any litigation is rendered against any of Tenant and/or any of Tenant's Affiliates holding that any of the foregoing have breached or infringed on any contract, license, trademark or other rights of third parties, in connection with the names, logos, Merchandise or concepts employed in the design and/or operation of the Premises, or if Tenant and/or any of Tenant's Affiliates consent to the settlement of any litigation involving any of the foregoing claims by agreeing to materially limit, diminish or change the design, names, logos, Merchandise or concepts employed in the design and/or operation of the Premises; or

                  (xi) If Tenant shall fail to comply with any of the terms, covenants and/or conditions of this Lease, the breach of which are expressly provided in this Lease as being events of default.

For the purposes of the events of default specified above, the word "TENANT" shall specifically include, without limitation: (i) any party comprising Tenant, should more than one person or entity execute this Lease as Tenant; (ii) any person or entity now or hereafter liable, whether primarily, secondarily or contingently, for the performance of the duties and obligations of Tenant under this Lease including without limitation any principal, maker, endorser, guarantor or surety; (iii) if Tenant or any party comprising Tenant be a general partnership or a limited partnership, any general partner thereof; (iv) if Tenant or any party comprising Tenant be a joint venture, any joint venturer thereof; and (v) if Tenant or any party comprising Tenant be a corporation, any officer, director or shareholder thereof.


* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.



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      20.2. Landlord's Remedies.

Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord hereunder, at law or in equity, the option to pursue any one or more of the following remedies (each and all of which shall be cumulative and nonexclusive) without any notice or demand whatsoever:

                  (i) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or for any claim or damages therefor, and Tenant shall have no further claim to the Premises or under this Lease;

                  (ii) Landlord may, at its election, reenter the Premises and, without terminating this Lease, at any time and from time to time, relet the Premises and improvements or any parts of them for the account and in the name of Tenant or Landlord, or otherwise to cure any default by Tenant, or to exercise any other right or remedy of Landlord hereunder, at law or in equity, including without limitation the remedy described in Section 1951.4 of the California Civil Code. In connection with the foregoing, Landlord may execute any leases made under this provision either in Landlord's name or in Tenant's name and shall be entitled to all rents from the use, operation or occupancy of the Premises or improvements or both. Tenant shall nevertheless pay to Landlord on the due date specified in this Lease the equivalent of all sums required of Tenant under this Lease, plus Landlord's expenses, less than proceeds of any reletting or attornment. Landlord may do all things reasonably necessary for such reletting, including repairing, remodeling and renovating of the Premises or improvements and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith;

                  (iii) Reenter the Premises under the provisions of Subsection
(ii), and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises;

                  (iv) In addition to all other rights and remedies it may have, Landlord shall have all of the rights and remedies of a "lessor" under
Section 1951.4 of the California Civil Code (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject to any reasonable limitations). Therefore, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as its becomes due. If Landlord reenters the Premises under the provisions of Subsection (ii) or (iii) above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease;

                  (v) If Landlord relets the Premises it shall apply any sums received upon such reletting in the following order of priority: (A) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, (B) to the payment of all costs incurred

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by Landlord in restoring the Premises to good order and repair, or in completing construction of, remodeling, renovating or otherwise preparing the Premises for reletting, (C) to the payment of all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the Premises, and in fulfilling Landlord's obligations with respect to such reletting (such as, by way of example, providing services and utilities), (D) to the payment of Rent (and any interest thereof) due and unpaid hereunder, and (E) the balance, if any, to the payment of future Rent as the same may become due hereunder, but Tenant shall not in any event have any claim or right to receive any sums so collected by Landlord, even if such sums exceed the Rents payable hereunder. No act by or on behalf of Landlord under this provision shall constitute a termination of this Lease unless Landlord gives Tenant notice of termination. Notwithstanding any election by Landlord not to terminate this Lease, Landlord may at any time thereafter elect to terminate this Lease for any previous breach or default hereunder by Tenant which remains uncured or for any subsequent breach or default;

                  (vi) Should Landlord elect to terminate this Lease under the provisions of Subsections (i) or (iii) above, Landlord may recover as damages from Tenant the following:

                        (1) Past Rent. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

                        (2) Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                        (3) Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

                        (4) Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including reasonable attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (b) reletting the Premises, including broker's commission.

"The worth at the time of the award" as used in Subsection (1) and (2) above, is
to be computed by allowing interest at the rate of    *   per annum. The worth
at the time of the award" as used in Subsection (3) above, is to be computed by discounting the applicable amount at the Prime Rate of the Federal Reserve Bank
of San Francisco at the time of the award, plus   *   .

                        (5) In the event of expiration of this Lease or any reentry or retaking of possession by Landlord as provided in this Lease, Landlord shall have the right, but not the obligation to remove all or any part of Tenant's property in the Premises and to place


* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.



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

such property in storage at a public warehouse at the expense and risk of Tenant. Any property of Tenant not removed by Tenant upon the expiration of the term of this Lease, or within five (5) business days after a termination by reason of Tenant's default, shall be considered abandoned and Landlord, upon five (5) business days' notice to Tenant, may (unless Tenant removes same within such five (5) business day period, remove any or all of such property and dispose of the same in any manner. In the event of a sale of such property, Landlord shall apply the proceeds thereof, first, to the cost and expense of sale, including reasonable attorneys' fees; second, to the repayment of the cost of removal and storage; third, to the repayment of any other sums which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

      20.3. No Election of Remedies.

Landlord's pursuit of any one or more of the remedies stated hereinabove shall not preclude pursuit of any other remedy or remedies provided in this Lease or any other remedy or remedies provided for or allowed by Law or in equity, separately or concurrently or in any combination. Landlord's pursuit of any one or more of the remedies provided in this Lease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any Rent or other amounts payable under this Lease by Tenant or of any damages or other sums accruing to Landlord by reason of Tenant's failure to fully and completely keep, observe, perform, satisfy and comply with all of the agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Lease. No action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease. Landlord's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any Event of Default or of any remedy.

      20.4. Right of Injunctive Relief.

In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for.

      20.5. Waivers by Tenant.

To the extent permitted by Law, Tenant expressly waives:

                  (i) The benefit of all Laws now or hereafter in force, exempting any goods on the Premises or elsewhere from distraint, levy or sale in any legal proceedings taken by Landlord to enforce any rights under this Lease.

                  (ii) The benefit of all Laws now made or which may hereafter be made regarding any limitation as to the goods upon which, or the time within which, distress is to be made after the removal of goods, and further relieves Landlord of the obligation of proving or identifying such goods, it being the purpose and intent of this provision that all goods of Tenant, whether upon the Premises or not, shall be liable to distress for Rent.

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                  (iii) The right to issue a writ of replevin for the recovery of any goods seized under a distress for Rent or levy upon an execution for Rent, damages or otherwise.

                  (iv) The right to delay execution on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of this Lease and any right to have the same appraised. Tenant authorizes the clerk to enter a writ of execution or other process upon Tenant's voluntary waiver and further agrees that said real estate may be sold on a writ of execution or other process.

      20.6. Notice to Tenant.

Except with respect to Tenant's maintenance and repair obligations, notwithstanding anything hereinabove stated, Landlord agrees that Landlord will not exercise any right or remedy provided for in this Lease or allowed by Law because of any default of Tenant, unless Landlord shall have first given written notice thereof to Tenant and Tenant, within a period of five (5) Business Days thereafter, shall have failed to pay the sum or sums due, if the default consists of the failure to pay money, or, if the default consists of something other than the failure to pay money, Tenant shall have failed, within fifteen
(15) days thereafter, to correct such default; provided that if such default is not curable within such fifteen day period, Tenant shall have failed within such fifteen (15) day period, to begin the correction of the default or thereafter failed actively and diligently and in good faith to proceed with and continue the correction of the default until it shall be fully corrected no later than sixty (60) days from the date of such event's occurrence. Any such notice shall be in lieu of and not in addition to, any notice required under California Code of Civil Procedure Section 1161. Notwithstanding the foregoing, no such notice from Landlord shall be required, nor shall Landlord be required to allow any part of the said notice period, nor shall Tenant have any additional opportunity to cure any of the following breaches (i) if Tenant shall have temporarily or permanently ceased operating or using the Premises to the extent and in the manner required herein, (ii) if Tenant defaults in an obligation hereunder which cannot be cured or (iii) any default described in Subsections 20.1 (iii) through 20.1(xii), inclusive. Notwithstanding anything to the contrary contained herein, Landlord shall not be required to give any notice called for in this Subsection more than once in any twelve (12) month period for substantially similar events of default. Upon second event of default within any twelve month period, Landlord shall not be obligated to give Tenant any notice or opportunity to cure such default.

      20.7. Notice to Landlord.

Landlord shall in no event be in default in the performance of any of its obligations in this Lease contained unless and until Landlord shall have failed to commence to perform such obligation within thirty (30) days after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation or shall have failed to proceed thereafter with reasonable diligence to complete such performance.

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21.   REPRESENTATIONS AND WARRANTIES.

      21.1. Tenant's Representations and Warranties.

Tenant represents and warrants the following to Landlord, and Tenant acknowledges that Landlord shall be entitled to rely upon such representations and warranties:

            21.1.1. Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to transact business in the State of California;

            21.1.2. Tenant, and the undersigned signatories executing this Lease on behalf of Tenant, are duly authorized and empowered to enter into this Lease with Landlord.

            21.1.3. Neither the entering into of this Lease nor the performance or satisfaction by Tenant of its obligations and liabilities hereunder nor the exercise by Tenant of any of its rights or options hereunder will constitute or result in a violation or breach by Tenant of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable Law.

            21.1.4. There is no action, suit, proceeding or investigation pending or, to the best of Tenant's knowledge and belief after reasonable inquiry, threatened, which would prevent or impair the demise contemplated by this Lease or which questions the validity or enforceability of this Lease or any action taken pursuant hereto in any court or before or by any federal, district, county, or municipal department, or before or by any commission, board, bureau, agency or other governmental instrumentality.

            21.1.5. No further approval, consent, order or authorization of, or designation, registration or filing with, any Governmental Authority is required in connection with the due and valid execution and delivery of this Lease and compliance with the provisions hereof by Tenant.

22.   HAZARDOUS WASTE.

      22.1. No Storage or Disposal.

Tenant shall not install, store, use, treat, generate, transport, release or dispose (or knowingly permit or acquiesce in the installation, storage, use, treatment, generation, transportation, release, or disposal by Tenant, its agents, employees, independent contractors, or subtenants) on the Premises of any Hazardous Material (as herein below defined); provided, however, that Tenant may use, keep and store certain Hazardous Materials to the extent (and only to such extent) that: (i) minor amounts of such Hazardous Materials are normally and reasonably used in connection with facilities similar to the Permitted Use of the Premises (e.g. cleaning fluids); and (ii) any such activity on the part of Tenant is in strict accordance with all applicable Laws. Tenant shall immediately notify Landlord when Tenant learns of, or has reason to believe that, a release of Hazardous Material has occurred in, on or about the Premises. Tenant shall further comply with all Laws requiring notice of such releases or threatened releases to governmental authorities, and shall take all action necessary to mitigate the release or minimize the spread of contamination to

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the extent caused by Tenant. For purposes hereof, "HAZARDOUS MATERIAL" means any material that, because of its quantity, concentration or physical or chemical characteristics, is at any time now or hereafter deemed by any federal, state or local governmental authority to pose a present or potential hazard to public health, welfare or the environment. Hazardous Material includes, without limitation, asbestos in any form; urea formaldehyde foam insulation;
transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million; petroleum, including, without limitation, crude oil or any fraction thereof; or any material or substance defined as a "hazardous substance", "hazardous waste", "pollutant" or "contaminant" pursuant to the Resource Conservation Recovery Act, the Comprehensive and Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, and the Clean Water Act as amended, or pursuant to Section 25316 of the California Health & Safety Code; or Section 25140 of the California
Health & Safety Code, or any other federal, state, county, regional, local or other governmental authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the occupants of the Premises or premises adjacent to the Premises; and which is either: (x) present in amounts in excess of that permitted or deemed safe under applicable Law or (y) handled, stored or otherwise used in any manner which is prohibited or deemed unsafe under applicable Law. The term "RELEASE" or "THREATENED RELEASE" when used with respect to Hazardous Material shall include any actual or imminent spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposal in, on, under or about the Premises. Tenant shall not install (or knowingly permit or acquiesce in the installation) at, on or under the Premises any underground storage tanks for the storage of Hazardous Materials.

      22.2. Cleanup Laws.

With respect to the existence or release of Hazardous Materials by Tenant or its contractors, agents, employees, invitees or any person or entity under Tenant's control, Tenant shall, at Tenant's own expense, comply with any presently existing or hereafter enacted environmental cleanup responsibility laws affecting Tenant's operation of the Premises ("CLEANUP LAWS"). Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the appropriate governmental authority (the "AUTHORITY") under the Cleanup Laws. Should any Authority require that a Cleanup plan be prepared and that a Cleanup be undertaken because of the existence of Hazardous Materials which were installed, stored, used, treated, generated, transported, released, disposed of, spilled or discharged on the Premises by Tenant or its contractors, agents, employees, invitees or any person or entity under the control of Tenant during the Term of this Lease, Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances and carry out the approved plans. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of affidavits or other documents required by Landlord to determine the applicability of the Cleanup Laws to the Premises, and shall sign the affidavits promptly when requested to do so by Landlord.

      22.3. Environmental Notices.

Tenant shall promptly supply Landlord with copies of any notices, correspondence and submissions made by Tenant to appropriate governmental authorities, the United States

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Environmental Protection Agency ("EPA"), the United States Occupational Safety
and Health Administration ("OSHA"), or any other local, state or federal authority that requires submission of any information concerning environmental, health or safety matters or Hazardous Materials. Tenant's liability pursuant to the terms of this provision shall survive termination of this Lease.

      22.4. Audit.

Upon Landlord's reasonable request, at any time and from time to time during the existence of this Lease, Tenant will provide, at Landlord's sole expense, an inspection or audit of the Premises from an engineering or consulting firm approved by Landlord, indicating the presence or absence of such Hazardous Materials on the Premises. If Tenant fails to provide same after ten (10) days' notice, Landlord may order same, and Tenant grants to Landlord and its agents, employees, contractors and consultants access to the Premises and a license (which is coupled with an interest and irrevocable while this Lease is in effect) to perform inspections and tests. Notwithstanding the foregoing, the cost of such inspections and tests shall be a demand obligation owing by Tenant to Landlord pursuant to this Lease if the results of any such audit reveal that Tenant is in breach of any of its obligations under this Lease relative to Hazardous Materials.

      22.5. Indemnity.

In addition to and without limiting the generality of any other provisions of this Lease, Tenant shall and hereby does indemnify and hold Landlord harmless from and against any and all losses, damages, expenses, fees, claims, demands, causes of action, judgments, costs, and liabilities, including, but not limited to, reasonable attorneys' fees and costs of litigation, and costs and expenses of response, remedial and corrective work and other clean up activities, arising out of or in any manner connected with: (i) the "release" or "threatened release" (as those terms are defined in CERCLA and the rules and regulations promulgated thereunder, as from time to time amended) by Tenant or Tenant's employees, agents, delegees, invitees, licensees, concessionaires, contractors or representatives, of any Hazardous Materials; (ii) an occurrence of Hazardous Materials Contamination, arising out of or in any manner connected with Tenant's use or occupancy of the Premises; or (iii) any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Premises and connected with Tenant's use or occupancy of the Premises. The term "HAZARDOUS MATERIALS CONTAMINATION" shall mean and refer to the contamination of the Premises, soil, surface water, ground water, air, or other elements on, or of, the buildings, facilities, soil, surface water, ground water, air, or other elements on, or of, any other property as a result of Hazardous Materials at any time emanating from the Premises. The provisions of this Section shall survive the expiration or sooner termination of the Term; and such provisions shall remain in full force and effect as long as the possibility exists that Landlord may suffer or incur any such losses, damages, expenses, fees, claims, demands, causes of action, judgments, costs and liabilities. Notwithstanding anything to the contrary herein, it shall be the responsibility of Landlord to pay for the cost to remove any Hazardous Materials required to be removed by a Governmental Authority to the extent that the presence of such Hazardous Materials is due to any act or omission on the part of Landlord or an Affiliate of Landlord, or their respective agents, contractors or employees.

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23.   SPECIAL PROVISIONS

      23.1. Financial Reports and Other Pertinent Information; Annual Budgets.

            23.1.1. As a material inducement to Landlord to enter into this Lease, Tenant represents and warrants to Landlord that all financial, management and operational information regarding Tenant previously provided to Landlord by Tenant, were and are true and correct and accurately report and depict the financial and operational experience of the entity(ies) and its principals described therein and does not omit any material facts or information which, if disclosed, might affect a reasonable landlord's judgment regarding the propriety of entering into this Lease with Tenant. Within one hundred twenty (120) days after the end of the fiscal year of Tenant, Tenant shall provide to Landlord a year-end financial report, prepared by independent certified public accountants of recognized standing, and certified as being true and correct by the chief financial officer. Each report shall also be accompanied by an opinion of such accountants, in a form standard in the industry, to the effect that the same fairly presents the financial condition of Tenant and the results of its operations as of the relevant dates thereof.

            23.1.2. Not later than sixty (60) days prior to the commencement of each Lease Year, Tenant shall prepare and submit to Landlord an operating budget ("OPERATING BUDGET") and a capital budget ("CAPITAL BUDGET") prepared pursuant to the requirements of this subsection. The Operating Budget and the Capital Budget (together, "ANNUAL BUDGET") shall be prepared in accordance with the following:

                  23.1.2.1. Tenant's reasonable estimate of Gross Sales for the forthcoming Lease Year itemized on schedules on a monthly or quarterly basis, together with the assumptions, in narrative form, forming the basis of such schedules;

                  23.1.2.2. a cash flow projection; and

                  23.1.2.3. a narrative description of the program for operating, marketing and managing the Premises for the forthcoming Lease Year, including, among other things, marketing and advertising budgets, changes in personnel policies, staffing levels, major events plans, franchise issues and other matters affecting the performance and operation of the Premises, and containing a budget of proposed expenditures by category and the assumptions, in narrative form, forming the basis of such budget.

            23.1.3. The Annual Budget shall be used by Landlord and Tenant as the basis for an annual meeting (the "Annual Planning Meeting") regarding Tenant's plans in connection with the operation of its business at the Premises for the Lease Year which is the subject of the applicable Annual Budget. The Annual Planning Meeting shall be held and attended by the manager of Tenant's store operated at the Premises or a regional representative of Tenant, on Tenant's behalf, and by a representative designated by Landlord, on Landlord's behalf, and shall be held at a place and time reasonably acceptable to the designated attendees, which shall be not earlier than twenty (20) days after Landlord's receipt of the Annual Budget. During the Annual Planning Meeting, the designated representatives of Landlord and Tenant shall, among other things, review and discuss the following: (i) the results of Tenant's sales at the Premises for the preceding Lease Year; (ii) the results of the special events, direct mail, and other advertising

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programs used by Tenant throughout the prior Lease Year and the efficacy of the same, and Tenant's plans regarding the same for the upcoming Lease Year; (iii) any plans Tenant has for operational changes, such as remodeling, or any other changes to the Premises, as well as Tenant's proposed timing for such events; and (iv) discuss Tenant's staffing plans regarding the Premises for the upcoming Lease Year, and any significant personnel changes that Tenant has made or plans to make in connection with its operation of its business at the Premises.

      23.2. Net Worth.

Tenant shall be obligated to maintain at all times during the Term a Net Worth (as hereinafter defined) in an amount at least equal to $2,000,000 ("MINIMUM NET WORTH"). As used herein, the term "NET WORTH" shall mean the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP, excluding, however, from the determination of total assets: (a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, and other similar intangibles; (b) all deferred charges that are not required to be capitalized in accordance with GAAP or unamortized debt discounts and expense;
(c) treasury stock; (d) securities which are not readily marketable; (e) any write-up in the book value of any asset resulting from a revaluation thereof;
(f) this Lease; and (g) any items not included in clauses (a) through (f) above that are treated as intangibles in conformity with GAAP. In addition to the financial reports of Tenant to be delivered to Landlord pursuant to this Lease (including Subsection 23.1.1 above), Tenant shall deliver to Landlord, together with such financial reports, a certificate of Tenant's chief financial officer in form reasonably required by Landlord ("FINANCIAL OFFICER'S CERTIFICATE"), certifying the Net Worth of Tenant as of the date of the financial reports being delivered concurrently therewith and stating that Tenant is in compliance with its obligations under this subsection, or if not, so stating and including the reasons therefor. Landlord shall have the right from time to time and at any time to have an independent certified public accountant selected by Landlord perform an audit or other review of the Books and Records of Tenant to verify the amount of Tenant's Net Worth, and Tenant shall cooperate with Landlord in connection therewith, If Landlord audits or reviews the amount of Tenant's Net Worth shown in the last Financial Officer's Certificate delivered to Landlord, and such 24 hours' notice audit or review discloses that either the Net Worth of Tenant as of such date certified is one percent (1%) or more less than the amount shown on the Financial Officer's Certificate or that the statements in such Financial Officer's Certificate regarding Tenant's compliance with its obligations hereunder is otherwise materially incorrect, then in addition to any other rights and remedies of Landlord, Tenant shall pay for the cost of the audit or review. Otherwise, Landlord shall bear the cost of the audit or review.

      23.3. Termination Option.

Landlord may, at any time during the Term hereof, terminate this Lease. If Landlord elects to terminate this Lease pursuant to this Section 23.3, then Landlord shall pay to Tenant an early termination fee ("EARLY TERMINATION FEE") equal to (i) the unamortized value of Tenant's leasehold Improvements (based on Tenant's actual, out-of-pocket costs verified by bona fide purchase receipts, bills of sale, or other written evidence reasonably satisfactory to Landlord) (amortized using straight-line amortization over an 11 year term) and (ii) if (and only if) such

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termination occurs at any time within the first five (5) years of the Term, the
amount of   *   , which amount shall be payable to Tenant within 90 days of the termination date specified in Landlord's notice to Tenant. Upon such termination, the parties hereto shall have no further obligations to each other hereunder except as expressly set forth herein. This Lease shall be deemed terminated thirty (30) days after election by Landlord.

      23.4. Competing Store.

Landlord agrees that if it allows the operation of another store within THE
DISNEYLAND RESORT(R) which has more than   *   square feet devoted to the
assembly and sale of make-it-yourself plush bears and/or animals (the "COMPETING STORE"), then Tenant may, at its option exercised at any time within twelve (12) months of the date such Competing Store opens for business at THE DISNEYLAND RESORT(R) PROJECT, elect to terminate this Lease upon no less than 90 days prior written notice to Landlord. In addition, commencing as of the date such Competing Store opens for business and continuing until the earlier of (i) the expiration or earlier termination of this Lease or (ii) the date such Competing Store ceases to operate at THE DISNEYLAND RESORT(R) PROJECT, Tenant's obligation to pay Minimum Rent and Percentage Rent, collectively, shall be deemed to be the
amount which is  *   of Gross Sales, not to exceed the amount of Minimum Rent
and Percentage Rent, collectively, which would otherwise be due Landlord pursuant to the provisions of Section 3.1 and 3.2 hereof.

      23.5. Agreement Regarding Offer or Solicitation of Employment.

            23.5.1. As a material inducement for Landlord to enter into this Lease and in consideration of Tenant's right to operate its business at THE DISNEYLAND RESORT(R) PROJECT pursuant to this Lease, the rights granted to Tenant under this Lease and the other terms, covenants and conditions set forth in this Lease, Tenant agrees that it shall not (and agrees to cause its Affiliates not to), either alone or jointly, with or on behalf of others, either directly or indirectly, at any time during the Term and for a period of two (2) years following the expiration or sooner termination of this Lease (i) offer or solicit any employment, contract for services or similar engagement to or from any "Disney Salaried Employee" (as such term is hereinafter defined), or (ii) encourage or induce any Disney Salaried Employee to terminate, or otherwise suggest to or discuss with any Disney Salaried Employee the termination of, his or her employment or other business relationship with Landlord or any of its Affiliates, whether or not such Disney Salaried Employee would commit a breach of any contract of employment or services by reason of his or her terminating such employment or relationship with Landlord or its Affiliate. Tenant acknowledges and agrees that Disney would be irreparably harmed by any breach or threatened breach of this Section and, therefore, in addition to any other right or remedy which Landlord might have under this Lease or at law or in equity as a result of any such breach, Landlord shall be entitled to seek an injunction prohibiting Tenant (or its Affiliate, as the case may be) from any breach or threatened breach of this Section, and Tenant shall not (and shall cause its Affiliates not to) assert that an injunction is not a proper remedy.

            23.5.2. For the purpose of this Section, the term "DISNEY SALARIED EMPLOYEE" shall mean and refer to any person who is employed or retained by Landlord or any of its Affiliates and whose base compensation is primarily on a "salaried" (i.e., not by the hour) basis, and with whom Tenant or Tenant's Affiliates have had contact with in connection with the


* - Redacted Text - Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.



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opening or operation of Tenant's business at the Premises. Without limiting the generality of the foregoing, "salaried/non-exempt persons" (i.e., persons who receive a salary but who also may be entitled to additional compensation on an hourly basis for overtime or other extra work) shall be deemed to be "Disney Salaried Employees."

24.   MISCELLANEOUS PROVISIONS.

      24 1. End of Term.

            24.1.1. Tenant shall, on or before the last day of the Term or upon the sooner termination of the Term, peaceably and quietly surrender and deliver to Landlord the Premises, in good condition and repair, reasonable wear and tear (and damage by fire or other casualty if the termination is pursuant to Section 13 hereof) excepted, and free and clear of liens or encumbrances.

            24.1.2. Upon surrender, or upon the expiration or sooner termination of the Term hereof, whichever first occurs, title to the Premises shall thereupon, and without further act of either party, vest in Landlord, and Tenant shall promptly thereafter execute and deliver to Landlord such deed or bill of sale as Landlord may reasonably request. Such vestiture shall not constitute the payment of Rent or a payment in lieu of Rent by Tenant to Landlord.

            24.1.3. Provided Tenant is not in breach or default of its obligations under this Lease, Tenant may, at its cost, upon the expiration or sooner termination of this Lease, remove from the Premises its inventory, Furnishings (except fixtures affixed to the real property) Merchandise, Supplies and other items of personalty. If Tenant shall fail to so remove such personalty, Landlord may, at its option, either remove and dispose of any or all of the same at Tenant's expense or retain the same, in which latter event all right, title and interest therein shall pass to and vest in Landlord. Such vestiture shall not constitute the payment of Rent or a payment in lieu of Rent by Tenant to Landlord. Tenant shall repair any damage to Landlord's property resulting from such removal unless the damage is caused by Landlord or any of Landlord's Affiliates or any of their respective employees, agents, representatives or contractors.

            24.1.4. If Tenant holds over or refuses to surrender possession of the Premises in accordance with the provisions of this Lease, Landlord shall have the right, in addition to all other rights and remedies available to it, to treat such holding over as a tenancy at sufferance or a month-to-month tenancy. During such holding over period, Tenant shall be obligated to perform all of its obligations under this Lease (as if this Lease had not so expired or terminated), except that the Rent during the period of holding over shall be doubled. During any such holding over period, Landlord shall have no obligations of any nature whatsoever trader this Lease or otherwise to Tenant.

            24.1.5. If the Premises is not timely so surrendered, in addition to any other rights or remedies which Landlord may have hereunder or at law or in equity, Tenant shall pay to Landlord all expenses which Landlord may incur by reason thereof and, in addition, shall indemnify and hold harmless Landlord from and against all claims made against Landlord by any tenant or tenants succeeding to the Premises or any part thereof, founded upon delay by Landlord in delivering possession of the Premises to such tenant or tenants or upon the improper or

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inadequate condition of the Premises, to the extent that such delay or improper or inadequate condition is occasioned by the failure of Tenant to perform its said surrender obligations and/or to timely surrender the Premises. All property of Tenant or of any other person which shall remain in the Premises after the expiration or sooner termination of this Lease shall be deemed to have been abandoned and may be retained by Landlord as its property or be disposed of without accountability in such manner as Landlord may deem fit and, if the cost of any disposition exceeds any proceeds from the sale of such property, such cost shall be paid by Tenant to Landlord upon demand.

            24.2. Binding Effect.

The covenants, terms, conditions, provisions and undertakings in this Lease shall extend to and be binding upon the heirs, personal representatives, executors, administrators and permitted successors and assigns of the respective parties hereto.

            24.3. Estoppel Certificates.

Within ten (10) business days after a request by either party ("REQUESTING PARTY") to the other ("RECEIVING PARTY"), the Receiving Party shall execute and deliver to the Requesting Party an estoppel certificate in recordable form, which shall certify: (i) that the Requesting Party has fully and completely performed all of its duties and obligations under this Lease through the date of such certificate, or, if there has been any failure to perform, that the only failures are specifically described in the certificate; (ii) that this Lease has not been modified, and is in full force and effect, or, if there have been modifications, that this Lease is in full force and effect as modified, and that the only modifications are those specifically described in the certificate;
(iii) that there are no defenses, claims, counterclaims or rights of set-off against the enforcement of this Lease, or, if claimed, that they are all specifically described, as claimed, in the certificate; and (iv) the dates to which Minimum Rent and Percentage Rent due under this Lease have been paid. The certificate shall also include such other information as may be reasonably required by the Requesting Party.

            24.4. Rights Cumulative.

All rights, remedies, powers and privileges conferred under this Lease on the parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by Law.

            24.5. Attorneys' Fees.

In the event either party employs an attorney or brings an action against the other arising out of the terms of this Lease, the prevailing party (whether such prevailing party has been awarded a money judgment or not) shall receive from the other party (and the other party shall be obligated to pay) the prevailing party's reasonable legal fees and expenses (including the fees and expenses of experts and paraprofessionals), whether such fees and expenses are incurred before, during or after any trial, re-trial, re-hearing, mediation or arbitration, administrative proceedings, appeals or bankruptcy or insolvency proceedings, and irrespective of whether the prevailing party would have been entitled to such fees and expenses under applicable Law in the absence of this Section. Without limiting the generality of the foregoing, the term "EXPENSES" shall include expert witness fees, bonds, filing fees, administrative fees, transcriptions, depositions or proceedings,

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costs of discovery and travel costs. The term "PREVAILING PARTY" as used in this
Section shall mean that party whose positions substantially prevail in such action or proceeding, and any action or proceeding brought by either party against the other as contemplated in this Section may include a plea or request for judicial determination of the "prevailing party" within the meaning of this Section. In the event neither party substantially prevails in its positions in such action or proceeding, the court may rule that neither party has so substantially prevailed, in which event each party shall be responsible for its own fees and expenses in connection therewith. In addition, the fees and expenses for the services of "in-house" counsel (if any) shall be included within the prevailing party's fees and expenses as fully as if such in-house legal services were provided by an "outside" attorney or law firm as contemplated within this Section, irrespective of whether "outside" legal services are obtained in connection with such matter. The fees and expenses on the part of in-house counsel as aforesaid shall be determined based upon the prevailing hourly rates, fees and expenses for an attorney(s) of comparable experience in the Los Angeles, California area.

      24.6. Time of Essence.

Time is of the essence of this Lease. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Lease.

      24.7. Notices.

Any notice, demand, request, offer, consent, approval or communication to be provided under this Lease shall be in writing and shall be deemed received: (i) three (3) business days after it is deposited, postage prepaid, in the United States mail, certified or registered mail with a return receipt requested, addressed (as the case may be) to Landlord at Landlord's address shown herein, or to Tenant at the address of Tenant shown herein; (ii) the next delivery day after it is deposited for overnight delivery with a nationally recognized and reputable air courier addressed (as the case may be) to Landlord at Landlord's address shown herein, or to Tenant at the address of Tenant shown herein; or
(iii) the same day it is personally delivered (as the case may be) to Landlord at Landlord's address shown herein, or to Tenant at the address of Tenant shown herein. Either party may designate a different address for receiving notices hereunder by notice to the other party in accordance with the provisions of this Section. Tenant designates and appoints, as its agent to receive notice of all dispossessory or distraint proceedings and all notices required under this Lease, the general manager, assistant manager or person in charge of the Premises at the time the notice is given, and, if no person is in charge of the Premises at that time, such service of notice may be made by attaching the same, in lieu of mailing, on any entrance to the Premises.

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If to Landlord:             If sent by U.S. Mail:

                            Disneyland
                            1313 Harbor Blvd.
                            Anaheim, CA 92803-3232
                            Attention: Vice President
                            Downtown Disney

With a copy to:             Disneyland
                            1313 Harbor Blvd.
                            Anaheim, CA 92803-3232
                            Attention: General Counsel

                            and

                            The Walt Disney Company
                            500 South Buena Vista Street
                            Burbank, CA 91521-0171
                            Attention: Corporate Legal-Real Estate
                            Disneyland, Downtown Disney

If sent by receipted overnight delivery service:

                            Disneyland
                            1580 S. Disneyland Drive, Suite 200
                            Anaheim, CA 92802
                            Attention: Vice President, Downtown Disney

                            With a copy to:

                            Disneyland
                            1020 West Ball Road
                            Anaheim, CA 92803-3232
                            Attention: General Counsel

                            and
                            The Walt Disney Company
                            500 South Buena Vista Street
                            Burbank, CA 91521-0171
                            Attention: Corporate Legal-Real Estate
                            Disneyland, Downtown Disney

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If to Tenant:               Build-A-Bear Workshop, Inc.
                            1954 Innerbelt Business Center Drive
                            St. Louis, MO 63114-5760
                            Attention: Maxine Clark

With a copy to:             Michael E. Long
                            Blumenfeld, Kaplan & Sandweiss, P.C.
                            168 North Meramec Avenue
                            St. Louis, MO 63105

If any notice is tendered and is refused by the intended recipient, such notice shall nonetheless be considered to have been given and shall be effective as of the date provided herein.

      24.8. No Representations.

Tenant acknowledges that it has examined the Premises and that it is not relying upon any representation or warranty, either express or implied, made by Landlord or any of Landlord's Affiliates or any other person or entity in any way Affiliated with Landlord, or being or claiming to be an agent, employee or servant of Landlord, with respect to: the physical condition of the Premises, the ground, earth or subsoil conditions; the financial reports, data, analyses or projections that concern the proposed development, operation or projected occupancy of the Premises; the proposed construction of, or any agreement not to construct, any other facilities or amenities adjacent to, or in proximity to, the Premises (including, without limitation, the Attractions); any zoning or other applicable legal requirements; or any other matter or thing in respect of the subject matter of this Lease and/or the Exhibits hereto or the transaction and development contemplated hereby. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that Landlord makes no representation or warranty of any kind or nature whatsoever (any such warranty being hereby expressly disclaimed) with respect to any study, report, analysis, budget or other information given to Tenant, its agents or representatives by Landlord, its agents or representatives, and Tenant understands and agrees that all due diligence regarding the Premises or matters related thereto are the complete and sole responsibility of Tenant.

      24.9. Entire Agreement; No Offer.

This Lease contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof, and no representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in this Lease shall be of any force or effect. This Lease may be modified only by a written agreement executed by both parties with the same formalities as this Lease. All prior agreements or communications are and shall be merged into this Lease and shall have no force or effect. Neither any submission of this Lease by one party to the other, nor any correspondence or other communications between the parties in connection therewith, is intended or shall be deemed to constitute an offer of any kind or to create any obligations between the parties unless and until one or more duplicates of this Lease has been fully executed and delivered between the parties. Accordingly, any such submission or communications or correspondence between the parties or their respective agents or attorneys is

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intended only as non-binding discussions, and either party shall have the absolute right to withdraw from such discussions without any liability whatsoever to the other party.

      24.10. Severability.

If any clause or provision of this Lease is illegal, invalid or unenforceable under applicable present or future Laws effective during the Term, the remainder of this Lease shall not be affected. In lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable. Notwithstanding the foregoing, in the event any clause or provision of this Lease is illegal, invalid or unenforceable as aforesaid and the effect of such illegality, invalidity or unenforceability is that Landlord no longer has the substantial benefit of its bargain under this Lease, then, in such event, Landlord may in its discretion cancel and terminate this Lease upon providing at least ninety (90) days advance notice thereof to Tenant.

      24.11. Quiet Enjoyment.

Tenant shall, subject to the terms and conditions of this Lease, peaceably and quietly hold and enjoy the Premises during the Term without hindrance or interruption, so long as Tenant fully and completely keeps, observes, performs, satisfies and complies with all of the agreements, terms, covenants and conditions, requirements, provisions and restrictions of this Lease to be kept, observed, performed, satisfied and complied with by Tenant under this Lease and pays all Rent required to be paid by Tenant under this Lease.

      24.12. Confidentiality.

             24.12.1. Except as otherwise required by Law or the regulations of any securities exchange, Landlord and Tenant agree not to disclose Confidential Information to any third party other than to their respective directors, officers, employees and agents (and directors, officers, employees and agents of Affiliates) and advisors (including legal, financial and accounting advisors) (collectively, "REPRESENTATIVES"), as needed.

             24.12.2. Landlord and Tenant agree that they shall be responsible for any disclosure of Confidential Information by their respective Representatives that would constitute a breach of this Lease.

             24.12.3. In the event of any breach of this Section, the non-breaching party will be entitled, in addition to any other remedies that it may have at law or in equity, to injunctive relief or an order of specific performance,

             24.12.4. In the event this Lease (or any part thereof) is required to be disclosed or described in any manner due to the requirements of any applicable Law or the regulations of any securities exchange, Tenant shall, prior to any such disclosure or description, contact Landlord and provide Landlord with the full particulars of Tenant's belief that such disclosure or description is required. Following receipt of such notice, Landlord may (but shall not be obligated to) take such measures as Landlord shall deem necessary or desirable to challenge any such disclosure or description or to otherwise redact or minimize such disclosure or description

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as Landlord sees fit. In such event, Tenant shall fully cooperate with Landlord, it being understood and acknowledged by Tenant that Landlord regards this Lease as a trade secret and as Confidential Information. Alternatively, Landlord may authorize and direct Tenant to take such measures in Landlord's behalf in which event Tenant shall employ its best efforts in good faith to effectuate such authorization and direction.

            24.12.5. Tenant shall not discuss the terms of this transaction or Tenant's involvement in the Project with any third party including, without limitation, any member of the press or media. This restriction shall include making any press release.

            24.12.6. The provisions of this Section and the obligations of Tenant hereunder will survive the Expiration Date or sooner termination of this Lease for a period of two (2) years.

      24.13. Accord and Satisfaction.

Payment by any party, or receipt or acceptance by a receiving party, of any payment due hereunder in an amount less than the amount required to be paid hereunder shall not be deemed an accord and satisfaction, or a waiver by the receiving party of its right to receive and recover the full amount of such payment due hereunder, notwithstanding any statement to the contrary on any check or payment or on any letter accompanying such check or payment. The receiving parry may accept such check or payment without prejudice to the receiving party's right to recover the balance of such payment due hereunder or to pursue any other legal or equitable remedy provided in this Lease.

      24.14. No Merger.

There shall be no merger of this Lease or the leasehold estate created hereby with the fee simple estate in the Premises or any part thereof, by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, and the fee simple estate in the Premises or any interest in such fee simple estate; and this Lease shall not be terminated except as expressly provided herein.

      24.15. Counterparts.

This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

      24.16. Usury Compliance.

Tenant and Landlord intend and hereby agree to comply with any and all applicable usury Laws. Accordingly, notwithstanding anything to the contrary set forth in this Lease or any other document executed or delivered in connection therewith, neither the Applicable Rate nor any late fees nor any other charges which may be characterized as interest under applicable Law shall exceed the maximum rate of interest permitted under applicable Law, as it exists from time to time. Landlord agrees not to knowingly collect or charge interest which will render any effective interest rate payable with respect to any Minimum Rent, Percentage Rent or other sum under this Lease usurious under applicable Law, and Tenant agrees to give Landlord notice of such fact in

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

advance of any payment or payments which would render the effective interest rate payable hereunder usurious to the extent Tenant is or becomes aware of such fact. If Landlord receives any payment which constitutes interest hereunder (whether denominated as interest or as other costs, charges and fees which are characterized as interest under applicable Law) in excess of the maximum lawful rate of interest payable with respect to any Minimum Rent, Percentage Rent or other sum under this Lease, then the amount of interest so received by Landlord in excess of the then maximum lawful rate of interest shall, at the sole option and discretion of Landlord: (i) be forgiven to the extent of such illegal excess; or (ii) constitute an advance prepayment of Rent designated by Landlord and shall thereby be applied in full or partial (as the case may be) reduction of the then outstanding balance hereunder of such Rent.

      24.17. Governing Law.

This Lease shall be governed by, and construed in accordance With, the laws of the State of California. In the event of any litigation involving this Lease, other than litigation between Landlord and Tenant instituted by Landlord regarding the enforcement of Landlord's rights in other jurisdictions, venue for such litigation shall be vested exclusively either in the California State Circuit Court for Orange County, California, or in the applicable Federal Court having jurisdiction in Orange County, California. In the event litigation is filed in other jurisdictions relating to this Lease, as otherwise permitted above, the parties hereto hereby agree that it is their intent that other jurisdictions employ their choice of law rules so as to construe the meaning and enforceability of this Lease in their jurisdiction in accordance with California Law.

      24.18. Recordation of Lease.

Neither this Lease nor any memorandum hereof may be recorded by Tenant without first obtaining Landlord's approval, which approval may be withheld by Landlord in Landlord's sole discretion. Upon Landlord's request, Tenant shall record a memorandum of lease in the public records of Orange County, California in a form and substance satisfactory to Landlord, within thirty (30) days of the Execution Date of this Lease. Landlord shall pay the recording costs. In the event of a discrepancy between the provisions of this Lease and the memorandum of lease, the provisions of this Lease shall prevail. Any attempted recordation of this Lease or any memorandum hereof by Tenant without having obtained Landlord's written approval, which approval may be granted or denied in Landlord's sole discretion, shall, at Landlord's option, constitute an Event of Default under this Lease.

      24.19. Waiver of Right of Redemption.

To the extent permitted by Law, Tenant, for itself and for all persons claiming by, through or under it, hereby expressly waives any and all rights which are or may be conferred upon Tenant by any present or future Law, including, without limitation, relief from forfeiture as provided for by Section 1174,1179 and 3275 of the California Code of Civil Procedure, to redeem the Premises and/or the Furnishings after termination of this Lease or after any warrant to dispossess or judgment in ejectment or summary proceedings or after re-entry upon the Premises by Landlord and reacquisition of possession of the Premises and the Furnishings by Landlord, by summary proceedings.

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      24.20. Headings.

The use of headings, captions and numbers in this Lease is solely for the convenience of identifying and indexing the various Sections and shall in no event be considered in construing or interpreting any provision in this Lease. References in this Lease to a given Article shall be construed as a reference to the entirety of such Article; references to any Section or subsection shall be construed to include all provisions contained in such Section or subsection.

      24.21. Relationship Disclaimer.

The parties hereby acknowledge that it is not their intention to create between themselves a partnership, joint venture, fiduciary or employment or agency relationship for the purposes of demising the Premises, or for any other purpose whatsoever. Accordingly, notwithstanding any expressions or provisions contained herein or in any other document, nothing in this Lease or in any documents executed or delivered or to be executed or delivered shall be construed or deemed to create, or to express an intent to create, a partnership, joint venture, fiduciary or employment or agency relationship of any kind or nature whatsoever between the parties hereto.

      24.22. No Third Party Beneficiaries.

Nothing in this Lease is intended or shall be deemed to confer any rights or benefits upon any entity or person other than the parties hereto or to make or render any such other entity or person a third-party beneficiary of this Lease, except rights contained herein for the benefit of a Fee Mortgagee.

      24.23. Broker and Commission.

With the exception of Hycel Properties, which was retained by and will paid solely by Tenant pursuant to a separate written agreement, all negotiations relative to this Lease and the demise of the Premises as contemplated by and provided for in this Lease have been conducted by and between Landlord and Tenant without the intervention of any person or other party as agent or broker. Landlord represents and warrants to Tenant that there are and will be no broker's commissions or fees payable in connection with this Lease or the demise of the Premises by reason of Landlord's dealings, negotiations or communications. Tenant represents and warrants to Landlord that, other than a brokerage commission due Hycel Properties, which Tenant shall pay in full pursuant a separate written agreement between Tenant and Hycel Properties, there are and will be no broker's commissions or fees payable in connection with this Lease or the demise of the Premises by reason of Tenant's dealings, negotiations or communications. Landlord and Tenant shall, and do each hereby, indemnify, defend and hold harmless the other from and against the claims, demands, actions and judgments of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Lease or the demise of the Premises.

      24.24. Consent or Approval of Landlord.

            24.24.1. Tenant hereby acknowledges that Landlord has a very substantial interest in maintaining the image, reputation, aesthetic appearance, and quality of, and harmony

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among, the Premises and the properties owned by Landlord or by Landlord's
Affiliates. Accordingly, except where otherwise expressly stated in this Lease to the contrary, each and every term or provision of this Lease which requires or which refers to (as the case may be): (i) the approval or consent of Landlord; or (ii) the satisfaction, judgment, opinion or discretion of Landlord, shall mean that any such approval or consent, or any such satisfaction, judgment, opinion or discretion (as the case may be), shall be subject to the sole and absolute discretion of Landlord. In addition, no provision of this Lease which may require or permit Landlord to state reasons for denial of any submission or request shall be construed as a specific statement that any matter is subject to the reasonable approval, consent, satisfaction, judgment, opinion or discretion of Landlord.

            24.24.2. With respect to those terms or provisions of this Lease in which Landlord is obligated to use its reasonable discretion, judgment or approval, if Landlord unreasonably or arbitrarily withholds its consent, approval or acknowledgment of satisfaction or judgment in respect of any such matter, Landlord shall have no liability in connection with such withholding or delay except that: (i) Landlord shall be deemed to have granted such consent or approval if a court or other body of competent jurisdiction finally determines (i.e., a final, non-appealable order) that Landlord withheld same unreasonably; and (ii) if such court or other body determines in such final order that Landlord acted in bad faith in withholding such consent, the foregoing exculpatory language contained in this subsection shall not apply.

            24.24.3. With respect to any contractor, supplier, service provider or other third person or party who is subject to the prior approval of Landlord, such approval shall not be intended (nor shall it be deemed) to constitute any representations, warranty, assurance, affirmation or other statement on the part of Landlord regarding the quality, efficiency, honesty, integrity, ability or other characteristic or aspect of any such person or party, it being understood and agreed that Tenant shall be solely responsible for its own due diligence regarding such matters and that Landlord shall in all events be entitled to assume that Tenant shall have first undertaken such due diligence appropriate to the circumstances before Tenant presents any such person or party to Landlord for Landlord's approval.

      24.25. Force Majeure.

Except as otherwise expressly provided in this Lease, and except with respect to any failure to pay any sum due hereunder as a result of bankruptcy, insolvency or refusal or inability to pay, if either party shall be delayed or hindered in whole or in part, or prevented from, the performance of any non-monetary covenant or obligation hereunder as a result of acts of God, fire or other casualty, earthquake, hurricane, flood, epidemic, landslide, enemy act, war, riot, intervention by civil or military authorities of government, insurrection or other civil commotion, general unavailability of certain materials, strikes, boycotts, lockouts, labor disputes or work stoppage beyond the control of either party hereto, then the performance of such covenant or obligation, shall be excused for the period of such delay, hindrance or prevention and the period of the performance of such covenant or obligation shall be extended by the number of days equivalent to the number of days of such delay, hindrance or prevention.

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      24.26. Landlord's Lien.

TO SECURE THE PAYMENT OF ALL RENT DUE AND TO BECOME DUE HEREUNDER AND THE FAITHFUL PERFORMANCE OF THIS LEASE BY TENANT, TENANT HEREBY GIVES TO LANDLORD AN EXPRESS CONTRACT LIEN AND SECURITY INTEREST ON ALL PROPERTY (INCLUDING, WITHOUT LIMITATION, TENANT'S MERCHANDISE, INVENTORY, SUPPLIES, ETC.) WHICH MAY BE PLACED IN THE PREMISES, AND ALSO UPON ALL PROCEEDS OF ANY INSURANCE WHICH MAY ACCRUE TO TENANT BY REASON OF DESTRUCTION OF OR DAMAGE TO ANY SUCH PROPERTY, SUBJECT TO ONLY TO A FIRST PRIORITY PURCHASE MONEY LIEN ON MERCHANDISE, INVENTORY AND SUPPLIES (BUT IN NO EVENT ON FIXTURES) IN FAVOR OF FIRSTAR BANK OR ANOTHER BONA FIDE THIRD PARTY LENDER. SUCH PROPERTY SHALL NOT BE REMOVED THEREFROM WITHOUT THE WRITTEN CONSENT OF LANDLORD UNTIL ALL ARREARAGES IN RENT THEN DUE TO LANDLORD HEREUNDER SHALL FIRST HAVE BEEN PAID. ALL EXEMPTION LAWS ARE HEREBY WAIVED IN FAVOR OF SAID LIEN AND SECURITY INTEREST. THIS LIEN AND SECURITY INTEREST IS GIVEN IN ADDITION TO LANDLORD'S STATUTORY LIEN AND SHALL BE CUMULATIVE THERETO. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, THIS LIEN MAY BE FORECLOSED WITH OR WITHOUT COURT PROCEEDINGS BY PUBLIC OR PRIVATE SALE, PROVIDED LANDLORD GIVES TENANT AT LEAST THIRTY (30) DAYS NOTICE OF THE TIME AND PLACE OF SAID SALE, AND LANDLORD SHALL HAVE THE RIGHT TO BECOME THE PURCHASER, UPON BEING THE HIGHEST BIDDER AT SUCH SALE. CONTEMPORANEOUS WITH THE EXECUTION OF THIS LEASE (AND IF REQUESTED HEREAFTER AT ANY TIME BY LANDLORD), TENANT SHALL EXECUTE AND DELIVER TO LANDLORD UNIFORM COMMERCIAL CODE FINANCING STATEMENTS IN SUFFICIENT FORM SO THAT WHEN PROPERLY FILED, THE SECURITY INTEREST HEREBY GIVEN SHALL THEREUPON BE PERFECTED. IF REQUESTED HEREAFTER BY LANDLORD, TENANT SHALL ALSO EXECUTE AND DELIVER TO LANDLORD UNIFORM COMMERCIAL CODE FINANCING
STATEMENT CHANGE INSTRUMENTS IN SUFFICIENT FORM TO REFLECT ANY PROPER AMENDMENT OR MODIFICATION IN OR EXTENSION OF THE AFORESAID CONTRACT LIEN AND THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE STATE OF CALIFORNIA FROM TIME TO TIME.

      24.27. Construction of Lease.

This Lease has been fully reviewed and negotiated by the parties hereto and their respective counsel. Accordingly, in interpreting this Lease, no weight shall be placed upon which party hereto or its counsel drafted the provisions being interpreted.

      24.28. No Waiver.

No release, discharge or waiver of any provision hereof shall be enforceable against or binding upon Landlord or Tenant unless in writing and executed by Landlord or Tenant, as the case may be. Neither the failure of Landlord or Tenant to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof, nor the acceptance of Rent by Landlord with

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knowledge of a breach of this Lease by Tenant in the performance of its obligations hereunder, shall be deemed a waiver of any rights or remedies that Landlord or Tenant may have or a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions.

      24.29. Easements for Air, Light and View.

Tenant acknowledges that this Lease does not create, nor will Tenant have, any express or implied easements for, or other rights to, air, light or view over or about the Premises.

      24.30. Joint and Several Liability.

If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal Law, subject to personal liability, the liability of each such member shall be joint and several.

      24.31. Rules of Interpretation.

Except as otherwise expressly provided in this Lease, the following rules shall apply hereto: (i) the singular includes the plural and the plural includes the singular; (ii) "or" is not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes any permitted supplements and amendments; (iv) a reference in this Lease to a section or exhibit is to the section of or exhibit to this Lease unless otherwise expressly provided; (v) a reference to a section or Section in this Lease shall, unless the context clearly indicates to the contrary, refer to all sub-parts or sub-components of any said section or paragraph; (vi) words such as "hereunder", "hereto", "hereof", and "herein", and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Lease and not to any particular clause hereof; (vii) the headings of the articles or sections and the numbering or position thereof are for convenience only and shall not in any way be deemed to affect the meaning of this Lease;
(viii) a reference in this Lease to a "person" or "party" (whether in the singular or the plural) shall (unless otherwise indicated herein) include both natural persons and unnatural persons (including, but not limited to, corporations, partnerships, limited liability companies or partnerships, trusts, etc.); (ix) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and (x) any reference in this Lease to a "business day" shall include each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in Los Angeles are closed.

      24.32. Survival.

Notwithstanding anything to the contrary contained in this Lease, the provisions (including, without limitation, covenants, agreements, representations, warranties, obligations and liabilities described therein) of this Lease which from their sense and context are intended to survive the expiration or sooner termination of this Lease shall survive such expiration or sooner termination

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of this Lease and continue to be binding upon the applicable party including, without limitation, any indemnity and defense which arise due to an occurrence which occurred prior to the termination of this Lease or any obligation of either party to pay money to the other and any audit or review rights granted in connection therewith.

      24.33. Exhibits.

The exhibits referred to in, and attached to, this Lease are hereby incorporated in full by reference. Unless otherwise expressly provided in the exhibit or the body of this Lease, in the event of any conflict or inconsistency with the provisions contained in the body of this Lease and the exhibits, the provisions contained in the body of this Lease shall control.

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      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed on the date set forth below.

                            LANDLORD:

                            WALT DISNEY WORLD CO.,
                            a Florida corporation

                            By: /s/ Cynthia Harriss
                                -----------------------
                            Printed Name: CYNTHIA HARRISS
                            Title: President
                            Date of Execution: 6/21/01

                            TENANT:

                            BUILD-A-BEAR WORKSHOP, INC.
                            a Delaware corporation

                            By:/s/ Maxine Clark
                               -------------------
                            Printed Name: MAXINE CLARK
                            Title: President/CEO
                            Date of Execution: 6/17/01

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